AMENDED AND RESTATED CREDIT AGREEMENT

                                      among

                             METRIS COMPANIES INC.,


                  THE LENDERS FROM TIME TO TIME PARTIES HERETO,


               THE CHASE MANHATTAN BANK, as Administrative Agent,


                  BANK OF AMERICA, N.A., as Syndication Agent,


          DEUTSCHE BANK AG, NEW YORK BRANCH, as Co-Documentation Agent,


            U.S. BANK NATIONAL ASSOCIATION, as Co-Documentation Agent

                                       and

                         BARCLAYS BANK PLC, as Co-Agent

                            Dated as of July 21, 2000

            CHASE SECURITIES INC., as Lead Arranger and Book Manager

                                TABLE OF CONTENTS


                                                                            Page

ARTICLE I.

         Definitions...........................................................1
         SECTION 1.01  Defined Terms...........................................1
         SECTION 1.02  Classification of Loans and Borrowings.................20
         SECTION 1.03  Terms Generally........................................20

ARTICLE II.

         The Credits..........................................................21
         SECTION 2.01 Commitments.............................................21
         SECTION 2.02 Loans and Borrowings....................................22
         SECTION 2.03 Borrowing Procedure.....................................23
         SECTION 2.04 Continuances and Conversions of Loans...................24
         SECTION 2.05 Fees....................................................25
         SECTION 2.06 Evidence of Debt; Repayment of Loans....................26
         SECTION 2.07 Interest on Loans.......................................26
         SECTION 2.08 Default Interest........................................27
         SECTION 2.09 Alternate Rate of Interest..............................27
         SECTION 2.10. Termination and Reduction of Commitments; Increase of
                       Commitments............................................27
         SECTION 2.11. Prepayment.............................................28
         SECTION 2.12. Reserve Requirements; Change in Circumstances..........29
         SECTION 2.13. Change in Legality.....................................30
         SECTION 2.14. Letters of Credit......................................31
         SECTION 2.15. Indemnity..............................................34
         SECTION 2.16. Pro Rata Treatment.....................................34
         SECTION 2.17. Sharing of Setoffs.....................................34
         SECTION 2.18. Payments...............................................35
         SECTION 2.19. Taxes..................................................35

ARTICLE III.

         Representations and Warranties.......................................38
         SECTION 3.01 Organization; Powers....................................38
         SECTION 3.02 Authorization...........................................38
         SECTION 3.03 Enforceability..........................................38
         SECTION 3.04 Governmental Approvals..................................38
         SECTION 3.05 Financial Statements....................................38
         SECTION 3.06 No Material Adverse Change..............................39
         SECTION 3.07 Title to Properties; Possession Under Leases............39
         SECTION 3.08 Subsidiaries............................................39
         SECTION 3.09 Litigation; Compliance with Laws........................39
         SECTION 3.10. Agreements.............................................39
         SECTION 3.11. Federal Reserve Regulations............................40
         SECTION 3.12. Investment Company Act; Public Utility Holding
                       Company Act............................................40
         SECTION 3.13. Use of Proceeds........................................40
         SECTION 3.14. Tax Returns............................................40
         SECTION 3.15. No Material Misstatements..............................40
         SECTION 3.16. Employee Benefit Plans.................................41
         SECTION 3.17. Environmental Matters..................................41
         SECTION 3.18. Security Interests.....................................41

ARTICLE  IV.

         Conditions of Lending................................................42
         SECTION 4.01 Conditions to Effectiveness.............................42
         SECTION 4.02 Conditions to All Loans.................................43

ARTICLE V.

         Affirmative Covenants................................................43
         SECTION 5.01  Existence; Businesses and Properties...................43
         SECTION 5.02  Insurance..............................................44
         SECTION 5.03  Obligations and Taxes..................................44
         SECTION 5.04  Financial Statements, Reports, etc.....................44
         SECTION 5.05  Litigation and Other Notices...........................46
         SECTION 5.06  Employee Benefits......................................46
         SECTION 5.07  Maintaining Records; Access to Properties and
                       Inspections............................................47
         SECTION 5.08  Further Assurances.....................................47
         SECTION 5.09  Information Regarding Collateral.......................48
         SECTION 5.10. Sale of Accounts.......................................48
         SECTION 5.11. Regulatory Capital.....................................48

ARTICLE VI.

         Negative Covenants...................................................49
         SECTION 6.01  Financial Covenants....................................49
         SECTION 6.02  Limitations on Indebtedness............................49
         SECTION 6.03  Liens..................................................51
         SECTION 6.04  Sale and Lease-Back Transactions.......................52
         SECTION 6.05  Mergers, Consolidations, and Sales of Assets...........52
         SECTION 6.06  Investments, Loans, Advances and Guarantees............53
         SECTION 6.07  Restricted Payments; Certain Payments of Indebtedness..55
         SECTION 6.08  Disposition of Assets..................................55
         SECTION 6.09  Transactions with Affiliates...........................56
         SECTION 6.10. Amendment of Material Documents........................56
         SECTION 6.11. Limitations on Restrictions on Dividends...............56
         SECTION 6.12. Limitation on Negative Pledge Clauses..................57
         SECTION 6.13. Changes in Fiscal Periods..............................57
         SECTION 6.14. Limitations on Lines of Business.......................57
         SECTION 6.15. Certain Matters Related to Accounts....................57

ARTICLE VII.

         Events of Default....................................................58

ARTICLE VIII.

         The Administrative Agent.............................................61

ARTICLE IX.

         Miscellaneous........................................................64
         SECTION 9.01  Notices................................................64
         SECTION 9.02  Survival of Agreement..................................64
         SECTION 9.03  Binding Effect.........................................64
         SECTION 9.04  Successors and Assigns.................................64
         SECTION 9.05  Expenses; Indemnity....................................67
         SECTION 9.06  Right of Setoff........................................68
         SECTION 9.07  Applicable Law.........................................68
         SECTION 9.08  Waivers; Amendment.....................................68
         SECTION 9.09  Interest Rate Limitation...............................69
         SECTION 9.10. Entire Agreement.......................................69
         SECTION 9.11. Waiver of Jury Trial...................................69
         SECTION 9.12. Severability...........................................69
         SECTION 9.13. Counterparts...........................................69
         SECTION 9.14. Headings...............................................69
         SECTION 9.15. Jurisdiction; Consent to Service of Process............70
         SECTION 9.16. Confidentiality........................................70
         SECTION 9.17. Releases of Guarantees and Liens.......................71
         SECTION 9.18. Effect of Amendment and Restatement of the Existing
                       Credit Agreement.......................................71

Exhibits

Exhibit A         Form of Borrowing Request
Exhibit B         Form of Borrower Security Agreement
Exhibit C         Form of Assignment and Acceptance
Exhibit D-1       Form of Pledge Agreement
Exhibit D-2       Form of Amendment to Pledge Agreement
Exhibit D-3       Form of Pledge Agreement Reaffirmation
Exhibit E         Form of Subsidiary Guaranty
Exhibit F         Form of Non-Bank Certificate
Exhibit G         Form of Borrowing Base Certificate
Exhibit H         Form of Subsidiary Security Agreement
Exhibit I         Form of Exemption Certificate
Exhibit J         Form of Securities Account Control Agreement

Schedules

Schedule 2.01     Commitments
Schedule 2.14     Letters of Credit
Schedule 3.08     Subsidiaries
Schedule 3.09     Litigation
Schedule 3.14     Tax Returns
Schedule 3.18     UCC Filings
Schedule 6.02     Indebtedness
Schedule 6.03     Liens
Schedule 6.06     Investments

                   AMENDED AND RESTATED CREDIT AGREEMENT (this
        "Agreement"), dated as of July 21, 2000 among METRIS COMPANIES INC., a Delaware corporation (the "Borrower"), the banks and other financial institutions from time to time parties hereto (the "Lenders"), BANK OF AMERICA, N.A., as Syndication Agent (in such capacity, the "Syndication Agent"), DEUTSCHE BANK AG, NEW YORK BRANCH, as co-documentation agent, and U.S. BANK NATIONAL ASSOCIATION, as co-documentation agent (collectively in such capacity, the "Co-Documentation Agents"), BARCLAYS BANK PLC as co-agent (in such capacity, the "Co-Agent"), and THE CHASE MANHATTAN BANK, as administrative agent for the Lenders.

     The Borrower has requested the Lenders to continue to extend credit to the Borrower in an aggregate principal amount of up to $270,000,000, of which (i) $100,000,000 shall be in the form of term loans, (ii) $170,000,000 minus the LC Exposure shall be available in the form of revolving credit loans and (iii) up to $50,000,000 shall be available in the form of letters of credit. The proceeds of all such borrowings and such letters of credit are to be used by the Borrower and its subsidiaries to provide working capital and for other general corporate purposes in the ordinary course of business, including for permitted business acquisitions. The Lenders are willing to continue to extend such credit to the Borrower on the terms and subject to the conditions herein set forth.

     Accordingly, the Borrower, the Lenders and the Administrative Agent agree as follows:

                                   ARTICLE I.

                                  Definitions
                                  -----------

     SECTION 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

     "ABR Borrowing" shall mean a Borrowing comprised of ABR Revolving Loans.

     "ABR Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate.

     "Accounts" shall mean all accounts (excluding credit cardholder accounts but not excluding accounts receivable arising therefrom), accounts receivable, other receivables, contract rights, chattel paper, and related instruments and documents, insurance claims and proceeds, and notes, whether now owned or hereafter acquired by the Borrower or any Subsidiary.

     "Additional Lender" shall have the meaning assigned to such term in Section 2.10(d).

     "Adjusted Pre-Tax Income" shall mean, for any period, Consolidated Net Income for such period, plus, without duplication and to the extent deducted in calculating Consolidated Net Income for such period, the sum of (a) income tax expense and (b) provisions for loan losses on a managed basis, and minus, without duplication and to the extent added in calculating Consolidated Net Income the sum of (i) charge-offs in respect of Managed Accounts Receivable and
(ii) extraordinary gains and gains on securitization transactions to the extent such gains exceed related fees.

     "Administrative Agent" shall mean The Chase Manhattan Bank, together with its affiliates, as the arranger of the Commitments and as the agent for the Lenders under this Agreement and the other Loan Documents.

     "Administrative Agent Fees" shall have the meaning assigned to such term in
Section 2.05(b).

     "Advance Rate" shall mean, at any time, the advance rate percentage set forth below corresponding to the Receivables Ratio at such time

                    Receivables Ratio                Advance Rate
                    -----------------                ------------

                    <0.50%                           85.0%
              > or = 0.50%  < 1.50%                  90.0%
              > or = 1.50%                           92.5%

     "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be presumed conclusive absent manifest error but subject to rebuttal by the Borrower) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

     "Applicable Rate" shall mean, (a) with respect to Tranche B Term Loans comprising (i) any ABR Borrowing, 2.25% and (ii) any Eurodollar Borrowing, 3.25% and (b) with respect to the LC Fee, the Revolving Loans and the Commitment Fee, the applicable percentage per annum set forth below based upon the ratings by S&P and Moody's, respectively, applicable on such date to the Index Debt:


                                          ABR         Eurodollar      Commitment
     Rating                            Borrowings     Borrowings         Fees
     ------                            ----------     ----------         ----

Category 1
----------

BB+/Ba1 .............................      1.25%         2.25%          0.325%
or above

Category 2
----------

BB/Ba2 ..............................      1.50%         2.50%          0.375%

Category 3
----------

BB-/Ba3 .............................      1.75%         2.75%          0.500%

Category 4
----------

B+ or below/B1 or ...................      2.00%         3.00%          0.625%
below/unrated

     For purposes of the foregoing, (i) if at any time either S&P or Moody's shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then Category 4 shall apply; (ii) if the ratings established or deemed to have been established by S&P or Moody's for the Index Debt shall fall within different Categories, the numerically higher Category (with Category 4 being the numerically highest Category) shall apply; and (iii) if any rating established or deemed to have been established by S&P or Moody's shall be changed (other than as a result of a change in the rating system of S&P or Moody's), such change shall be effective as of the date on which such change is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P or Moody's shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the nonavailability of ratings from such rating agency (and pending the effectiveness of such amendment, the Applicable Rate will be determined by reference to the rating most recently in effect from such rating agency).

     "Approved Fund" shall mean with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "Assessment Rate" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Administrative Agent's domestic offices.

     "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit C.

     "Available Cash Investment Basket" shall mean, as of any date of determination, $100,000,000 minus the aggregate amount expended in cash on or prior to such date in connection with any Investment made pursuant to Section 6.06(l), (m) or (n).

     "Available Commitment" shall mean, with respect to any Lender at any time, the difference between such Lender's Revolving Commitment and its Revolving Exposure at such time.

     "Available Total Investment Basket" shall mean, as of any date of determination, $150,000,000 minus the aggregate amount expended (whether in the form of cash or Capital Stock of the Borrower) on or prior to such date in connection with any Investment made pursuant to Section 6.06(k), (l), (m) or
(n).

     "Bank Regulatory Authority" shall mean the Board, the Comptroller of the Currency, the Federal Deposit Insurance Corporation and all other relevant bank regulatory authorities (including, without limitation, relevant state bank regulatory authorities).

     "Big Five Accounting Firm" shall mean any of PricewaterhouseCoopers LLP, Arthur Andersen LLP, Ernst & Young LLP, KPMG Peat Marwick LLP and Deloitte & Touche LLP or their respective successors.

     "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

     "Borrower Security Agreement" shall mean the Borrower Security Agreement, substantially in the form of Exhibit B hereto, made by the Borrower in favor of the Administrative Agent, as such agreement may be amended, supplemented, modified or restated from time to time as permitted thereby or replaced by a comparable agreement.

     "Borrowing" shall mean Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

     "Borrowing Base" shall mean, at any time, an amount equal to the sum of (i) the product of (x) Managed Accounts Receivable (other than Managed Accounts Receivable of DMCCB or any other Depositary Institution, which Managed Accounts Receivable have not been sold to the Borrower or any other Subsidiary of the Borrower) times (y) the Advance Rate and (ii) 95% of the fair market value of Permitted Investments then held by the Borrower or any of its Subsidiaries (other than a Depositary Institution or an insurance company or other regulated financial institution or in a Receivables Transfer Subsidiary) in which Permitted Investments the Administrative Agent has a perfected first priority security interest pursuant to the Securities Account Control Agreement or other documentation satisfactory to it, excluding cash, Permitted Investments of the type described in clause (e) of the definition thereof and Permitted Investments in any Affiliate of the Borrower or any of its Subsidiaries. The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent, absent any error in such Borrowing Base Certificate.

     "Borrowing Base Certificate" shall mean a certificate in the form of Exhibit G or any other form approved by the Administrative Agent, together with all attachments contemplated thereby.

     "Borrowing Request" shall mean a request by the Borrower for a Borrowing in accordance with Section 2.03.

     "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are permitted to open for business in New York City; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Capital Lease" shall have the meaning given such term in the definition of Capital Lease Obligation.

     "Capital Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease (a "Capital Lease") of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP consistently applied and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP consistently applied.

     "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing; provided that Capital Stock shall not include any certificates or other interests in or issued by a trust or other conduit in connection with a Receivables Transfer Program but shall include the T.H. Lee Preferred Stock.

     A "Change in Control" shall be deemed to have occurred if (a) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Borrower, (b) at any time, individuals who on the Effective Date were directors of the Borrower (together with any replacement or additional directors nominated or appointed by the majority of directors then in office) cease to constitute a majority of the Board of Directors of the Borrower or (c) a "Change of Control" shall occur as defined in the Senior Note Indenture.

     "Class", when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Tranche B Term Loans or Incremental Loans, and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or a Tranche B Term Loan Commitment.

     "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

     "Collateral" shall mean any and all "Collateral", as defined in any applicable Collateral Document.

     "Collateral Documents" shall mean the Borrower Security Agreement, the Subsidiary Security Agreement, the Securities Account Control Agreement, the Pledge Agreement and the executed stock powers referred to therein and any other agreement or instrument pursuant to which any Loan Party grants a security interest in any of its property or assets to the Administrative Agent.

     "Commitment" shall mean a Revolving Commitment or a Tranche B Term Loan Commitment, or any combination thereof (as the context requires), and, any commitments in respect of Incremental Loans to the extent and from the date extended pursuant to Section 2.10(d).

     "Commitment Fee" shall have the meaning assigned to such term in Section 2.05(a).

     "Commitment Increase Agreement" shall have the meaning assigned to such term in Section 2.01(d).

     "Consolidated Net Income" shall mean, for any period, the net income of the Borrower and its consolidated Subsidiaries, as determined on a consolidated basis in conformity with GAAP consistently applied.

     "Consolidated Net Worth" shall mean, as at any date of determination, the sum of (a) the consolidated stockholders' equity of the Borrower and its Subsidiaries and (b) the amount of the T.H. Lee Preferred Stock, in the case of clauses (a) and (b) as determined on a consolidated basis in conformity with GAAP consistently applied.

     "Consolidated Tangible Net Worth" shall mean, as at any date of determination, Consolidated Net Worth, (a) plus, to the extent deducted in determining Consolidated Net Worth, noncash restructuring charges taken in connection with any Investment (other than with respect to Accounts) provided that (i) the amount described in this clause (a) shall not at any time exceed $50,000,000 and (ii) in the event that cash expenditures are made in connection with any such charges, the amount described in this clause (a) shall be reduced by a like amount, and (b) minus, to the extent reflected in determining Consolidated Net Worth, the sum of (without duplication) (i) all write-ups subsequent to March 31, 2000 in the book value of any asset by the Borrower or any of its Subsidiaries, (ii) all investments in Persons that are not consolidated Subsidiaries and (iii) all unamortized debt discount and expense (other than unamortized fees), unamortized deferred charges (except to the extent offset by deferred income), goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets (all items of the type referred to in clause (b) above being referred to herein as "Intangibles").

     "Consolidated Total Assets" shall mean, at any date of determination, the consolidated total assets of the Borrower and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP consistently applied.

     "Consolidated Total Revenues" shall mean, for any period, the consolidated total revenues of the Borrower and its Subsidiaries, as determined on a consolidated basis in conformity with GAAP consistently applied.

     "Control" shall have the meaning given such term in Rule 12b-2 under the Exchange Act and "Controlling" and "Controlled" shall have meanings correlative thereto.

     "Credit Card Bank" shall mean DMCCB and any other Person that issues credit cards to be formed or acquired by the Borrower or one of the Subsidiaries.

     "Credit Event" shall mean each Borrowing, each issuance of a Letter of Credit and each amendment of a Letter of Credit that increases the principal amount thereof.

     "Credit Loss Reserves" shall mean, at any date of determination, the amount of reserves for credit losses in respect of Managed Accounts Receivable.

     "Cumulative Consolidated Net Income" shall mean, as at any date of determination, the aggregate net income of the Borrower and its consolidated Subsidiaries, as determined on a consolidated basis in conformity with GAAP consistently applied ("Net Operating Income"), for each fiscal quarter of the Borrower commencing with the fiscal quarter ended March 31, 2000 and ending with the fiscal quarter most recently ended on or prior to such date of determination, provided that "Cumulative Consolidated Net Income" shall be determined exclusive of any fiscal quarter of the Borrower for which Net Operating Income is less than zero.

     "Cumulative Securitization Gains" shall mean cumulative gains on securitization transactions to the extent such gains exceed cumulative related fees, to the extent the foregoing are first reflected on a consolidated balance sheet of the Borrower and its Subsidiaries on or after March 31, 2000, as determined on a consolidated basis in conformity with GAAP consistently applied to the extent applicable.

     "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

     "Depositary Institution" shall mean any Person that is a bank, savings and loan or similar financial institution.

     "Designated Debt" shall mean, as at any date, all obligations of the Borrower and its consolidated Subsidiaries which are (or, as of such date, should be) accounted for as indebtedness on a consolidated balance sheet of the Borrower in conformity with GAAP consistently applied whether such obligations are classified as long-term or short-term under GAAP consistently applied.

     "DI Consolidated Net Worth" shall mean, as at any date of determination, with respect to any Depositary Institution, the consolidated stockholders' equity of such Depositary Institution and its Subsidiaries, as determined on a consolidated basis in conformity with GAAP consistently applied.

     "DI Consolidated Tangible Net Worth" shall mean, as at any date of determination, with respect to any Depositary Institution, DI Consolidated Net Worth of such Depositary Institution less (to the extent reflected in determining such DI Consolidated Net Worth) Intangibles.

     "DI Cumulative Securitization Gains" shall mean, with respect to any Depositary Institution, cumulative gains on securitization transactions to the extent such gains exceed cumulative related fees, to the extent the foregoing are first reflected on a consolidated balance sheet of such Depositary Institution and its Subsidiaries on or after March 31, 1998, as determined on a consolidated basis in conformity with GAAP consistently applied to the extent applicable.

     "DMCCB" shall mean Direct Merchants Credit Card Bank, National Association, or its successor.

     "dollars" or "$" shall mean lawful money of the United States of America.

     "Effective Date" shall have the meaning assigned to such term in Section 4.01.

     "Equity plus Credit Reserves to Delinquent Assets Ratio" shall mean, at any time, the ratio of (a) Consolidated Tangible Net Worth (excluding Cumulative Securitization Gains) plus Credit Loss Reserves at such time to (b) the amount of Managed Accounts Receivable that are more than 90 days contractually past due at such time or otherwise non-performing.

     "Equity plus Credit Reserves to Managed Accounts Receivable Ratio" shall mean, at any time, the ratio (expressed as a percentage) of (a) Consolidated Tangible Net Worth (excluding Cumulative Securitization Gains) at such time plus Credit Loss Reserves at such time to (b) Managed Accounts Receivable at such time.

     "Equity to Managed Accounts Receivable Ratio" shall mean, at any time, the ratio (expressed as a percentage) of (a) Consolidated Tangible Net Worth (excluding Cumulative Securitization Gains) at such time to (b) Managed Accounts Receivable less Credit Loss Reserves at such time.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

     "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and that is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 412 of the Code, that is treated as a single employer under Section 414 of the Code.

     "Eurodollar Borrowing" shall mean a Borrowing composed of Eurodollar Loans.

     "Eurodollar Loan" shall mean any Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

     "Event of Default" shall have the meaning assigned to such term in Article VII.

     "Excess Spread" shall mean, for any three consecutive Monthly Periods (a "Test Period"), the average of the Series Excess Spreads determined in respect of such Test Period for each outstanding series (a "Series") of certificates, securities or notes ("Securities") relating to the Metris Master Trust (which average shall be determined on a weighted basis by reference to the average aggregate invested amount with respect to each such Series). As used in this definition, "Series Excess Spread" means, with respect to any Series, (a) the average of the Portfolio Yields for each of the three Monthly Periods in the relevant Test Period minus (b) the weighted average Base Rates for such three Monthly Periods.

     In addition, as used in this definition, (i) with respect to the Securities captioned 1998-1 and issued pursuant to the Master Trust Agreement, "Base Rate" and "Portfolio Yield" shall have the respective meanings assigned to such terms in the relevant supplement to the Master Trust Agreement as in effect on the Effective Date, and (ii) with respect to any other series of Securities relating to the Metris Master Trust, (x) "Base Rate" shall mean, as of any Business Day, the average of the per annum Security rates applicable to such Securities on such Business Day weighted by the unpaid principal amount of each respective class of Securities as of such Business Day plus the product of the per annum servicing fee rate applicable to such series times a fraction the numerator of which is the amount by reference to which such servicing fee is payable and the denominator of which is the aggregate invested amount in respect of such series and (y) "Portfolio Yield" shall mean, for any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is an amount equal to the sum of the aggregate amount of available finance charge collections allocated to such series for such Monthly Period (excluding amounts on deposit in any reserve account established for such series), calculated on a cash basis, minus the aggregate amount allocated to such series for such Monthly Period in respect of defaulted Accounts and amounts required to be deposited, but not deposited, in any excess funding account in connection with the adjustment of an Account, and the denominator of which is the average daily aggregate invested amount of the Securities with respect to such series for such Monthly Period; provided that, for the purposes of this clause (ii), the Base Rate and Portfolio Yield will instead be calculated in the manner set forth in the documentation governing the relevant series of Securities so long as such terms (or their equivalent) are defined in such documentation in a manner no less favorable to the Lenders (i.e., that would be expected to materially increase the reported Series Excess Spread) than the relevant definitions set forth in the Master Trust Agreement.

     "Exchange Act" shall mean the Securities Exchange Act of 1934.

     "Excluded Subsidiaries" shall mean (i) any Credit Card Bank, (ii) any Receivables Transfer Subsidiary and (iii) any Subsidiary that is an insurance company or other regulated financial institution that is not permitted by applicable law or regulation to guarantee the Obligations.

     "FDIA" shall mean the Federal Deposit Insurance Act, as amended from time to time.

     "Fee Letter" shall have the meaning assigned to such term in Section
2.05(d).

     "Fees" shall mean the Commitment Fee, the LC Fee, the fees referred to in
Section 2.05(d) and the Administrative Agent Fees.

     "Financial Officer" of any corporation shall mean the chief financial officer, senior vice president--finance, principal accounting officer, treasurer, assistant treasurer or controller of such corporation.

     "Funded Senior Debt" shall mean, at any time, without duplication, the sum of (a) the aggregate principal amount of the Term Loans and the Revolving Exposures, (b) the amount of utilization under any receivables financing entered into by or on behalf of the Borrower or any of its Subsidiaries (including any liquidity facility associated therewith, Indebtedness of the type referred to in
Section 6.03(h) and the amount of utilization under any other Indebtedness secured by Accounts), and (c) the aggregate principal amount of all outstanding unsecured Indebtedness of the Borrower and its Subsidiaries (excluding (i) the aggregate principal amount of unsecured Indebtedness having no scheduled principal payments prior to the final stated maturity of each of the credit facilities provided for herein (provided that the exclusion pursuant to this clause (i) shall not exceed 125% of the amount of Consolidated Net Worth at such time) and (ii) Indebtedness of the Borrower or a Subsidiary Guarantor subordinated to any Indebtedness outstanding hereunder on terms and conditions that either (A) qualifies as Subordinated Debt or (B) are satisfactory to the Required Lenders (as evidenced by their prior written approval).

     "GAAP" shall mean generally accepted accounting principles in the United States.

     "Governmental Authority" shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body with jurisdiction over the Borrower, any Subsidiary or any Lender, as the case may be.

     "Guarantee" of or by any Person shall mean, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") (or any other obligation of a primary obligor if the anticipated liability of such guarantor shall have been reserved against in the financial statements of such guarantor or quantified in the notes thereto), including third party mortgages or third party security interests, in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor for purposes of enabling the primary obligor to pay such Indebtedness or other obligation; provided that the term Guarantee shall not include endorsements for collection or deposit, in either case, in the ordinary course of business. For purposes of determining compliance with any covenant contained herein, the "amount" of any Guarantee shall be deemed to equal (i) the lesser of the amount of the Indebtedness guaranteed or otherwise benefitted by such Guarantee or the maximum amount of the Borrower's or the applicable Subsidiary's liability with respect to such Guarantee or (ii) if such Guarantee shall not be a guarantee of Indebtedness, the amount of the anticipated liability reserved against in connection with such Guarantee in the most recent balance sheet of the guarantor or any anticipated liability of the guarantor thereunder quantified in the notes accompanying such balance sheet.

     "Immaterial Subsidiary" shall mean, at any date, any Subsidiary (other than an Excluded Subsidiary) that represents less than 10% of each of the following
(I) Consolidated Total Assets as of the most recently ended fiscal quarter of the Borrower, (II) Consolidated Net Worth as of the most recently ended fiscal quarter of the Borrower and (III) Consolidated Total Revenues for the four fiscal quarters of the Borrower most recently ended.

     "Incremental Loans" shall have the meaning assigned to such term in Section 2.10(d).

     "Indebtedness" of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than trade payables and payroll expenses, so long as such trade payables and payroll expenses are incurred in the ordinary course of business), (f) Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed to the extent of the amount of such Indebtedness or, if such Indebtedness is nonrecourse, to the extent of the lesser of the amount of such Indebtedness and the value of the property securing such Indebtedness, (g) all Guarantees by such Person of Indebtedness of others,
(h) all Capital Lease Obligations of such Person, and (i) all obligations of such Person, actual or contingent, as an account party in respect of letters of credit other than trade letters of credit. Notwithstanding the foregoing, Indebtedness shall exclude sales of Accounts accounted for as sales under GAAP and obligations in respect of Rate Protection Agreements. The Indebtedness of any Person shall include the Indebtedness of any partnership (other than the Metris Master Trust) in which such Person is a general partner.

     "Index Debt" shall mean the senior secured debt of the Borrower outstanding pursuant to the Revolving Commitments.

     "Information Memorandum" shall mean the Confidential Information Memorandum dated June 2000 relating to the Borrower and the Transactions.

     "Insured Subsidiary" shall mean any insured depository institution (as defined in 12 U.S.C. ss.1813(c) (or any successor provision), as amended, re-enacted or redesignated from time to time), that is controlled (within the meaning of 12 U.S.C. ss.1841 (or any successor provision), as amended, re-enacted or redesignated from time to time) by the Borrower.

     "Intangibles" shall have the meaning assigned to such term in the definition of "Consolidated Tangible Net Worth".

     "Interest Election Request" shall mean a request by the Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.04.

     "Interest Payment Date" shall mean, with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any other Loan, the last day of the Interest Period applicable thereto and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months' duration, been applicable to such Loan and, in addition, the date of any refinancing or conversion of such Loan with or to a Loan of a different Type.

     "Interest Period" shall mean as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, provided that, if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

     "Investment Grade" shall mean, with respect to any Person, the circumstance that such Person has a senior unsecured non-credit enhanced long-term debt rating of at least BBB- from S&P or at least Baa3 by Moody's.

     "Investments" shall have the meaning assigned to such term in Section 6.06.

     "Investments in Depositary Institutions to Adjusted Consolidated Net Worth Ratio" shall mean, at any time, the ratio (expressed as a percentage) of (a) the aggregate equity of the Borrower or any of its Subsidiaries in any Depositary Institution to (b) the excess of (i) Consolidated Net Worth over (ii) Intangibles other than Intangibles at Depositary Institutions (in each case to the extent reflected in determining such Consolidated Net Worth).

     "IPO Subsidiary" shall have the meaning given such term in Section 6.08(g).

     "Issuing Banks" shall mean The Chase Manhattan Bank, Bank of America, N.A. and U.S. Bank National Association and one or more other Lenders which shall be designated in writing from time to time by the Borrower with the consent of such Lender and the Administrative Agent, which consent, in the case of the Administrative Agent, shall not be unreasonably withheld.

     "LC Commitment" shall mean, with respect to each Revolving Lender, the commitment of such Lender to acquire participation in Letters of Credit hereunder as set forth in Section 2.14, in an amount not in excess of an amount equal to the product of (a) $50,000,000 times (b) a percentage equal to the portion which such Lender's Revolving Commitment represents of the Total Revolving Commitments.

     "LC Disbursement" shall mean any payment or disbursement made by the Issuing Bank under or pursuant to a Letter of Credit.

     "LC Exposure" shall mean, at any time, the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time and (b) the aggregate amount of all LC Disbursements for which the Lenders have not been reimbursed pursuant to Section 2.14 (and, when used with respect to a particular Lender, shall mean such Lender's pro rata share, based upon its LC Commitment, of such aggregate LC Exposure).

     "LC Fee" shall have the meaning set forth in Section 2.05(c).

     "Letter of Credit" shall mean any letter of credit issued pursuant to the terms of Section 2.14(a).

     "Leverage Ratio" shall mean, at any time, the ratio of (a) Designated Debt (excluding deposits held by Depositary Institutions) at such time to (b) Consolidated Tangible Net Worth (excluding Cumulative Securitization Gains) at such time.

     "LIBO Rate" shall mean, with respect to each day during each Interest Period pertaining to a Eurodollar Borrowing, the rate per annum determined on the basis of the rate for deposits in dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Markets service as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Markets service (or otherwise on such service), the "Eurodollar Base Rate" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

     "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and
(c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Liquidity Facility" shall have the meaning assigned to such term in
Section 4.02.

     "Loan" shall mean a Tranche B Term Loan, a Revolving Loan or an Incremental Loan, whether made as a Eurodollar Loan or as an ABR Loan, as permitted hereby.

     "Loan Documents" shall mean this Agreement, the Subsidiary Guaranty and the Collateral Documents.

     "Loan Parties" shall mean the Borrower and each Subsidiary Guarantor.

     "Majority-Owned Subsidiary" shall mean any Subsidiary as to which more than 50% of the outstanding common stock thereof is owned directly by the Borrower or a Subsidiary Guarantor.

     "Majority-Owned Subsidiary Guarantor" shall mean any Majority-Owned Subsidiary that is a Subsidiary Guarantor.

     "Managed Accounts Receivable" shall mean, at any time, the sum for the Borrower and its Subsidiaries (without duplication) of (a) all on-balance sheet accounts receivable (determined on a consolidated basis without duplication in accordance with GAAP) and (b) all owned or securitized accounts receivable.

     "Margin Stock" shall have the meaning given such term under Regulation U.

     "Master Trust Agreement" shall mean the Metris Master Trust Amended and Restated Pooling and Servicing Agreement dated as of July 30, 1998 among MRI, DMCCB and The Bank of New York (Delaware), as trustee, as amended, supplemented or otherwise modified from time to time.

     "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, operations or financial condition of the Borrower and the Subsidiaries taken as a whole, (b) material impairment of the ability of the Borrower or any Subsidiary to perform any material obligation under any Loan Document to which it now is or hereafter becomes a party or (c) material impairment of any of the material rights of or benefits available to the Lenders under the Loan Documents.

     "MDI" shall mean Metris Direct, Inc., a Minnesota corporation. --- "Metris Master Trust" shall mean (i) the Metris Master Trust formed pursuant to the Master Trust Agreement, as amended or supplemented from time to time, and (ii) any other independent trust formed for the purpose of acquiring interests in the accounts receivable of the Borrower or any of its Subsidiaries and issuing certificates of beneficial interest in such receivables or commercial paper pursuant to a Receivables Transfer Program.

     "Monthly Period" shall mean the period from and including the first day of each fiscal month of the Borrower to and including the last day of such fiscal month.

     "Moody's" shall mean Moody's Investors Service, Inc., and its successors.

     "MRI" shall mean Metris Receivables, Inc., a Delaware special purpose corporation, or its successors.

     "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     "New Lender" shall have the meaning assigned to such term in Section
2.01(c).

     "New Lender Agreement" shall have the meaning assigned to such term in
Section 2.01(c).

     "Obligations" shall mean (a) the Borrower's obligations in respect of the due and punctual payment of principal of and interest on the Loans when and as due, whether at maturity or upon any Interest Payment Date, by acceleration, upon one or more dates set for prepayment or otherwise, (b) all amounts required to be paid by the Borrower under Section 2.14 or otherwise in respect of any LC Disbursement, (c) all Fees, expenses, indemnities, reimbursements and other obligations, monetary or otherwise, of the Borrower under this Agreement or any other Loan Document and (d) all obligations, monetary or otherwise, of each Subsidiary under each Loan Document to which it is a party.

     "Participant" shall have the meaning assigned to such term in Section 9.04(f).

     "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

     "Permitted Investments" shall mean:

     (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

     (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating from S&P or from Moody's of at least A1/P1 (or equivalent rating), respectively;

     (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

     (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

     (e) investments by Depositary Institutions made in the ordinary course of business to satisfy applicable regulatory requirements, including investments made to comply with the Community Reinvestment Act.

     "Person" shall mean any natural person, corporation, limited liability company, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

     "Plan" shall mean any pension plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of the Borrower or any ERISA Affiliate.

     "Pledge Agreement" shall mean the Amended and Restated Pledge Agreement, dated as of June 30, 1998, made by the parties thereto in favor of the Administrative Agent (substantially in the form of Exhibit D-1 hereto), as such agreement may be amended, supplemented, modified or restated from time to time as permitted thereby (including pursuant to (i) the Amendment, dated as of May 7, 1999, substantially in the form of Exhibit D-2 hereto and (ii) by the Pledge Agreement Reaffirmation, dated as of July 21, 2000, substantially in the form of Exhibit D-3 hereto) or replaced by a comparable agreement.

     "Pledge Permitted Investments" shall have the meaning assigned to such term in the Borrower Security Agreement.

     "Qualified Investment" shall mean any Investment if immediately after giving effect thereto: (a) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (b) the Borrower and the Subsidiaries shall be in compliance, on a pro forma basis after giving effect to such Investment, with the covenants contained in Section 6.01 recomputed as at the last day of the most recently ended fiscal quarter of the Borrower and the Subsidiaries as if such Investment and related financings or other transactions had occurred on the first day of the period for testing such compliance, and, if the amount of such Investment or series of related Investments exceeds $5,000,000, then the Borrower shall have delivered to the Administrative Agent an officers' certificate to such effect, together with all relevant financial information for the Subsidiary or assets subject to such Investment.

                  "Rate Protection Agreements" shall mean interest rate protection or swap agreements, exchange rate hedging agreements, foreign currency exchange agreements or other interest, currency or exchange rate hedging, cap or collar agreements or arrangements.

     "Re-Allocation Date" shall have the meaning assigned to such term in
Section 2.01(f).

     "Receivables Ratio" shall mean, at any time, the ratio of (a) the product of (i) Adjusted Pre-Tax Income for the two fiscal quarters of the Borrower and its Subsidiaries most recently ended times (ii) two to (b) the average of Managed Accounts Receivable for the two fiscal quarters of the Borrower and its Subsidiaries most recently ended.

     "Receivables Transfer Program" shall mean (i) the structured receivables program conducted pursuant to that certain Bank Receivables Purchase Agreement dated as of May 26, 1995, between DMCCB's predecessor and Fingerhut Companies, Inc. ("Fingerhut") (whose rights and obligations were assigned to and assumed by the Borrower pursuant to an Assignment and Assumption Agreement dated as of September 16, 1996 (the "Assignment Agreement") between Fingerhut and the Borrower), as amended and restated pursuant to the Bank Receivables Purchase Agreement dated as of July 30, 1998, between DMCCB and the Borrower, that certain Purchase Agreement dated as of May 26, 1995, between Fingerhut (whose rights and obligations thereunder were assigned to and assumed by the Borrower under the Assignment Agreement) and MRI, as amended and restated pursuant to the Receivables Purchase Agreement dated as of July 30, 1998, between DMCCB and the Borrower, and the Master Trust Agreement, each as amended and supplemented from time to time or replaced by a similar agreement and related agreements; and (ii) any other program under which the Borrower and/or any of its Subsidiaries sell or transfer or may sell or transfer interests in its Accounts (x) to one or more purchasers on a limited recourse basis as determined in accordance with GAAP or
(y) to a Receivables Transfer Subsidiary that incurs Indebtedness secured by such Accounts, but excluding any sales of Accounts made in conjunction with any sale of other assets of the Borrower or any of the Subsidiaries. Interests in any Account sold or transferred by the Borrower and/or any of its Subsidiaries under clause (i) above will for all purposes be deemed sold or transferred pursuant to a Receivables Transfer Program as of the date the Account arising under the applicable credit card account is initially transferred to the relevant Receivables Transfer Subsidiary.

     "Receivables Transfer Subsidiary" shall mean any Subsidiary of the Borrower (or another Person in which the Borrower or any Subsidiary makes an Investment and to which the Borrower or any Subsidiary transfers accounts receivable and related assets) which engages in no activities other than in connection with the acquisition, financing, sale or transfer of Accounts, provided, that (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Person shall (i) be guaranteed by the Borrower or any Subsidiary (excluding guarantees of obligations (other than principal and interest in respect of Indebtedness) pursuant to Standard Securitization Undertakings), (ii) be recourse to the Borrower or any Subsidiary in any way other than pursuant to Standard Securitization Undertakings or (iii) subject any property of the Borrower or any Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings; (b) neither the Borrower nor any other Subsidiary shall have any material contract, agreement, arrangement or understanding (except in connection with a Receivables Transfer Program) with such Person other than on terms no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower; and
(c) neither the Borrower nor any Subsidiary shall have any obligation to maintain or preserve such Person's financial condition or cause such Person to achieve certain levels of operating results.

     "Register" shall have the meaning given such term in Section 9.04(d).

     "Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Released Subsidiary" shall have the meaning given such term in Section
9.17.

     "Replacement Letter of Credit" shall mean a letter of credit issued by a bank the long term debt of which has a rating of at least A by both Moody's and S&P, for the benefit of the Administrative Agent to secure the repayment of any future drawings under any outstanding Letters of Credit issued hereunder.

     "Reportable Event" shall mean any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

     "Required Lenders" shall mean, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Exposures, Term Loans and unused Commitments at such time.

     "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

     "Restricted Payment" shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of Capital Stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Capital Stock of the Borrower or any Subsidiary or any option, warrant or other right to acquire any such shares of Capital Stock of the Borrower or any Subsidiary.

     "Revolving Borrowing" shall mean a borrowing consisting of simultaneous Revolving Loans from each of the Lenders.

     "Revolving Commitment" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire a participation in Letters of Credit, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.10 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $170,000,000; provided that in accordance with Section 2.01 the Borrower may increase the aggregate amount of the Revolving Commitments to $200,000,000.

     "Revolving Exposure" shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure at such time.

     "Revolving Lender" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

     "Revolving Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01. Each Revolving Loan shall be an Eurodollar Revolving Loan or an ABR Revolving Loan.

     "Revolving Maturity Date" shall mean the date that is the third anniversary of the Effective Date.

     "Sale-Leaseback Transaction" shall have the meaning given such term in
Section 6.04.

     "Securities Account Control Agreement" shall mean the Securities Account Control Agreement, substantially in the form of Exhibit J hereto or in a form reasonably satisfactory to the Administrative Agent, made by the Borrower and certain of its Subsidiaries in favor of the Administrative Agent, as such agreement may be amended, supplemented, modified or restated from time to time as permitted thereby or replaced by a comparable agreement.

     "Senior Note Indebtedness" shall mean the indebtedness of the Borrower issued pursuant to the Senior Note Indenture.

     "Senior Note Indenture" shall mean, collectively, (a) the $100,000,000 Indenture governing the Borrower's Senior Notes due 2004 among the Borrower, the guarantors parties thereto and the trustee named therein and (b) the $250,000,000 Indenture governing the Borrower's Senior Notes due 2006 among the Borrower, the guarantors parties thereto and the trustee named therein, as the same may be amended, supplemented, modified or restated from time to time as permitted thereby and hereby.

     "Series" shall have the meaning assigned to such term in the definition of "Excess Spread."

     "S&P" shall mean Standard & Poor's Ratings Services and its successors.

     "Standard Securitization Undertakings" shall mean representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary which are reasonably customary in securitization of accounts receivable transactions; it being acknowledged that such terms as are contained in the various securitization documents of the Borrower and its Subsidiaries as of the Effective Date shall be deemed to be reasonably customary.

     "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Administrative Agent is subject for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Subordinated Debt" shall mean any unsecured Indebtedness: (a) no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to February 8, 2005; (b) the payment of the principal of and interest on which and other obligations in respect thereof are subordinated to the prior payment in full of the Obligations on material terms and conditions no less favorable to the Lenders than the subordination provisions of comparable subordinated indebtedness entered into by similar borrowers at the time of incurrence; (c) the rate of interest for which is comparable to the interest rate on comparable subordinated indebtedness entered into by similar borrowers at the time of incurrence and (d) for which the covenants and events of default contained in the related documentation are no more restrictive in any material respect on the Borrower than the covenants and events of default contained herein.

     "Subordinated Securities Intermediary Lien" shall have the meaning assigned to such term in the Borrower Security Agreement.

     "subsidiary" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, limited liability company, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or more than 50% of the general partnership or membership interests are, at the time any determination is being made, owned, controlled or held by the parent and/or one or more subsidiaries of the parent.

     "Subsidiary" shall mean any subsidiary of the Borrower including any subsidiary of the Borrower created or acquired by the Borrower after the date hereof other than Metris Master Trust.

     "Subsidiary Guarantors" shall mean each Subsidiary of the Borrower party to the Subsidiary Guaranty.

     "Subsidiary Guaranty" shall mean the Guaranty to be executed and delivered by each Subsidiary of the Borrower other than the Excluded Subsidiaries, substantially in the form of Exhibit E hereto, as the same may be amended, supplemented, modified or restated from time to time as permitted thereby or replaced by a comparable guaranty.

     "Subsidiary Security Agreement" shall mean the Security Agreement to be executed and delivered by each Subsidiary Guarantor, substantially in the form of Exhibit H hereto, as the same may be amended, supplemented, modified or restated from time to time as permitted thereby or replaced by a comparable guaranty.

     "Supermajority-Owned Subsidiary" shall mean any Subsidiary as to which least 80% of the outstanding common stock thereof is owned directly by the Borrower or a Subsidiary Guarantor.

     "Term Loans" shall mean Tranche B Term Loans and Incremental Loans.

     "T.H. Lee Preferred Stock" shall mean, at any date of determination, the amount of the obligation of the Borrower in respect of the Series C Perpetual Convertible Preferred Stock of the Borrower in substantially the form in effect on the Effective Date and any Series D Preferred Stock of the Borrower issued to The Thomas H. Lee Company after the Effective Date pursuant to the Certificate of Designation of Series C Preferred Convertible Stock of the Borrower on a consolidated balance sheet of the Borrower in conformity with GAAP consistently applied.

     "Total LC Commitment" shall mean, at any time, the aggregate amount of the Lenders' LC Commitments, as in effect at such time.

     "Total Revolving Commitment" shall mean, at any time, the aggregate amount of Revolving Commitments of all the Revolving Lenders, as in effect at such time.

     "Tranche B Term Loan" shall mean the Loans continued pursuant to clause (a) of Section 2.01.

     "Tranche B Term Loan Commitment" shall mean, with respect to each Lender, the commitment, if any, of such Lender to have made a Tranche B Term Loan hereunder on the closing date of the Borrower's existing credit agreement (herein amended and restated) (which commitments have been fully satisfied) expressed as an amount representing the maximum principal amount of the Tranche B Term Loan to have been made by such Lender hereunder, as such Tranche B Term Loan may be (a) reduced from time to time pursuant to Section 2.10 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender's Tranche B Term Loans is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche B Term Loans, as applicable. The aggregate amount of the Lenders' Tranche B Term Loans is $100,000,000.

     "Tranche B Term Loan Lender" shall mean a Lender with a Tranche B Term Loan Commitment or an outstanding Tranche B Term Loan.

     "Tranche B Term Maturity Date" shall mean June 30, 2003.

     "Transactions" shall have the meaning assigned to such term in Section
3.02.

     "Type" when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the LIBO Rate and the Alternate Base Rate.

     "Wholly Owned Subsidiary" shall mean any Subsidiary all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned (directly or indirectly) by the Borrower.

     "Wholly Owned Subsidiary Guarantor" shall mean any Subsidiary Guarantor that is a Wholly Owned Subsidiary.

     "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

     SECTION 1.03 Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. All terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II.

                                   The Credits
                                   -----------

     SECTION 2.01 Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, (i) to continue its Tranche B Term Loan to the Borrower on the Effective Date and (ii) to make or continue Revolving Loans to the Borrower, at any time and from time to time on and after the Effective Date and until the earlier of the Revolving Maturity Date and the termination of the Revolving Commitment of such Lender, in an aggregate principal amount that will not result in (A) such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment or (B) the aggregate principal amount of Funded Senior Debt at such time exceeding the Borrowing Base then in effect. The continued Tranche B Term Loans and the Revolving Commitments of the Lenders are set forth in
Schedule 2.01. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed. For the avoidance of doubt (and notwithstanding anything else to the contrary contained in this Agreement), the Tranche B Term Loans are fully funded and no Tranche B Term Loan Lender has any obligation to extend further credit or make additional loans to the Borrower or any other Person hereunder.

     (b) At any time after the date hereof, provided that no Event of Default shall have occurred and be continuing, the Borrower may, with the consent of the Administrative Agent (which consents shall not be unreasonably withheld or delayed), request an increase of the aggregate Revolving Commitments by notice to the Administrative Agent in writing of the amount of such proposed increase. The Borrower may, in its sole discretion, but with the consent of the Administrative Agent as to any Person that is not at such time a Lender (which consent shall not be unreasonably withheld or delayed), offer to any existing Lender or to one or more other Persons (an "assignee") the opportunity to participate in all or a portion of the increased Revolving Commitments pursuant to paragraph (c) or (d) below, as applicable.

     (c) Any assignee that the Borrower selects to offer participation in the increased Revolving Commitments, and that elects to become a party to this Agreement and obtain a Revolving Commitment, shall execute a written agreement (the "New Lender Agreement") with the Borrower and the Administrative Agent in form and substance satisfactory to the Administrative Agent, whereupon such assignee (a "New Lender") shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and the signature pages hereof shall be deemed to be amended to add the name of such new Lender and the amount of Revolving Commitments hereunder shall be deemed amended to add the amount of the Revolving Commitment of such New Lender.

     (d) Any Lender that accepts an offer to it by the Borrower to increase its Revolving Commitment pursuant to this Section shall, in each case, execute a written agreement (the "Commitment Increase Agreement") with the Borrower and the Administrative Agent in form and substance satisfactory to the Administrative Agent, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Revolving Commitment as so increased, and the amount of Revolving Commitments hereunder shall be deemed to be amended to so increase the Revolving Commitment of such Lender.

     (e) The effectiveness of any New Lender Agreement or Commitment Increase Agreement shall be contingent upon receipt by the Administrative Agent of such corporate resolutions of the Borrower and legal opinions of counsel to the Borrower as the Administrative Agent shall reasonably request with respect thereto, in each case in form and substance reasonably satisfactory to the Administrative Agent.

     (f) If any assignee becomes a New Lender pursuant to Section 2.01(c) or any Lender's Commitment is increased pursuant to Section 2.01(d), additional Revolving Loans made on or after the effectiveness thereof (the "Re-Allocation Date") shall be made pro rata based on the respective Revolving Commitments in effect on and after such Re-Allocation Date (except to the extent that any such pro rata borrowings would result in any Lender making an aggregate principal amount of Loans in excess of its Revolving Commitment, in which case such excess amount will be allocated to, and made by, such New Lender and/or Lenders with such increased Revolving Commitments to the extent of, and pro rata based on, their respective Revolving Commitments), and continuations of Eurodollar Borrowing outstanding on such Re-Allocation Date shall be effected by repayment of such Eurodollar Borrowing on the last day of the Interest Period applicable thereto and the making of new Eurodollar Borrowings pro rata based on the respective Revolving Commitments in effect on and after such Re-Allocation Date. In the event that on any such Re-Allocation Date there is an unpaid principal amount of ABR Borrowings, the Borrower shall make prepayments thereof and borrowings of ABR Borrowings so that, after giving effect thereto, the ABR Borrowings outstanding are held pro rata based on their respective Revolving Commitments in effect on and after such Re-Allocation Date. In the event that on any such Re-Allocation Date there is an unpaid principal amount of Eurodollar Borrowings, such Eurodollar Borrowings shall remain outstanding with the respective holders thereof until the expiration of their respective Interest Periods (unless the Borrower elects to prepay any thereof in accordance with the applicable provisions of this Agreement), and interest on and repayments of such Eurodollar Borrowing will be paid thereon to the respective Lenders holding such Eurodollar Borrowings pro rata based on the respective principal amounts thereof outstanding.

     (g) Notwithstanding anything to the contrary in this Section, (i) no Lender shall have any obligation to increase its Revolving Commitment unless it agrees to do so in its sole discretion and (ii) after giving effect to any increase in the Revolving Commitments pursuant to this Section, the aggregate amount of the Revolving Commitments shall not exceed $200,000,000.

     SECTION 2.02 Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their Commitments of the applicable Class; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $5,000,000 (or, if made as an ABR Loan, an aggregate principal amount equal to the remaining balance of the Available Commitments).

     (b) Subject to Section 2.13, each Revolving Borrowing shall be comprised entirely of Eurodollar Loans or ABR Loans as the Borrower may request pursuant to Section 2.03. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type and Class may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing which, if made, would result in an aggregate of more than 15 separate Eurodollar Borrowings of any Lender being outstanding at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

     (c) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York, New York, not later than 2:00 p.m., New York City time, and the Administrative Agent shall by 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Borrower with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Revolving Loans and Incremental Loans shall be made by the Lenders pro rata in accordance with their respective Commitments, subject to Section 2.16. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

     (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or the Tranche B Term Maturity Date, as applicable.

     SECTION 2.03 Borrowing Procedure. (a) To request a Borrowing, the Borrower shall hand deliver or telecopy to the Administrative Agent a borrowing request in the form of Exhibit A hereto (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before any such proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time (except that the Borrower shall use its best efforts to make such request by 11:00 a.m., New York City time), on the day of such proposed Borrowing. Such notice shall be irrevocable and shall in each case specify (i) whether such Borrowing is to be of Revolving Loans or Incremental Loans, a Eurodollar Borrowing or an ABR Borrowing, (ii) the date of such Borrowing (which shall be a Business Day) and the amount thereof and (iii) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. If the Borrower shall not have given notice in accordance with this Section 2.03 of its election to continue or convert a Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to convert or continue such Borrowing with an ABR Borrowing. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.03 and of each Lender's portion of the requested Borrowing.

     SECTION 2.04 Continuances and Conversions of Loans. Each Revolving Borrowing and Term Loan Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (i) not later than 12:00 (noon), New York City time (except that the Borrower shall use its best efforts to make such request by 11:00 a.m., New York City time), on the day of conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (ii) not later than 1:00 p.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (iii) not later than 12:00 (noon), New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

     (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing, as the case may be;

     (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, the aggregate principal amount of such Borrowing converted or continued shall be an integral multiple of $1,000,000 and not less than $5,000,000;

     (iii) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Banks pursuant to Section 2.15;

     (iv) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

     (v) any portion of a Eurodollar Borrowing which cannot be converted into or continued as a Eurodollar Borrowing by reason of clause (iv) above shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing; and

     (vi) no Interest Period may be selected for any Eurodollar Borrowing that would end after the Revolving Maturity Date or the Tranche B Term Maturity Date, as applicable.

     Each notice pursuant to this Section 2.04 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the other Lenders of any notice given pursuant to this Section 2.04 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.04 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.04 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

     SECTION 2.05 Fees. (a) The Borrower agrees to pay to each Revolving Lender, through the Administrative Agent, on each March 31, June 30, September 30 and December 31, and on the date on which the Commitment of such Lender shall be terminated as provided herein, a commitment fee (the "Commitment Fee") calculated at a rate per annum equal to the Applicable Rate in effect from time to time on the amount of the Available Commitment of such Lender, during the quarter then ended (or shorter period commencing with the Effective Date (or applicable Re-Allocation Date as appropriate) or ending with the Revolving Maturity Date or any date on which the Revolving Commitment of such Lender shall be terminated), commencing on the first such date to occur after the date hereof. The Commitment Fee shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be. The Commitment Fee due to each Revolving Lender shall commence to accrue on the Effective Date (or applicable Re-Allocation Date as appropriate) and shall cease to accrue on the earlier of (I) the Revolving Maturity Date and (II) the termination of the Revolving Commitment of such Lender as provided herein.

     (b) The Borrower agrees to pay to the Administrative Agent the fees (the "Administrative Agent Fees") relating to this Agreement at the times and in the amounts agreed upon in the letter agreement dated April 14, 2000, between the Borrower and The Chase Manhattan Bank (the "Fee Letter").

     (c) The Borrower agrees to pay each Revolving Lender, through the Administrative Agent, on each March 31, June 30, September 30 and December 31, and on the date on which the Letters of Credit are no longer outstanding, a fee (the "LC Fee") calculated at a rate per annum equal to the Applicable Rate for Eurodollar Revolving Borrowings in effect on such date on such Lender's pro rata share, based upon its Revolving Commitment, of the average daily amount of all Letters of Credit outstanding during the preceding period. The LC Fee shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be. The LC Fee due to each Revolving Lender shall commence to accrue on the Effective Date (or applicable Re-Allocation Date as appropriate) and shall cease to accrue on the date on which Letters of Credits are no longer outstanding.

     (d) The Borrower shall pay to the applicable Issuing Lender for its own account a fronting fee of 1/8 of 1% per annum (or any lower rate agreed to by any Issuing Bank) of the average daily face amount of any Letter of Credit issued by such Issuing Bank, payable quarterly in arrears on each March 31, June 30, September 30 and December 31 and on the date on which the Revolving Commitment of such Lender shall be terminated as provided herein after the date a Letter of Credit is issued. In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

     (e) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.

     SECTION 2.06 Evidence of Debt; Repayment of Loans. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by it from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain the Register pursuant to Section 9.04(d) in which it will record (i) the amount of each Loan made hereunder, the Type of each Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof. The entries made in the Register and the accounts of each Lender maintained pursuant to this paragraph
(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

     (b) The outstanding principal balance of each Revolving Loan shall be payable on the Revolving Maturity Date. The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan of such Revolving Lender on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Tranche B Term Loan Lender the then unpaid principal amount of each Tranche B Term Loan of such Tranche B Term Loan Lender on the Tranche B Term Maturity Date.

     (c) Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Loans shall be accompanied by accrued interest on the amount repaid.

     SECTION 2.07 Interest on Loans. (a) Subject to the provisions of Sections
2.08 and 2.09, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate. Interest on each Eurodollar Borrowing shall be payable on each applicable Interest Payment Date. The LIBO Rate for each Interest Period shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The Administrative Agent shall promptly advise the Borrower and each Lender of such determination.

     (b) Subject to the provisions of Section 2.08, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of (i) 365 or 366 days, as the case may be, during any period in which the Alternate Base Rate is based on the Prime Rate, and (ii) 360 days, during any period in which the Alternate Base Rate is based on the Base CD Rate or the Federal Funds Effective Rate) at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate. Interest on each ABR Borrowing shall be payable on each applicable Interest Payment Date. The Alternate Base Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The Administrative Agent shall promptly advise the Borrower and each Lender of such determination.

     SECTION 2.08 Default Interest. (i) If all or a portion of the principal amount of any Loan or reimbursement obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and reimbursement obligations (whether or not overdue) shall bear interest at a rate per annum which is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of Section 2.07 plus 2% or (y) in the case of reimbursement obligations, the rate applicable to ABR Revolving Loans plus 2%, and (ii) if all or a portion of any interest payable on any Loan or reimbursement obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate applicable to ABR Loans under the relevant credit facility plus 2% (or, in the case of any such other amounts that do not relate to a particular facility, the ABR plus 4.25%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

     SECTION 2.09 Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Eurodollar Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Lenders of making or maintaining Eurodollar Loans during such Interest Period, or that reasonable means do not exist for ascertaining the LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing shall be deemed to be a request for an ABR Borrowing. The Administrative Agent agrees to give written notice to the Borrower promptly after it determines that the conditions giving rise to any notice under the first sentence of this paragraph shall no longer be in effect. Each determination by the Administrative Agent hereunder shall be presumed conclusive absent manifest error but subject to rebuttal by the Borrower.

     SECTION 2.10. Termination and Reduction of Commitments; Increase of Commitments. (a) The Revolving Commitments and the LC Commitments shall be automatically terminated on the Revolving Maturity Date.

     (b) Upon at least three Business Days' prior irrevocable written notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Revolving Commitment or the Total LC Commitment; provided that (i) each partial reduction of the Total Revolving Commitment or the Total LC Commitment, as the case may be, shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $5,000,000; (ii) no such termination or reduction shall be made which would reduce the Total Revolving Commitment to an amount less than the Revolving Exposure, (iii) no such termination or reduction shall be made which would reduce the Total Revolving Commitment below the Total LC Commitment and (iv) no such termination or reduction shall be made which would reduce the Total LC Commitment below the LC Exposure.

     (c) Each reduction in the Total Revolving Commitment or the Total LC Commitment hereunder shall be made ratably among the Revolving Lenders in accordance with their respective Revolving Commitments or LC Commitments, as applicable. The Borrower shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction hereunder, the Commitment Fee on the amount of the Revolving Commitments so terminated or reduced accrued through the date of such termination or reduction.

     (d) At any time and on up to no more than four occasions, the Borrower may, by notice to (but without the consent of) the Administrative Agent (which shall promptly deliver a copy to each of the Lenders), request the addition of a new tranche of term loans (the loans made pursuant to all such tranches, collectively, the "Incremental Loans"). Each tranche of Incremental Loans (i) shall be in an aggregate principal amount of not less than $25,000,000 and (ii) shall have such pricing, amortization and maturity date as may be agreed to by the Borrower and the Lenders providing such Incremental Loans. All of the Incremental Loans (i) shall be in an aggregate principal amount not in excess of $100,000,000 in total, (ii) shall be Term Loans for all purposes hereunder (including for purposes of sharing of Collateral, Guarantees and prepayments),
(iii) shall not amortize or mature prior to the Tranche B Term Loans, and (iv) shall otherwise have the same terms as the Tranche B Term Loans (and references to Tranche B Term Loans shall be deemed as the context requires to include references to Incremental Loans having the terms of Tranche B Term Loans). The Borrower or its agent shall have the right to arrange for the Lenders or for one or more additional Persons (any such additional Persons being called an "Additional Lender") to extend commitments to provide Incremental Loans in an aggregate amount equal to the amount thereof requested by the Borrower, provided that each Additional Lender shall be subject to the approval of the Borrower and the Administrative Agent (which approval shall not be unreasonably withheld or delayed). Commitments in respect of Incremental Loans shall become Commitments under this Agreement pursuant to an amendment to this Agreement executed by each of the Borrower, each Lender agreeing to provide such Commitment, each Additional Lender, if any, and the Administrative Agent, and such amendments to the other Loan Documents as the Administrative Agent shall reasonably deem appropriate to effect such purpose. The effectiveness of such amendment shall be subject to the satisfaction on the date thereof and, if different, on the date on which the Incremental Loans are made, of each of the conditions set forth in
Section 4.02 and such amendment. The Borrower will use the proceeds of the Incremental Loans only for the purposes permitted by Section 3.13. For the avoidance of doubt, no Lender shall be required to make an Incremental Loan to the Borrower or any other Person.

     SECTION 2.11. Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon giving written notice (or telephone notice promptly confirmed by written notice) to the Administrative Agent: (i) before 1:00 p.m., New York City time, three Business Days prior to prepayment, in the case of Eurodollar Loans and before 12:00 noon, New York City time, and (ii) on the day of the proposed prepayment (except that the Borrower shall use its best efforts to make such request by 11:00 a.m., New York City time), in the case of ABR Loans; provided that each partial prepayment shall be in an amount which is an integral multiple of $1,000,000 and not less than $5,000,000.

     (b) On the date of any termination or reduction of the Revolving Commitments pursuant to Section 2.10(b), the Borrower shall pay or prepay so much of the Revolving Borrowings as shall be necessary in order that the Revolving Exposure will not exceed the Total Revolving Commitment after giving effect to such termination or reduction.

     (c) If at any time the amount of Funded Senior Debt shall exceed the Borrowing Base, the Borrower shall, within 30 days, pay or prepay so much of the Loans then outstanding, together with accrued interest thereon, or forthwith deposit cash with the Administrative Agent in such amount, which cash deposit shall serve as collateral security for the repayment of any further drawings under the Letters of Credit, so that the sum of the aggregate amount of the Funded Senior Debt will not exceed the Borrowing Base after giving effect to such prepayment or collateralization.

     (d) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section 2.11 shall be subject to Section 2.15 but otherwise without premium or penalty. All prepayments under this Section 2.11 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

     SECTION 2.12. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision herein, if after the Effective Date, any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or such Issuing Bank of the principal of or interest on any Eurodollar Loan made by such Lender or any Fees or other amounts payable hereunder, including reimbursement of drawings under the Letters of Credit (other than "Taxes" covered by Section
2.19 and changes in the rate of tax imposed on the overall net income of such Lender by any Governmental Authority as a result of a present or former connection between the jurisdiction of the Governmental Authority imposing such tax on such Lender (except a connection arising solely from such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement)), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender, or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or any Eurodollar Loan made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender on an after tax basis for such additional costs incurred or reduction suffered.

     (b) If any Lender shall have determined that the adoption after the Effective Date of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company on an after tax basis for any such reduction suffered after the date hereof.

     (c) A certificate of a Lender setting forth such amount or amounts, along with the Lender's method of computation of such amounts, as shall be necessary to compensate such Lender (or participating banks or other entities pursuant to Section 9.04) as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower and shall be presumed conclusive absent manifest error but subject to rebuttal by the Borrower. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 days of its receipt of the same. In the event any Lender delivers such a certificate, the Borrower may, at its own expense, require such Lender to transfer and assign in whole or in part, without recourse (in accordance with Section 9.04) all or part of its interests, rights and obligations under this Agreement to an assignee which shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority, (ii) the Borrower shall have received a written consent of the Administrative Agent in the case of an entity that is not a Lender, which consent shall not unreasonably be withheld, and
(iii) the Borrower or such assignee shall have paid to the assigning Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Loans made by it hereunder and all other amounts owed to it hereunder as of such date. Any Lender claiming any additional amounts payable pursuant to this Section 2.12 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any additional amount which may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

     (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period; provided, however, that no Lender shall be entitled to compensation for any such increased costs or reductions unless it shall have submitted a certificate under paragraph (c) above with respect thereto not more than 90 days after the date that such Lender knows that such increased costs have been incurred or such reduction suffered. Notwithstanding any other provision of this Section 2.12, no Lender shall demand compensation for any increased cost or reduction referred to above if it shall not at the time be the general policy of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements, and each Lender shall in good faith endeavor to allocate increased costs or reductions fairly among all of its affected commitments and credit extensions (whether or not it seeks compensation from all affected borrowers). The protection of this
Section 2.12 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

     SECTION 2.13. Change in Legality. (a) Notwithstanding any other provision herein contained, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent, such Lender may:

     (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and

     (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

     (b) For purposes of this Section 2.13, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower. The Administrative Agent agrees to give written notice to the Borrower promptly after it determines that the conditions giving rise to any notice under paragraph (a) above shall no longer be in effect.

     (c) Each Lender agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such filing or change would enable such Lender to legally make or maintain any Eurodollar Loan referred to in paragraph (a) of this Section 2.13; provided, however, that (i) such Lender shall not be required to make such filing or change if, in the sole determination of such Lender, such action would be otherwise disadvantageous to such Lender and (ii) until such time as such Lender shall have determined that it can make or maintain such Eurodollar Loan, the Lender may take the actions referred to in Section 2.13(a).

     SECTION 2.14. Letters of Credit. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Issuing Bank shall issue and deliver to the Borrower or continue at any time and from time to time on or after the Effective Date and prior to the fifth Business Day before the Revolving Maturity Date, Letters of Credit for the account of the Borrower or any Subsidiary in an aggregate undrawn amount at any one time outstanding not to exceed $50,000,000; provided that such Issuing Bank shall not issue any Letter of Credit if, immediately after giving effect to such issuance, the LC Exposure at such time would exceed the Total LC Commitment or if the Revolving Exposure would exceed the Total Revolving Commitment or if the aggregate principal amount of Funded Senior Debt at such time would exceed the Borrowing Base then in effect. Each Letter of Credit (x) shall be in form as shall have been agreed upon in writing by the Borrower, the Administrative Agent and such Issuing Bank, (y) shall be in a minimum face amount of $2,000 and (z) shall permit drawings upon the presentation of one or more sight drafts and such other documents as shall be specified by the Borrower in the applicable notice delivered pursuant to paragraph (b) below and shall expire on a date not later than the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the fifth Business Day prior to the Revolving Maturity Date. The letters of credit set forth on Schedule 2.14 shall be deemed to be "Letters of Credit" hereunder at all times such letters of credit are outstanding after the Effective Date; and each of the issuing banks listed therein shall be deemed to be the "Issuing Bank" with respect to such Letters of Credit.

     (b) The Borrower shall give such Issuing Bank written or telecopy notice or notice via computer modem not later than 10:00 a.m., New York City time, one Business Day (or such shorter period as shall be acceptable to such Issuing Bank and the Administrative Agent) prior to any proposed issuance of a Letter of Credit. Each such notice shall refer to this Agreement and shall specify (i) the date on which such Letter of Credit is to be issued (which shall be a Business
Day), the account party on the Letter of Credit and the face amount thereof (which shall be an amount in dollars), (ii) the name and address of the beneficiary, (iii) whether such Letter of Credit shall permit a single drawing or multiple drawings, (iv) the form of the sight draft and any other documents required to be presented at the time of any drawing (together with the exact wording of such documents or copies thereof) and (v) the expiry date of such Letter of Credit. Such Issuing Bank shall give the Administrative Agent, which shall in turn give to each Lender, prompt written or telecopy advice of any notice received from the Borrower pursuant to this Section 2.14.

     (c) By the issuance (or continuance on the Effective Date) of a Letter of Credit and without any further action on the part of such Issuing Bank or the Lenders in respect thereof, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's pro rata percentage, based upon its LC Commitment, of the face amount of such Letter of Credit, effective upon the issuance of such Letter of Credit; provided that (i) no Lender shall be required to acquire participations in Letters of Credit that would result in its pro rata percentage, based upon its LC Commitment, of the LC Exposure exceeding its LC Commitment, as the same may be reduced from time to time in accordance with
Section 2.10 and (ii) any Lender or New Lender that increases its Revolving Commitment or extends a Revolving Commitment after the Effective Date in connection with an increase in Revolving Commitments requested by the Borrower pursuant to Section 2.01(b) shall acquire from such Issuing Bank a participation in such Letter of Credit equal to such Lender's pro rata percentage, based on its LC Commitment, of the face amount of such Letter of Credit on the effective date of such increased or new Revolving Commitment. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees severally and not jointly to pay to the Administrative Agent, on behalf of such Issuing Bank, in accordance with paragraph (e) below, such Lender's pro rata percentage, based upon its LC Commitment, of each unreimbursed LC Disbursement made by such Issuing Bank; provided that the Lenders shall not be obligated to make any such payment with respect to any payment or disbursement made under any Letter of Credit as a result of the gross negligence or wilful misconduct of such Issuing Bank. Notwithstanding the foregoing, if, as permitted by Section 2.14(f), an Issuing Bank has separately agreed with the Borrower that the Issuing Bank will be held to a higher standard of care, such standard shall govern as between the Issuing Bank and the Lenders.

     (d) Each Lender acknowledges and agrees that its acquisition of participations pursuant to paragraph (c) above in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of any Default or Event of Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (e) Promptly after it shall have ascertained that any draft and any accompanying documents presented under a Letter of Credit appear to be in conformity with the terms and conditions of such Letter of Credit, such Issuing Bank shall give written or telecopy notice to the Borrower and the Administrative Agent of the receipt and amount of such draft and the date on which payment thereon will be made. If the Administrative Agent shall not have received from the Borrower the payment required pursuant to paragraph (f) by the date and time required by such paragraph, the Administrative Agent shall promptly notify such Issuing Bank and each Lender of the LC Disbursement and, in the case of each Lender, its pro rata percentage, based upon its LC Commitment of such LC Disbursement. Each Lender shall pay to the Administrative Agent, not later than 2:00 p.m., New York City time, on such date, such Lender's percentage of such LC Disbursement, which the Administrative Agent shall promptly pay to such Issuing Bank. The Administrative Agent will promptly remit to each Lender such Lender's percentage of any amounts subsequently received by the Administrative Agent from the Borrower in respect of such LC Disbursement; provided that amounts so received for the account of any Lender prior to payment by such Lender of amounts required to be paid by it hereunder in respect of any LC Disbursement shall be remitted to such Issuing Bank.

     (f) If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 2:00 p.m., New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt. The Administrative Agent shall inform the applicable Issuing Bank of any such payment by the Borrower. The obligations of the Borrower under this paragraph (f) shall be absolute, unconditional and irrevocable and shall be satisfied strictly in accordance with their terms irrespective of:

          (i) any lack of validity or enforceability of any Letter of Credit;

         (ii) the existence of any claim, setoff, defense or other right which the Borrower or any other Person may at any time have against the beneficiary under any Letter of Credit, the Administrative Agent, such Issuing Bank or any other Lender (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or wilful misconduct of the Administrative Agent or such Issuing Bank) or any other Person in connection with this Agreement or any other transaction;

        (iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; provided that payment by such Issuing Bank under such Letter of Credit against presentation of such draft or document shall not have constituted gross negligence, wilful misconduct or breached any other standard agreed to in writing by the applicable Issuing Bank;

        (iv) payment by such Issuing Bank under a Letter of Credit against presentation of a draft or other document which does not comply in any immaterial respect with the terms of such Letter of Credit; provided that such payment shall not have constituted gross negligence or wilful misconduct; or

         (v) any other circumstance or event whatsoever, whether or not similar to any of the foregoing; provided that such other circumstance or event shall not have been the result of gross negligence or wilful misconduct of such Issuing Bank or the result of a violation by such Issuing Bank of the standards of care specified in the Uniform Commercial Code of the State of New York.

     It is understood that in making any payment under a Letter of Credit (x) such Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (y) any noncompliance in any immaterial respect of the documents presented under a Letter of Credit with the terms thereof shall, in either case, not be deemed wilful misconduct or gross negligence of such Issuing Bank. Notwithstanding the foregoing, to the extent such Issuing Bank has separately agreed with the Borrower to a standard of care which varies from that set forth above, such standard shall govern as between the Borrower and such Issuing Bank.

     (g) Each Issuing Bank hereby agrees to share, pro rata in accordance with its LC Exposure, with all of the Lenders, its security interest in all documents and goods in which it will have a security interest in connection with the issuance of any Letter of Credit and to share on the same basis all amounts recovered by such Issuing Bank in connection with any such security interest.

     SECTION 2.15. Indemnity. The Borrower shall indemnify each Lender against any loss or reasonable expense which such Lender may sustain or incur as a consequence of (a) any failure by the Borrower to fulfill on the date of any Borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by the Borrower to borrow or to convert or continue any Loan hereunder after irrevocable notice of such Borrowing, conversion or continuation has been given pursuant to Section 2.03 or 2.04, (c) any payment, prepayment or conversion of a Eurodollar Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto or (d) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted, continued or not borrowed (based on the LIBO Rate) for the period from the date of such payment, prepayment or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or not borrowed for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.15 and the method of calculation employed by such Lender shall be delivered to the Borrower and shall be presumed conclusive absent manifest error but subject to rebuttal by the Borrower.

     SECTION 2.16. Pro Rata Treatment. Except as provided in Section 2.01(f) or as required under Section 2.13, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fee, each payment of the LC Fees and each reduction of the Revolving Commitments shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

     SECTION 2.17. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Revolving Loan, Term Loans and participations in LC Disbursements as a result of which the unpaid principal portion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements shall be proportionately less than the unpaid principal portion of the Revolving Loans, Term Loans and participations in LC Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Revolving Loans, Term Loans and participations in LC Disbursements of such other Lender, so that the aggregate unpaid principal amount of the Revolving Loans, Term Loans and participations in LC Disbursements and participations in Revolving Loans, Term Loans and participations in LC Disbursements held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Revolving Loans, Term Loans and participations in LC Disbursements then outstanding as the principal amount of its Revolving Loans, Term Loans and participations in LC Disbursements, prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Revolving Loans, Term Loans and participations in LC Disbursements, outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Revolving Loan, Term Loan or participation in LC Disbursements, deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Revolving Loan, Term Loan or participation in LC Disbursements directly to the Borrower in the amount of such participation.

     SECTION 2.18. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees (other than the fees referred to in paragraph (d) of Section 2.05) or other amounts) hereunder and under any other Loan Document not later than 12:00 noon, New York City time, on the date when due in dollars and without set off or deduction to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, in immediately available funds, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.12, 2.15, 2.19 and 9.05 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.

     (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest, if applicable.

     SECTION 2.19. Taxes. (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.18, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and expenses) with respect thereto, excluding (i) any such taxes, levies, imposts, deductions, charges, withholdings or liabilities imposed on or measured by the net income of the Administrative Agent or any Lender and (ii) franchise taxes imposed on (or measured by) its net income by any Governmental Authority on the Administrative Agent or any Lender as a result of a present or former connection between the jurisdiction of the Governmental Authority imposing such tax on the Administrative Agent or such Lender (except a connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) and (iii) any branch profits taxes imposed by the United States or any similar tax, levy, impost, deduction, charge, withholding or liability imposed in any other jurisdiction in which the Administrative Agent or any Lender is located (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders or the Administrative Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.19) such Lender or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law; provided that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (f) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Taxes pursuant to Section 2.19(a).

     (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

     (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes paid by such Lender or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Lender or the Administrative Agent, as the case may be, makes written demand therefor. Upon the written request of the Borrower and at the Borrower's sole expense, a Lender or Administrative Agent shall take reasonable steps to obtain a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.19. If any Lender or the Administrative Agent receives a refund (whether pursuant to a request described in the preceding sentence or otherwise) in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.19, it shall promptly notify the Borrower of such refund and shall, within 30 days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), repay such refund to the Borrower (to the extent of amounts that have been paid by the Borrower under this Section 2.19 with respect to such refund), net of all out-of-pocket expenses of such Lender and without interest (except to the extent such refund includes any interest); provided that the Borrower, upon the request of such Lender or the Administrative Agent, agrees to return such refund (plus penalties, interest or other charges) to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund.

     (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

     (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.19 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

     (f) Each Lender or Participant that is not a United States person as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall, on or before the date it becomes a party to this Agreement or a Participant, as the case may be, deliver to the Borrower and the Administrative Agent, Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Lender or Participant claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit I, and any other certificate or statement of exemption or any subsequent version thereof or successors thereto, properly completed and duly executed by such Lender or Participant, in each case claiming complete exemption from or a reduced rate of United States federal withholding tax. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of and prior to the expiration of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower in writing at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph (other than the notification described in the preceding sentence) that such Non-U.S. Lender is not legally able to deliver, but such Non-U.S. Lender shall provide notice thereof to the Borrower.

     (g) Any Lender claiming any additional amounts payable pursuant to this
Section 2.19 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

     (h) In the event the Borrower is required pursuant to this Section 2.19 to pay any additional amount to any Lender, such Lender shall, if no Default or Event of Default has occurred and is continuing, upon the request of the Borrower to such Lender and the Administrative Agent, assign, pursuant to and in accordance with the provisions of Section 9.04, all of its rights and obligations under this Agreement and under the other Loan Documents to another Lender or an assignee selected by the Borrower and reasonably satisfactory to the Administrative Agent, in consideration for (i) the payment by such assignee to the assigning Lender of the principal of, and interest accrued and unpaid to the date of such assignment on, the Loans of such Lender, (ii) the payment by the Borrower to the assigning Lender of any and all other amounts owing to such Lender under any provision of this Agreement accrued and unpaid to the date of such assignment and (iii) the Borrower's release of the assigning Lender from any further obligation or liability under this Agreement.

                                  ARTICLE III.

                         Representations and Warranties

     The Borrower represents and warrants to each of the Lenders that:

     SECTION 3.01 Organization; Powers. Each of the Borrower and the Subsidiaries (a) is an organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify is not materially likely to result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and to borrow hereunder.

     SECTION 3.02 Authorization. The execution, delivery and performance by the Borrower and each Subsidiary Guarantor of each of the Loan Documents to which it is a party, the Borrowings and the issuances of Letters of Credit (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any material indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary other than pursuant to the Collateral Documents.

     SECTION 3.03 Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which the Borrower or any Subsidiary Guarantor is a party, when executed and delivered by the Borrower or such Subsidiary Guarantor, as the case may be, will constitute, a legal, valid and binding obligation of the Borrower or such Subsidiary Guarantor, as the case may be, enforceable against the Borrower or such Subsidiary Guarantor, as the case may be, in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally and to general principles of equity).

     SECTION 3.04 Governmental Approvals; No Conflicts. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required by the Borrower or any of the Subsidiaries in connection with the Transactions, except such as have been made or obtained and are in full force and effect.

     SECTION 3.05 Financial Statements. (a) The Borrower has heretofore furnished to the Lenders its balance sheets and statements of earnings and statements of cash flows (a) as of and for the fiscal year ended December 31, 1999, audited by and accompanied by the opinion of KPMG Peat Marwick LLP, independent public accountants, and (b) as of and for the fiscal quarter ended March 31, 2000, certified by its chief financial officer. Such financial statements present fairly the financial condition and results of operations of the Borrower and its Subsidiaries as of such dates and for such periods. Such financial statements and the notes thereto were prepared in accordance with GAAP applied on a consistent basis, except as disclosed in such statements and notes.

     (b) Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum, after giving effect to the Transactions, none of the Borrower or its Subsidiaries has, as of the Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.

     SECTION 3.06 No Material Adverse Change. There has been no material adverse change in the business, assets, operations or financial condition of the Borrower and the Subsidiaries, taken as a whole, since December 31, 1999.

     SECTION 3.07 Title to Properties; Possession Under Leases. (a) Each of the Borrower and the Subsidiaries has good and marketable title to, or valid, subsisting and enforceable leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by
Section 6.03.

     (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     (c) Each of the Borrower and the Subsidiaries has complied with all material obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

     SECTION 3.08 Subsidiaries. Schedule 3.08 sets forth as of the Effective Date a list of all direct or indirect Subsidiaries of the Borrower and the percentage of the shares of each class of Capital Stock (other than ownership of or participations in a Receivables Transfer Subsidiary) owned beneficially or of record by the Borrower therein.

     SECTION 3.09 Litigation; Compliance with Laws. Except as set forth on
Schedule 3.09, (a) there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any business, property or rights of any such Person (i) which involve any Loan Document or the Transactions or (ii) which would be materially likely to result in a Material Adverse Effect.

     (b) Neither the Borrower nor any of the Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would be materially likely to result in a Material Adverse Effect.

     SECTION 3.10. Agreements. (a) Neither the Borrower nor any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that would be materially likely to result in a Material Adverse Effect.

     (b) Neither the Borrower nor any of its Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default would be materially likely to result in a Material Adverse Effect.

     SECTION 3.11. Federal Reserve Regulations. (a) Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

     (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the regulations of the Board, including Regulation U or X.

     SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     SECTION 3.13. Use of Proceeds. The Borrower will use the proceeds of the Loans and the Letters of Credit only for working capital and other general corporate purposes of the Borrower and its Subsidiaries in the ordinary course of business including the financing of Permitted Business Acquisitions pursuant to Section 6.06.

     SECTION 3.14. Tax Returns. Except as described in Schedule 3.14, each of the Borrower and the Subsidiaries has filed or caused to be filed all federal, and material state and local tax returns required to have been filed. Each of the Borrower and its Subsidiaries have paid or caused to be paid all taxes required to have been paid, except (a) taxes or assessments that are being contested in good faith by appropriate proceedings and for which the Borrower shall have set aside on its books whatever reserves are required in accordance with GAAP consistently applied or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.15. No Material Misstatements. No statement or information contained in this Agreement, any other Loan Document, the Information Memorandum or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

     SECTION 3.16. Employee Benefit Plans. The Borrower and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder with respect to the employee benefit plans (as defined in Section 3(3) of ERISA) of the Borrower and its ERISA Affiliates. No Reportable Event has occurred in respect of any Plan of the Borrower or any ERISA Affiliate. The present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $5,000,000 the value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto, exceed $5,000,000. Neither the Borrower nor any ERISA Affiliate has incurred any Withdrawal Liability that would be materially likely to have a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination would be materially likely to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect.

     SECTION 3.17. Environmental Matters. Each of the Borrower and the Subsidiaries has complied in all material respects with all material federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental regulation or control. Neither the Borrower nor any Subsidiary has received notice of any failure so to comply which alone or together with any other such failure is materially likely to result in a Material Adverse Effect. The Borrower's and the Subsidiaries' plants do not manage any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, as those terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act or any other applicable law, in violation of any such law or any regulations promulgated pursuant thereto or in any other applicable law where such violation is materially likely to result, individually or together with other violations, in a Material Adverse Effect.

     SECTION 3.18 Security Interests. (a) At all times after execution and delivery of the Pledge Agreement by the parties thereto, the Administrative Agent for the ratable benefit of the Lenders will have a valid, first priority, perfected security interest in the Pledged Stock (as defined in the Pledge Agreement), subject to no other Liens.

     (b) At all times after execution and delivery of the Borrower Security Agreement by the Borrower, the Subsidiary Security Agreement by the Subsidiary Guarantors and the Securities Account Control Agreement by the parties thereto and completion of the filings listed on Schedule 3.18, the security interests created in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to such Security Agreements will constitute valid, perfected security interests in the collateral subject thereto, subject to no other Liens (it being understood that the foregoing representation shall not apply to any such collateral sold in accordance with this Agreement).

                                   ARTICLE IV.

                              Conditions of Lending
                              ---------------------

     SECTION 4.01 Conditions to Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which each of the following conditions is satisfied:

     (a) The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, (ii) a reaffirmation of the Pledge Agreement, executed and delivered by a duly authorized officer of the relevant Loan Parties, (iii) the Subsidiary Security Agreement and the Subsidiary Guaranty, each executed and delivered by a duly authorized officer of the relevant Loan Parties, and (iv) the Borrower Security Agreement, executed and delivered by a duly authorized officer of the Borrower.

     (b) The Administrative Agent shall have received a copy of the resolutions of the Board of Directors of each Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party certified by the Secretary or an Assistant Secretary of such Loan Party as of the Effective Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

     (c) The Administrative Agent shall have received true and complete copies of the certificate of incorporation and by-laws of each Loan Party, certified as of the Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party.

     (d) The Administrative Agent shall have received an executed legal opinion of counsel to the Loan Parties (which may be in-house), in form and substance reasonably satisfactory to the Administrative Agent.

     (e) The Lenders, Administrative Agent and the arranger of the credit facilities provided for herein shall have received all fees (due and payable pursuant to the Fee Letter) and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

     (f) All consents and approvals necessary to be obtained from any Governmental Authority or other Person in connection with the financing contemplated hereby and the continuing operation of the Borrower and its Subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome conditions.

     (g) Commitments shall have been received in respect of an amended and restated $600 million liquidity facility (the "Liquidity Facility") on behalf of the Metris Master Trust.

     (h) The Administrative Agent shall have received the results of a recent search of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to the Borrower or any other Loan Party, and the results of such search shall be satisfactory to the Lenders.

     (i) S&P and Moody's shall have confirmed that the credit facilities provided for herein are rated at least BB- and Ba3, respectively.

     (j) The Administrative Agent shall have received a completed Borrowing Base Certificate dated the Effective Date and signed by a Financial Officer of the Borrower.

     SECTION 4.02 Conditions to All Loans. The obligations of the Lenders to make any Loans hereunder and of the Issuing Banks to issue any Letters of Credit hereunder, and the effectiveness of any amendment to a Letter of Credit that increases the principal amount thereof, are subject to the satisfaction of the conditions that, on the date of each Credit Event, but excluding each Borrowing in which Loans are continued or converted as contemplated in Section 2.04:

     (a) In the case of a Borrowing, the Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03, or, in the case of an issuance of a Letter of Credit, the Issuing Bank shall have received a notice in accordance with Section 2.14(b).

     (b) The representations and warranties set forth in Article III hereof,
Section 3 of the Pledge Agreement, Section 3 of the Borrower Security Agreement,
Section 3 of the Subsidiary Security Agreement (to the extent applicable to Persons that are parties to the Subsidiary Security Agreement on the date of such Credit Event) and Section 3 of the Subsidiary Guaranty (to the extent applicable to Persons that are parties to the Subsidiary Guaranty on the date of such Credit Event) shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

     (c) The Borrower shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Credit Event no Event of Default or Default shall have occurred and be continuing.

     (d) In the case of any Credit Event that would result in the aggregate principal amount of the Loans outstanding exceeding $300,000,000 (less the aggregate face amount of any Letters of Credit to be outstanding after such Credit Event), a certificate of a Financial Officer of the Borrower (i) as to the matters contained in clauses (b) and (c) of this Section 4.02 and (ii) demonstrating compliance (with supporting calculations) by the Borrower, after giving effect to such Credit Event, with Section 4.04 of the Senior Note Indenture referred to in clause (a) of the definition thereof and Section 4.05 of the Senior Note Indenture referred to in clause (b) of the definition thereof and any other provision of any other indenture or agreement applicable to the Borrower or any Subsidiary that may be implicated by the amount of credit extensions hereunder.

Each Credit Event, excluding each Borrowing in which Loans are continued or converted as contemplated in Section 2.04(b), shall be deemed to constitute a representation and warranty by the Borrower (or any other relevant Loan Party, as the case may be), on the date of such Borrowing as to the matters specified in paragraphs (b) and (c) of this Article IV.

                                   ARTICLE V.

                              Affirmative Covenants
                              ---------------------

     The Borrower covenants and agrees with each Lender and the Administrative Agent that, so long as this Agreement shall remain in effect, the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid or any Letter of Credit shall remain outstanding, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Subsidiaries to:

     SECTION 5.01 Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05 and with regard to any Subsidiary which has no significant assets and no significant liabilities.

     (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated (except as permitted pursuant to Section 6.05); comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted, the failure to comply with which would be materially likely to result in a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

SECTION 5.02 Insurance. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, (i) including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses; including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

     SECTION 5.03 Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary shall have set aside on its books whatever reserves are required in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 5.04 Financial Statements, Reports, etc. In the case of the Borrower, furnish to the Administrative Agent and each Lender (by delivery of a regular or periodic report filed under the Exchange Act containing such items or otherwise):

     (a) within 100 days after the end of each fiscal year, its consolidated balance sheets and related statements of earnings and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, audited by KPMG Peat Marwick LLP or any other Big Five Accounting Firm and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (except for changes concurred with by the Borrower's independent public accountants and disclosed in such statements or the notes thereto);

     (b) within 50 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheets and related statements of earnings and cash flow showing the financial condition of the Borrower and its consolidated subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers, as fairly presenting the financial condition and results of operations of the Borrower on a consolidated basis in accordance with GAAP consistently applied (except for changes concurred with by the Borrower's independent public accountants and disclosed in such statements or the notes thereto), subject to normal year-end audit adjustments;

     (c) concurrently with any delivery of financial statements under clause (a) or (b) above, (x) a certificate of the accounting firm, in the case of (a), or Financial Officer, in the case of (b), referred to in the applicable paragraph certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (y) a certificate of a Financial Officer setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Section 6.01 (as of the last day of each calendar month included in the relevant fiscal period) and stating whether any change in GAAP or in the application thereof (not previously communicated to the Administrative Agent in a certificate pursuant to this subsection) has occurred since the date of the Borrower's audited financial statements referred to in
Section 3.05 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

     (d) within 15 days after the end of each calendar month, a completed Borrowing Base Certificate calculating and certifying the Borrowing Base as of the last day of such calendar month, signed on behalf of the Borrower by a Financial Officer;

     (e) within 30 days after the commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and, in a manner consistent with the Information Memorandum, the assumptions used therein) and, promptly when available, any significant revisions of such budget;

     (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any Governmental Authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be; and

     (g) as soon as reasonably practicable, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

     SECTION 5.05 Litigation and Other Notices. Furnish to the Administrative Agent prompt written notice of the following promptly after a Responsible Officer of the Borrower or any Subsidiary becomes aware of the same:

     (a) any Event of Default or Default (provided that in the case of a Default such notice may be oral, unless requested to be in writing by the Administrative Agent), specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

     (b) the filing or commencement of, or receipt of notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof which would be materially likely to result in a Material Adverse Effect;

     (c) the occurrence of any Reportable Event that, alone or together with any other Reportable Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $5,000,000;

     (d) any development affecting or relating to the Borrower or any Subsidiary that in the reasonable judgment of the Borrower has resulted in, or is materially likely to result in, a Material Adverse Effect referred to in clause
(a) of the definition of such term; and

     (e) the occurrence of any event which constitutes a Change in Control.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     SECTION 5.06 Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the Code with respect to the employee benefit plans (as defined in Section 3(3) of ERISA) of the Borrower and the ERISA Affiliates and (b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 30 days after any Responsible Officer of the Borrower or any ERISA Affiliate knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Borrower or any ERISA Affiliate to the PBGC in an aggregate amount exceeding $5,000,000, a statement of a Financial Officer setting forth details as to such Reportable Event and the action that the Borrower or such ERISA Affiliate proposes to take with respect thereto, together with a copy of the notice, if any, of such Reportable Event to the PBGC, (ii) promptly after receipt thereof, a copy of any notice that the Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) or to appoint a trustee to administer any such Plan, (iii) within 10 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer setting forth details as to such failure and the action that the Borrower proposes to take with respect thereto, together with a copy of any such notice given to the PBGC and (iv) promptly and in any event within 30 days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, both within the meaning of Title IV of ERISA.

     SECTION 5.07 Maintaining Records; Access to Properties and Inspections. Maintain or cause to be maintained at all times true and complete books and records of its financial operations and permit the Administrative Agent or any Lender and their designated representatives reasonable access after reasonable notice to all such books and records and to any of the properties or assets of the Borrower and the Subsidiaries during regular business hours in order that the Administrative Agent and the Lenders may make such examinations and make abstracts from such books and records and may discuss the affairs, finances and accounts with, and be advised as to the same by, Financial Officers and, after consultation with the Borrower, the independent accountants of the Borrower or any Subsidiary, all as the Administrative Agent or any Lender may reasonably deem appropriate for the purpose of verifying the accuracy of the various reports delivered by the Borrower or any Subsidiary thereof to the Administrative Agent and/or the Lenders pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement. Except during the continuance of any Event of Default, all requests by Lenders under this Section shall be made through and coordinated by the Administrative Agent with a view to minimizing inconvenience to the Borrower and its Subsidiaries.

     SECTION 5.08 Further Assurances. (a) Promptly perform or cause to be performed any and all such acts and execute or cause to be executed, at the cost and expense of the Borrower, any and all documents under the provisions of any applicable law, rule or regulation of any Governmental Authority, and take all such further actions, which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or which are necessary from time to time, in order to grant, maintain, preserve and protect in favor of the Administrative Agent, for the benefit of the Lenders, the security interest in and pledge of the collateral under the Collateral Documents, including the perfection and priority thereof, all as provided in the Collateral Documents. The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Collateral Documents.

     (b) With respect to any Subsidiary organized in the United States (other than as prohibited by law or regulation) that has not previously done so, promptly (i) execute and deliver to the Administrative Agent, for the benefit of the Lenders, a new pledge agreement or such amendments or supplements to the Pledge Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on all of the Capital Stock of such Subsidiary owned directly or indirectly by the Borrower or any Subsidiary, and (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the parent company of such Subsidiary.

     (c) With respect to any Subsidiary (other than an Excluded Subsidiary or an Immaterial Subsidiary) that has not previously done so, provide the Administrative Agent with written notice of the existence of such a Subsidiary, and cause such Subsidiary to execute and deliver to the Administrative Agent one or more instruments (as the Administrative Agent shall request and satisfactory to the Administrative Agent in form and substance) pursuant to which such Subsidiary shall (i) undertake the obligations of a Subsidiary Guarantor under the Subsidiary Guaranty and (ii) become a party to the Subsidiary Security Agreement.

     (d) Cause MDI to be the direct or indirect parent of any Subsidiary whose Capital Stock is not pledged by the Borrower pursuant to the Pledge Agreement.

     (e) Cause any residual interest issued to or held by the Borrower or any of its Subsidiaries (other than an Excluded Subsidiary) in connection with the sale of Accounts into a Receivables Transfer Program to be pledged as collateral pursuant to the Collateral Documents to secure the repayment of the Obligations

     (f) Prior to the first time the Borrower includes any Permitted Investments in the Borrowing Base, deliver to the Administrative Agent (i) an executed legal opinion of counsel to the Loan Parties (which may be in-house) and (ii) executed Uniform Commercial Code filings in respect of the securities account established pursuant to the Securities Account Control Agreement and the financial assets and security entitlements credited thereto, in each case in form and substance reasonably satisfactory to the Administrative Agent.

     SECTION 5.09 Information Regarding Collateral. (a) The Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility),
(iii) in any Loan Party's identity or corporate structure or (iv) in any Loan Party's Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed. (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section 5.04, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower certifying that all Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction necessary to perfect, and an opinion of counsel (which may be rendered by the chief legal officer of the Borrower) that such filings or recordings are sufficient to perfect, the security interests under the Collateral Documents (other than in respect of Collateral as to which the sole method of perfection is possession) for a period of not less than 18 months after the date of such certificate and opinion (except as noted therein with respect to any continuation statements to be filed within such period).

     SECTION 5.10. Sale of Accounts. Sell all Accounts comprising receivables owing by any obligor pursuant to any credit card Account under a credit card agreement held by a Credit Card Bank (to the extent not funded by deposits or capital of such Credit Card Bank) to the Borrower, any Subsidiary Guarantor or to another Depositary Institution (for the purpose of investing its deposits) or directly or indirectly through a Receivables Transfer Subsidiary, into any Receivables Transfer Program. Notwithstanding the foregoing, Accounts may be sold in any manner as permitted by Section 6.08.

     SECTION 5.11. Regulatory Capital. Cause each of its Insured Subsidiaries to be at all times at least "adequately capitalized" for purposes of 12 U.S.C. ss.1831o, as amended, re-enacted or redesignated from time to time, and at all times to maintain such amount of capital as may be prescribed from time to time, whether by regulation, agreement or order, by each Bank Regulatory Authority having jurisdiction over such Insured Subsidiary.

                                   ARTICLE VI.

                               Negative Covenants
                               ------------------

     The Borrower covenants and agrees with each Lender and the Administrative Agent that, so long as this Agreement shall remain in effect, the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid or any Letter of Credit shall remain outstanding, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and will not cause or permit any of the Subsidiaries to:

     SECTION 6.01 Financial Covenants

     (a) Leverage Ratio. In the case of the Borrower, permit the Leverage Ratio at any time to exceed 3.0 to 1.0.

     (b) Minimum Consolidated Net Worth. In the case of the Borrower, permit Consolidated Net Worth at any time to be less than the sum of (i) $467,851,000 plus (ii) 40% of Cumulative Consolidated Net Income as of the last day of the fiscal quarter of the Borrower most recently ended plus (iii) 40% of the net cash proceeds of any issuance by the Borrower of Capital Stock after December 31, 1999.

     (c) Minimum Excess Spread. In the case of the Borrower, permit Excess Spread on any Series to be less than 1%.

     (d) Minimum Equity to Managed Accounts Receivable Ratio. In the case of the Borrower, permit the Equity to Managed Accounts Receivable Ratio at any time to be less than 5%.

     (e) Minimum Equity to Delinquent Assets Ratio. In the case of the Borrower, permit the Equity plus Credit Reserves to Delinquent Assets Ratio at any time to be less than 2.25 to 1.00.

     (f) Minimum Equity plus Credit Reserves to Managed Accounts Receivable Ratio. In the case of the Borrower, permit the Equity plus Credit Reserves to Managed Accounts Receivable Ratio at any time to be less than 10%.

     (g) Maximum Investments in Depositary Institutions to Adjusted Consolidated Net Worth Ratio. In the case of the Borrower, permit the Investments in Depositary Institutions to Adjusted Consolidated Net Worth Ratio to exceed 50%.

     (h) Borrowing Base. Permit the aggregate principal amount of Funded Senior Debt (other than Funded Senior Debt incurred by DMCCB or any other Depositary Institution) at any time to exceed the Borrowing Base then in effect.

     SECTION 6.02 Limitations on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

     (a) Indebtedness of the Borrower or any Subsidiary Guarantor under this Agreement or the Subsidiary Guaranty;

     (b) other Indebtedness of the Borrower or any of its Subsidiaries so long as, on the date of incurrence thereof, after giving effect thereto, no Default or Event of Default shall have occurred or would result therefrom, provided that the aggregate principal amount of all Indebtedness of all Subsidiaries that are not Subsidiary Guarantors (other than Depositary Institutions) shall not exceed $25,000,000 at any time;

     (c) Indebtedness of the Borrower and its Subsidiaries outstanding on the Effective Date which is of the type described in clause (i) below and which is described in Schedule 6.02;

     (d) (i) Indebtedness of the Borrower and any Subsidiary Guarantor pursuant to the Senior Note Indenture in an aggregate principal amount not to exceed $250,000,000 at any one time outstanding and (ii) Indebtedness of the Borrower or any Subsidiary Guarantor issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, redeem or refund the Indebtedness referred to in clause (i) of this subsection (d) (A) the terms of which have been provided to the Lenders at least seven Business Days before the date of such renewal, refinancing, extension or modification, (B) which do not shorten the date for payment of interest thereon or shorten the maturity (or weighted average life) or increase the principal amount thereof and which, after giving effect thereto, contain terms and conditions (including, without limitation, covenants and events of default) that are no less favorable taken as a whole to the Lenders in any material respect than the terms and conditions thereof applicable before giving effect thereto, and (C) at any time that a Default or Event of Default shall not have occurred and be continuing or would result therefrom;

     (e) Indebtedness arising out of any Receivables Transfer Program;

     (f) Indebtedness in connection with loans and advances permitted by Section 6.06(d);

     (g) Indebtedness in respect of deposits held by any Depositary Institution;

     (h) Indebtedness of any Depositary Institution (other than in respect of deposits held by such Depositary Institution) so long as the aggregate outstanding principal amount thereof does not, at any time when such Depositary Institution is not Investment Grade, exceed 75% of the DI Consolidated Tangible Net Worth (excluding DI Cumulative Securitization Gains) of such Depositary Institution at such time, provided, that (i) Indebtedness incurred by a Depositary Institution pursuant to this clause (h) when it is Investment Grade shall count as usage of such amount if such Depositary Institution ceases to be Investment Grade and (ii) if the aggregate outstanding principal amount of such Indebtedness at the time such Depositary Institution ceases to be Investment Grade exceeds the amount that would otherwise be permitted by this clause (h), such excess shall not result in a Default or Event of Default under this clause
(h) so long as no additional Indebtedness is incurred by such Depositary Institution while it is not Investment Grade; and

     (i) Indebtedness of the Borrower or any Subsidiary (which in each case may be secured pursuant to Section 6.03(b)) that is either (x) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof (provided that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement) or
(y) assumed in connection with the merger, consolidation or acquisition of a Person or substantially all of its assets existing at the time such Person is merged into or consolidated with the Borrower or any Subsidiary or at the time of acquisition thereof, as the case may be, by the Borrower or a Subsidiary (provided that such Indebtedness was in existence prior to the contemplation of such merger, consolidation or acquisition); provided that the aggregate principal amount of all Indebtedness incurred pursuant to this clause (i) shall not exceed $50,000,000.

Notwithstanding anything to the contrary herein, no Released Subsidiary shall be permitted to Guarantee any Indebtedness of the Borrower or any Subsidiary (other than another Released Subsidiary).

     SECTION 6.03 Liens. Create, incur, assume or permit to exist any Lien on any property or assets, including stock or other securities of any Person now owned or hereafter acquired or assign or convey any rights to or security interests in any future revenue (in each case, other than property or assets sold or transferred pursuant to the Receivables Transfer Program); provided that, notwithstanding the foregoing, the following Liens shall be permitted so long as, in each case, such Liens do not apply to the Capital Stock of any Credit Card Bank or any other Subsidiary whose Capital Stock is not pledged to the Lenders pursuant to a Loan Document:

     (a) Liens on property or assets of the Borrower and its Subsidiaries existing on the Effective Date which (with the exception of existing Liens consisting of the interests of lessors under Capital Leases) are set forth in
Schedule 6.03; provided that such Liens shall secure only those obligations which they secure on the Effective Date;

     (b) Liens on fixed or capital assets that are either (i) acquired, constructed or improved by the Borrower or any Subsidiary, provided that (A) such security interests secure Indebtedness permitted by Section 6.02(i)(x), (B) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 90% of the cost of acquiring, constructing or improving such fixed or capital assets and (D) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary or (ii) existing prior to the acquisition of such fixed or capital assets (or prior to the date on which any Person owning such fixed or capital assets becomes a Subsidiary), provided that (A) such security interests secure Indebtedness permitted by Section 6.02(i)(y), (B) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be,
(C) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary, (D) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

     (c) Liens for taxes not yet due or which are being contested in compliance with Section 5.03 and judgment liens securing judgments which have not given rise to Events of Default;

     (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due or that are being contested in compliance with
Section 5.03;

     (e) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

     (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (g) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

     (h) Liens on Accounts and on credit cardholder accounts owned by the Borrower or any of its Subsidiaries, in each case securing Indebtedness incurred to finance the acquisition thereof so long as (i) such Liens do not at any time encumber any asset other than the Accounts and credit cardholder accounts financed by such Indebtedness and (ii) recourse for repayment of such Indebtedness is limited to the Accounts and credit cardholder accounts so financed (subject to customary limited recourse to the Borrower and its Subsidiaries relating to representations and warranties made with respect to such Accounts and credit cardholder accounts in connection with the incurrence of such Indebtedness);

     (i) other Liens to secure Indebtedness or obligations in respect of Rate Protection Agreements of the Borrower and/or any Subsidiary, so long as after giving effect thereto the aggregate outstanding principal amount of Indebtedness or obligations in respect of Rate Protection Agreements secured by Liens under this Section 6.03(i) does not exceed $10,000,000 at such time;

     (j) Liens created by the Collateral Documents; and

     (k) any Subordinated Securities Intermediary Lien in respect of Pledged Permitted Investments.

     SECTION 6.04 Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "Sale-Leaseback Transaction"), except that the Borrower and the Subsidiaries at any time may enter into any Sale-Leaseback Transaction so long as prior to and after giving effect thereto the Borrower and its Subsidiaries are in compliance with Sections 6.02(c) and 6.08(c).

     SECTION 6.05 Mergers, Consolidations, and Sales of Assets. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or, sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or sell, transfer, lease or otherwise dispose of any Capital Stock of any Subsidiary, except that:

     (a) if immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (i) any wholly owned Subsidiary may (A) merge or consolidate into the Borrower in a transaction in which the Borrower is the surviving corporation or (B) transfer assets to the Borrower, and (ii) any wholly owned Subsidiary may merge into or consolidate with or transfer assets to any Person that upon the consummation of such merger, consolidation or transfer is a Wholly Owned Subsidiary Guarantor in a transaction in which no Person other than the Borrower or a Wholly Owned Subsidiary Guarantor receives any consideration;

     (b) any Receivables Transfer Subsidiary may merge or consolidate into or transfer assets to another Receivables Transfer Subsidiary in a transaction in which no other Person receives any consideration, and

     (c) sales of Accounts expressly permitted by Section 6.08.

     SECTION 6.06 Investments, Loans, Advances and Guarantees. Purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Capital Stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist (other than any increase in value of any prior investment) any investment or any other interest in, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (or material portion thereof) (collectively, "Investments"), except:

     (a) Permitted Investments; provided that if a Permitted Investment ceases to be a Permitted Investment due to a downgrading or withdrawal of a rating assigned by a rating agency, then such investment shall cease to be a Permitted Investment 30 days following such downgrading or withdrawal;

     (b) Investments existing on the date hereof and set forth on Schedule 6.06, to the extent such investments would not be permitted under any other clause of this Section;

     (c) Investments existing on the date hereof by the Borrower and its Subsidiaries in the Capital Stock of their Subsidiaries;

     (d) Investments made by the Borrower or any Subsidiary after the Effective Date (i) to or in the Borrower or any Subsidiary Guarantor, (ii) to or into any Immaterial Subsidiary that is not a Subsidiary Guarantor in an aggregate amount not to exceed $10,000,000 at such time, (iii) to or into a Receivables Transfer Subsidiary to establish or maintain a Receivables Transfer Program, (iv) to or into any Depositary Institution; provided that the aggregate amount of Investments made by the Borrower or any Subsidiary after the Effective Date pursuant to this clause (iv) shall not exceed the greater of (I) $15,000,000 and
(II) an amount not to exceed the amount necessary to provide that such Depositary Institution qualifies as "well capitalized" for purposes of 12 U.S.C. ss.1831o, as amended, re-enacted or redesignated from time to time, or such higher amount as may be required from time to time by the applicable regulatory body or agency; and (v) to or into any other Subsidiary that is an insurance company or other regulated financial institution that is not a Depository Institution to the extent necessary to comply with laws, regulations or orders with respect to such Subsidiary; provided that the aggregate amount of Investments made by the Borrower or any Subsidiary after the Effective Date pursuant to this clause (v) shall not exceed $25,000,000;

     (e) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

     (f) Investments made in connection with a sale of assets permitted by
Section 6.08 to the extent of the non-cash consideration received by the Borrower or a Subsidiary;

     (g) Investments consisting of purchases of Accounts so long as the aggregate consideration paid by the Borrower and its Subsidiaries in respect of all such Investments consummated during any period of four fiscal quarter periods (an "Acquisition Test Period") of the Borrower (excluding any such consideration paid with Capital Stock of the Borrower) shall not exceed 30% of the average Managed Accounts Receivable as of the last day of each of the four fiscal quarter periods of the Borrower and its Subsidiaries most recently ended, provided, that (i) for the purposes of this clause (g), the aggregate consideration paid for Accounts on the date of any determination after the end of the fiscal quarter during which such Accounts were acquired shall be deemed to be the lesser of (x) the actual aggregate consideration paid by the Borrower and its Subsidiaries and (y) the outstanding amount of such Accounts determined in accordance with GAAP as of the most recent fiscal quarter ending prior to such date of determination and (ii) any acquisition of Accounts that is permitted under this clause (g) on the date of determination shall remain permitted once such transaction is consummated, notwithstanding the average Managed Accounts Receivable subsequent to such date of determination;

     (h) Investments in respect of Rate Protection Agreements entered into in the ordinary course of business;

     (i) guaranties or indemnifications by the Borrower with respect to performance bonds or other sureties (other than in respect of Indebtedness) required by any regulatory authority to be obtained by a Subsidiary in the ordinary course of business;

     (j) Qualified Investments financed solely with Capital Stock of the Borrower in any Person that, after giving effect to such Investment, is (i) a Supermajority-Owned Subsidiary and (ii) to the extent required by Section 5.08(c), a Subsidiary Guarantor;

     (k) Qualified Investments not otherwise permitted by clause (j) above financed solely with Capital Stock of the Borrower in any Person that, after giving effect to such Investment, is a Majority-Owned Subsidiary Guarantor, provided, that, after giving effect to such Investment, the Available Total Investment Basket shall not be less than zero;

     (l) Qualified Investments financed with Capital Stock of the Borrower or cash, in an aggregate amount for all investments made pursuant to this clause
(l) not to exceed $75,000,000, in any Person that, after giving effect to such Investment, is a Majority-Owned Subsidiary but is not a Subsidiary Guarantor, provided that (i) no more than $50,000,000 of such Investments may be made with cash in any Person that is not a Wholly Owned Subsidiary and (ii) after giving effect to such Investment, neither the Available Total Investment Basket nor the Available Cash Investment Basket shall be less than zero;

     (m) Qualified Investments financed with Capital Stock of the Borrower or cash, in an aggregate amount not to exceed $25,000,000, in any Person that, after giving effect to such Investment, is not a Majority-Owned Subsidiary, provided, that, after giving effect to such Investment, neither the Available Total Investment Basket nor the Available Cash Investment Basket shall be less than zero; and

     (n) Qualified Investments not otherwise permitted by this Section 6.06 financed with cash in any Person that, after giving effect to such Investment, is a Majority-Owned Subsidiary Guarantor, provided, that after giving effect to such Investment, neither the Available Total Investment Basket nor the Available Cash Investment Basket shall be less than zero.

     SECTION 6.07 Restricted Payments; Certain Payments of Indebtedness. (a) Declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (i) the Borrower may make Restricted Payments with respect to its Capital Stock payable solely in additional Capital Stock, (ii) Restricted Payments made to the Borrower or any Subsidiary Guarantor, (iii) the Borrower may make Restricted Payments, not exceeding $1,000,000 during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries; (iv) any distribution of rights to all shareholders of the Borrower and any purchase, redemption or other acquisition or retirement of equity interests issued pursuant to any shareholder rights plan of the Borrower, as the same may be adopted or amended from time to time, as to which the aggregate amount of the Restricted Payments made after the Effective Date does not exceed $1,000,000;
(v) the Borrower may make Restricted Payments in an aggregate amount in any fiscal year of the Borrower not to exceed 40% of Consolidated Net Income for the prior fiscal year of the Borrower; and (vi) the issuance by the Borrower of options or other equity securities of the Borrower to outside directors, members of management or employees of the Borrower or any of its Subsidiaries.

     (b) Make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

     (i) payment of Indebtedness created under the Loan Documents;

     (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness (subject to any subordination provisions thereof);

     (iii) refinancings of Indebtedness to the extent permitted by Section 6.02(d); and

     (iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness.

     SECTION 6.08 Disposition of Assets. Sell, transfer, lease or otherwise dispose of any asset, including any Capital Stock, nor will the Borrower permit any of its Subsidiaries to issue any additional shares of its Capital Stock or other ownership interest in such Subsidiary (other than to the Borrower or any Subsidiary Guarantor), except:

     (a) sales of used or surplus equipment and Permitted Investments in the ordinary course of business;

     (b) sales, transfers and dispositions permitted by clause (a) or (b) of
Section 6.05;

     (c) sales, transfers and dispositions of assets (other than Capital Stock of a Subsidiary) that are not permitted by any other clause of this Section 6.08; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (c) (excluding any such disposition pursuant to any Sale-Leaseback Transaction involving the approximately 140,000 square foot office building located at 17600 North Perimeter Drive, Scottsdale, Arizona 85255, used by Direct Merchants Credit Card Bank, National Association as its principal banking facility) shall not exceed $25,000,000 during any fiscal year of the Borrower;

     (d) sales, transfers and dispositions of Accounts in connection with the Receivables Transfer Program;

     (e) sales, transfers and dispositions of Accounts (and, to the extent necessary in connection with such sale, related credit cardholder accounts), so long as the fair market value of the Accounts sold during any period of four fiscal quarter periods of the Borrower shall not exceed 15% of the average Managed Accounts Receivable as of the last day of each of the four fiscal quarters of the Borrower and its Subsidiaries most recently ended;

     (f) sales, transfers and dispositions of Accounts that have been charged off on the books and records of the Borrower or a Subsidiary in accordance with its standard credit and collection policies; and

     (g) sales of common stock of up to three Subsidiaries (other than MDI and any Depositary Institution) (an "IPO Subsidiary") pursuant to an underwritten registered public offering thereof, so long as (i) after giving effect to any such sale, no more than 20% of the total outstanding common stock of such Subsidiary shall be owned by Persons other than the Borrower and its Subsidiaries and (ii) all of the net proceeds of such offering are received by the Borrower or its Subsidiaries and reinvested in the business of the Borrower, a Subsidiary Guarantor or such IPO Subsidiary;

provided that all sales, transfers, leases and other dispositions permitted hereby shall be made for fair value and for cash consideration equal to at least 85% of such fair value.

     SECTION 6.09 Transactions with Affiliates. Sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business (provided that this requirement shall be deemed satisfied in respect of the Receivables Transfer Program) that are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and one or more Subsidiary Guarantors not involving any other Affiliate and (c) any Restricted Payment permitted by Section 6.07.

     SECTION 6.10. Amendment of Material Documents. Amend, modify or waive (a) any of its rights under its certificate of incorporation, by-laws or other organizational documents or (b) the Senior Note Indenture, in each case in any respect materially adverse to the Lenders.

     SECTION 6.11. Limitations on Restrictions on Dividends by Subsidiaries. Permit or place, or permit any Subsidiary to permit or place, any restriction, directly or indirectly on (i) the payment of dividends or other distributions by any Subsidiary to the Borrower or (ii) the making of advances or other cash payments by any Subsidiary to the Borrower, except, in either case, (x) as specifically set forth in this Agreement, (y) as may be required under a Receivables Transfer Program with respect to the frequency of dividends from any Receivables Transfer Subsidiary or (z) as may be required by non-consensual restrictions imposed by applicable requirements of law.

     SECTION 6.12. Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any guarantor, its obligations under the Guarantee and Collateral Agreement, other than (a) this Agreement and the other Loan Documents, (b) the Senior Note Indenture (or the documentation in respect of any exchange, refinancing, extension or renewal of the Senior Note Indebtedness permitted by Section 6.02(d)(ii)), (c) any agreements entered into by a Receivables Transfer Subsidiary in respect of its assets or property, (d) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (e) any restrictions regarding encumbrances on property leased by the Borrower or a Subsidiary contained in the documents relating to the relevant lease and (f) in an agreement for the purchase or acquisition of Accounts or credit card accounts otherwise permitted hereunder, that (i) prior to the agreed-to purchase or acquisition of Accounts or credit card accounts, restricts the right of the Borrower or Subsidiary party thereto to assign or otherwise transfer its rights under such agreement or (ii) after the agreed-to purchase or acquisition of Accounts or credit card accounts, restricts the right of the Borrower or Subsidiary party thereto to assign or transfer any surviving indemnification rights under such agreement.

     SECTION 6.13. Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters; provided that the Borrower may make one election after the Effective Date to change its fiscal year end if the Borrower shall provide the Administrative Agent and the Lenders with such financial information as is reasonably useful to allow the Administrative Agent and the Lenders to compare the financial position and results of operations of the Borrower and its Subsidiaries prior and subsequent to such change for all relevant fiscal periods of the Borrower and its Subsidiaries.

     SECTION 6.14. Limitations on Lines of Business, etc. Enter into any business or business activity other than (i) in the case of any Receivables Transfer Subsidiary, the purchasing, holding, owning and selling of the Accounts of the Borrower and its Subsidiaries and any activities incidental to and necessary or convenient for the accomplishment of such purposes and (ii) in the case of the Borrower or any other Subsidiary, (a) businesses in which the Borrower or any of such Subsidiaries are engaged on the date hereof or businesses reasonably related thereto, including direct marketing and providing consumer-oriented or consumer-related financial products and services (including, but not limited to, consumer credit products, extended service plans and fee-based products) and (b) business financial services for business and corporate customers (including sole proprietorships), including, but not limited to, issuing credit cards, merchant card transaction processing, installment lending, extending lines of credit and equipment leasing; provided that the Borrower and its Subsidiaries shall be engaged primarily in the businesses referred to in clause (ii)(a).

     SECTION 6.15. Certain Matters Related to Accounts. In the case of the Borrower, sell, transfer or otherwise dispose of any Accounts owned by it to any Person except (i) to a Receivables Transfer Subsidiary whose Capital Stock has been pledged pursuant to the Pledge Agreement, (ii) directly into a Receivables Transfer Program, (iii) to a Subsidiary Guarantor or (iv) as permitted by
Section 6.08.

                                  ARTICLE VII.

                                Events of Default
                                -----------------

     In case of the happening of any of the following events ("Events of Default"):

     (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any respect material to the interests of the Lenders when so made, deemed made or furnished;

     (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, or default shall be made in the payment of any reimbursement obligation in respect of any Letter of Credit when and as the same shall become due and payable;

     (c) default shall be made in the payment of any interest on any Loan or any Fee (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

     (d) default shall be made in the due observance or performance of any covenant, condition or agreement contained in Section 5.01(a), Section 5.05(a) or Article VI (other than Section 6.01(g)) of this Agreement;

     (e) default shall be made in the due observance or performance of any covenant, condition or agreement contained in Section 5.05(b), (c) or (d) of this Agreement and such default shall continue unremedied for a period of 10 Business Days;

     (f) default shall be made in the due observance or performance of any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (b), (c), (d) or (e) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or the Required Lenders to the Borrower;

     (g) the Borrower or any of its Subsidiaries shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $10,000,000 or fail to pay any amount in excess of $10,000,000 due in respect of any Rate Protection Agreement, in each case when and as the same shall become due and payable (after giving effect to any applicable period of grace specified in the instrument evidencing or governing such Indebtedness or Rate Protection Agreement), (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness in a principal amount in excess of $15,000,000 after giving effect to any applicable period of grace specified in the instrument evidencing or governing such Indebtedness, if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness (or any Person acting on their behalf) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity, or (iii) in the case of the Borrower, fail to observe or perform any term, covenant, condition or agreement contained in the Senior Note Indenture or any other agreement or instrument evidencing or governing any of the Senior Note Indebtedness if the effect of any failure referred to in this clause (iii) is to cause, or to permit the holder or holders of such Senior Note Indebtedness (or any Person acting on their behalf) to cause, with the giving of notice if required, all or any portion of such Senior Note Indebtedness to become due prior to its stated maturity;

     (h) (i) an event of default, termination event or similar event shall occur which results in the suspension or termination of the ability of the Borrower or any of its Subsidiaries to sell or transfer receivables for cash pursuant to the Receivables Transfer Program; provided this clause (i) will not be applicable, in the case of any such event with respect to a Receivables Transfer Program, so long as the Borrower obtains a commitment for an alternative Receivables Transfer Program (for a comparable or greater amount) within 30 days after the occurrence of such event and such commitment is maintained throughout the remaining scheduled term of the affected Receivables Transfer Program, or (ii) the Borrower or any of its Subsidiaries shall fail to maintain the existence of the Receivables Transfer Program for a period of 30 consecutive days other than as a result of an event or condition described in clause (i) of this paragraph
(h); (b) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any of its Subsidiaries, or of a substantial part of the property or assets of the Borrower or any of its Subsidiaries, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of the property or assets of the Borrower or any of its Subsidiaries or (iii) the winding-up or liquidation of the Borrower or any of its Subsidiaries; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

     (j) the Borrower or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (i) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of the property or assets of the Borrower or any of its Subsidiaries, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or
(vii) take any action for the purpose of effecting any of the foregoing;

     (k) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Borrower, any of its Subsidiaries or any combination thereof (unless such judgment is covered by insurance and the insurer has offered to defend such judgment or acknowledged, in writing, its liability with respect thereto) and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any of its Subsidiaries to enforce any such judgment (unless the Borrower or the relevant Subsidiary, as applicable, has previously established reserves under GAAP consistently applied for the full amount of such judgment);

     (l) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code) shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Borrower to the PBGC or to a Plan in an aggregate amount exceeding $5,000,000 and, within 30 days after the reporting of any such Reportable Event to the Administrative Agent or after the receipt by the Administrative Agent of the statement required pursuant to Section 5.06(b)(iii) hereof, the Administrative Agent shall have notified the Borrower in writing that (i) the Required Lenders have made a determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC, (B) for the appointment by the appropriate United States district court of a trustee to administer such Plan or Plans or
(C) for the imposition of a lien in favor of a Plan and (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States district court to administer any such Plan or Plans; or the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any such Plan or Plans;

     (m)(i) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner and (iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date or dates of such notification) either (A) exceeds $5,000,000 or requires payments exceeding $5,000,000 in any year or (B) is less than $5,000,000 but any Withdrawal Liability payment remains unpaid 30 days after such payment is due;

     (n) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $5,000,000;

     (o) any Collateral Document or Subsidiary Guaranty shall not be in full force and effect, enforceable in accordance with its terms, or the security interest purported to be created by any Collateral Document shall not be a valid and enforceable perfected first priority security interest in any collateral subject thereto (except, in the case of the Borrower Security Agreement and the Subsidiary Security Agreement, in connection with releases of collateral thereunder in accordance with the terms thereof);

     (p) a Change in Control shall occur; or

     (q) (i) any of the Borrower's Subsidiaries that is an Insured Subsidiary shall be required to cease accepting deposits or making loans as a result of a cease and desist order or other formal supervisory action (other than an instruction generally applicable to banks organized under the jurisdiction of organization of such Insured Subsidiary) by any Bank Regulatory Authority; (ii) the federal deposit insurance of any of the Borrower's Subsidiaries that is an Insured Subsidiary shall be terminated pursuant to 12 U.S.C. ss.1818(a) or any successor provision); or (iii) any of the Borrower's Subsidiaries that is an Insured Subsidiary shall be required (whether or not the time allowed by the appropriate Bank Regulatory Authority for the submission of such plan has been established or elapsed) to submit a capital restoration plan of the type referred to in 12 U.S.C. ss.1831o(b)(2)(C), as amended, re-enacted or redesignated from time to time;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (i) or (j) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any of the following actions, at the same or different times: (i) terminate forthwith the Commitments; (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding and (iii) require that the Borrower deposit cash with the Administrative Agent, in an amount equal to the aggregate LC Exposure, as collateral security for the repayment of any future drawings under the Letters of Credit; and in any event with respect to the Borrower described in paragraph (i) or (j) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding, and the Borrower shall forthwith be required to deposit cash with the Administrative Agent in an amount equal to the aggregate LC Exposure or shall deliver to the Administrative Agent a Replacement Letter of Credit drawable without condition and in a face amount equal to the aggregate LC Exposure and otherwise satisfactory in all respects to the Administrative Agent, which Letter of Credit or cash deposit shall serve as collateral security for the repayment of any further drawings under the Letters of Credit.


                                ARTICLE VIII.

                            The Administrative Agent
                            ------------------------

     In order to expedite the transactions contemplated by this Agreement, the Administrative Agent is hereby appointed to act as agent on behalf of the Lenders. Each of the Lenders, and each subsequent holder of any Loan by its acceptance thereof, hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender or holder and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; (c) to act as Administrative Agent on behalf of the Lenders under the other Loan Documents and to exercise all rights granted to the Administrative Agent under the other Loan Documents;
(d) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Administrative Agent; and (e) take the actions it is authorized to take pursuant to the Collateral Documents in order to release collateral thereunder.

     Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by any Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Administrative Agent shall not be responsible to the Lenders or the holders of the Loans for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement, or any other Loan Documents or other notes, instruments or agreements. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and each subsequent holder of any Loan. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

     The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

     Subject to the appointment and acceptance of a successor Administrative Agent as provided below, (i) the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower and (ii) the Administrative Agent, at the request of the Borrower and with the consent of the Required Lenders (which consent shall not be unreasonably withheld) shall resign. Upon any such resignation, the Borrower shall have the right to appoint a successor, subject to the approval of the Required Lenders (which approval shall not be unreasonably withheld). If no successor shall have been so appointed by the Borrower and approved by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation or the Required Lenders consent to the resignation of the Administrative Agent, then (i) the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, if the Administrative Agent shall have resigned by notifying the Lenders or (ii) otherwise, the Required Lenders may appoint a successor Administrative Agent to replace the terminated Administrative Agent, in each case which successor shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

     With respect to the Loans made by it and the Letter of Credit participations acquired by it hereunder, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent.

     Each Lender agrees (i) to reimburse the Administrative Agent, on demand, in the amount of its pro rata share of any expenses incurred for the benefit of the Lenders by the Administrative Agent, including counsel fees and compensation of agents paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower and (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Administrative Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower; provided that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Administrative Agent or any of its directors, officers, employees or agents. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

     Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

     The Syndication Agent, the Documentation Agents and the Co-Agent shall have no duties, rights, obligations or liabilities hereunder (other than under Section 9.16) or under the other Loan Documents in their roles as such.

                                   ARTICLE IX.

                                  Miscellaneous
                                  -------------

     SECTION 9.01 Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopier, as follows:

     (a) if to the Borrower, to it at Metris Companies Inc., 600 South Highway 169, Suite 1800, St. Louis Park, Minnesota 55426, Attention of Treasurer (Telephone No. (952) 417-5711) (Telecopy No. (952) 417-5660), with a copy to the attention of General Counsel of Metris Companies Inc., 600 South Highway 169, Suite 1800, St. Louis Park, Minnesota 55426 (Telephone No. (952) 593-4794) (Telecopy No. (952) 593-5098);

     (b) if to the Administrative Agent, to it at Chase Loan and Agency Services, One Chase Manhattan Plaza, New York, New York 10005, Attention: Janet Belden (Telecopy No. 212-552-5658), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention: Roger Parker (Telecopy No. 212-270-1789); and

     (c) if to a Lender, to it at its address (or telecopy number) set forth in an administrative questionnaire furnished to the Administrative Agent.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or other telegraphic communications equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. The Administrative Agent shall upon request provide to the Borrower a list of notice addresses of the Lenders.

     SECTION 9.02 Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated.

     SECTION 9.03 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Administrative Agent and each Lender and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior consent of all the Lenders.

     SECTION 9.04 Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

     (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of any Commitment and/or Loans at the time owing to it); provided that
(i) except in the case of an assignment to a Lender, an Affiliate of such Lender or an Approved Fund or after the occurrence and during the continuance of an Event of Default, the Borrower, the Issuing Banks (in the case of any Revolving Commitment or Revolving Loan) and the Administrative Agent must give their prior written consent to such assignment (which consent, in each case, shall not be unreasonably withheld or delayed); (ii) except (A) in the case of an assignment to an Approved Fund or (B) as otherwise agreed by the Borrower and the Administrative Agent, the amount of the Commitment or Term Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of Commitments) or $1,000,000 (in the case of Term Loans) (or, if less, the then-remaining Commitment or Term Loan of the assigning Lender) and the amount of the Commitment or Term Loan of such Lender remaining after such assignment shall not be less than $5,000,000 (in the case of Commitments) or $1,000,000 (in the case of Term Loans) or shall be zero; and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (to be paid by the assignee or the assignor). Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.12, 2.15, 2.19 and 9.05, as well as to any Fees accrued for its account hereunder and not yet paid)).

     (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Revolving Loans without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (d) The Administrative Agent shall maintain, as agent of the Borrower, at one of its offices in the City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. Any assignment of any Loan shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an administrative questionnaire in form satisfactory to the Administrative Agent completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lender and the Issuing Banks.

     (f) Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other entities (each, a "Participant") in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Participant shall be entitled to the benefit of the cost protection provisions contained in Sections 2.12, 2.15 and 2.19 limited, as to each Participant, to the amount the selling Lender could claim and (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, or extending any scheduled principal payment date or date fixed for the payment of principal of or interest or fees on the Loans).

     (g) Any Lender or Participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or Participant or proposed assignee or Participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or Participant or proposed assignee or Participant shall execute an agreement whereby such assignee or Participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on substantially similar terms to those set forth in Section 9.16.

     (h) Notwithstanding the limitations set forth in paragraph (b) above, (i) any Lender may at any time assign or pledge all or any portion of its rights under this Agreement to a Federal Reserve Bank and (ii) any Lender which is a "fund" may at any time assign or pledge all or any portion of its rights under this Agreement to secure such Lender's indebtedness, in each case without the prior written consent of the Borrower, the Administrative Agent or any Issuing Bank; provided that each such assignment shall be made in accordance with applicable law and no such assignment shall release a Lender from any of its obligations hereunder. In order to facilitate any such assignment, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a registered promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

     (i) The Borrower shall not assign or delegate any of its respective rights and duties hereunder.

     SECTION 9.05 Expenses; Indemnity. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Administrative Agent, Issuing Banks or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, including (i) the reasonable fees and disbursements of Simpson Thacher & Bartlett, counsel for the Administrative Agent, (ii) in connection with any such amendment, modification or waiver, the fees and disbursements of any common counsel, and (iii) in connection with any such enforcement or protection, the fees and disbursements of any counsel for the Administrative Agent or any Lender.

     (b) The Borrower agrees to indemnify the Administrative Agent, the Issuing Banks, the Syndication Agent, the Documentation Agent, the Co-Agents, each Lender and their directors, officers, employees and agents (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee; provided, however, that the Borrower will only be liable for the fees of a single firm which shall act as common counsel for the Lenders, except in the case where (i) a Lender reasonably determines based upon the written advice of legal counsel, a copy of which shall be provided to the Borrower, in its judgment that having common counsel would present such counsel with a conflict of interest, (ii) a Lender reasonably concludes that there may be legal defenses available to it that are different from or in addition to those available to other Lenders or (iii) defense of any action or proceeding is not assumed by the Lenders.

     (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section
9.05 shall be payable on written demand therefor accompanied by evidence in reasonable detail sufficient to identify the nature and amount of the expense so incurred.

     SECTION 9.06 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees promptly to notify the Borrower of any such setoff and the application thereof made by such Lender.

     SECTION 9.07 Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     SECTION 9.08 Waivers; Amendment.(a) No failure or delay of the Administrative Agent, the Issuing Bank or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement, any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, each other affected Loan Party and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the scheduled date of amortization or the maturity of or date for the payment of any principal, interest or Fee on any Loan or Commitment, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender affected thereby, (ii) increase the Commitment of or decrease any Fee to be paid to any Lender without the prior written consent of such Lender, (iii) amend or modify the provisions of this Section or reduce the percentage specified in the definition of the "Required Lenders", without the prior written consent of each Lender or (iv) release or otherwise limit or modify the obligations of any material Subsidiary Guarantor (except as provided in the Subsidiary Guaranty) or release all or any substantial part of the collateral securing the Obligations (except as provided in the Borrower Security Agreement, the Subsidiary Security Agreement or the Securities Account Control Agreement) in each case without the prior written consent of each Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent. Each Lender and each holder of a Loan shall be bound by any waiver, amendment or modification authorized by this Section, and any consent by any Lender or holder of a Loan pursuant to this Section shall bind any Person subsequently acquiring a Loan from it.

     SECTION 9.09 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively, the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable in respect of the Loans held by such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

     SECTION 9.10. Entire Agreement. This Agreement and the other Loan Documents and the letter agreement referred to in Section 2.05 constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

     SECTION 9.11. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any of the other Loan Documents. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.11.

     SECTION 9.12 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 9.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

     SECTION 9.14. Headings. The cover page, the Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) Each of the parties hereto agrees that a final judgment in any New York State court or any federal court of the United States of America sitting in New York City shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may have to bring any action or proceeding relating to this Agreement or the other Loan Documents in the courts of any jurisdiction.

     (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 9.16. Confidentiality. Unless otherwise agreed to in writing by the Borrower, the Administrative Agent, the Syndication Agent, the Documentation Agents, the Co-Agents and each Lender hereby agree to keep all Proprietary Information (as defined below) confidential and not to disclose or reveal any Proprietary Information to any Person other than the Administrative Agent's or such Lender's directors, officers, employees, Affiliates and agents and to actual or potential assignees (including an Approved Fund of such Lender) and Participants, and then only on a confidential basis; provided, however, that the Administrative Agent or any Lender may disclose Proprietary Information (a) as required by law, rule, regulation or judicial process, (b) to its attorneys and accountants, (c) as requested or required by any state or federal or foreign authority or examiner regulating banks or banking, (d) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.16), and (e) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender. For purposes of this Agreement, the term "Proprietary Information" shall include all information about the Borrower or any of its Affiliates which has been furnished by the Borrower or any of its Affiliates, whether furnished before or after the date hereof, and regardless of the manner in which it is furnished; provided, however, that Proprietary Information does not include information which (x) is or becomes generally available to the public other than as a result of a disclosure by the Administrative Agent or any Lender not permitted by this Agreement, (y) was available to the Administrative Agent or any Lender on a nonconfidential basis prior to its disclosure to the Administrative Agent or such Lender by the Borrower or any of its Affiliates from a Person who is not otherwise bound by a confidentiality agreement with the Borrower or any of its Affiliates or is not otherwise prohibited from transmitting the information to the Administrative Agent or such Lender or (z) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a Person other than the Borrower or its Affiliates who is not otherwise bound by a confidentiality agreement with the Borrower or any of its Affiliates, or is not otherwise prohibited from transmitting the information to the Administrative Agent or such Lender. In addition, the terms of any confidentiality agreement between any Lender and the Borrower will remain in full force and effect pursuant to the terms thereof.

     SECTION 9.17 Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 9.08) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any disposition expressly permitted by Section 6.08 or that has been consented to in accordance with Section 9.08 or (ii) under the circumstances described in paragraph (b) below. It is understood that any IPO Subsidiary (and any Subsidiary thereof) shall, at the request of the Borrower, be released from its obligations under the Subsidiary Guaranty, the Subsidiary Security Agreement or the Securities Account Control Agreement (any Subsidiary so released, a "Released Subsidiary") so long as, at the time of such release, such Subsidiary does not Guarantee any Indebtedness of the Borrower or any Subsidiary other than another Released Subsidiary, and only the Capital Stock of such IPO Subsidiary not sold in such initial public offering shall remain pledged pursuant to the Pledge Agreement by the Borrower or a Subsidiary Guarantor. It is further understood that upon receipt of a written request from a Loan Party pursuant to the Borrower Security Agreement or the Subsidiary Security Agreement, as the case may be, the Administrative Agent shall release the security interest provided therein in the Permitted Investment specified in such request so long as subsequent to such release the aggregate principal amount of the Funded Senior Debt would not exceed the Borrowing Base at such time.

     (b) At such time as the Loans and the other Obligations shall have been paid in full in cash, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Collateral Documents, and the Collateral Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Collateral Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

     SECTION 9.18. Effect of Amendment and Restatement of the Existing Credit Agreement. On the Effective Date, the Borrower's existing credit agreement shall be amended, restated and superseded in its entirety. The parties hereto acknowledge and agree that (a) this Agreement and the other Loan Documents executed and delivered in connection herewith do not constitute a novation, payment and reborrowing, or termination of the "Obligations" (as defined in the existing credit agreement) under the existing credit agreement as in effect prior to the Effective Date; (b) such "Obligations" are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement; and (c) the Liens and security interests as granted under the Security Documents securing payment of such "Obligations" are in all respects continuing and in full force and effect and secure the payment of the Obligations (as defined in this Agreement).

     IN WITNESS WHEREOF, the Borrower the Administrative Agent and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   METRIS COMPANIES INC., as Borrower

                                   By:
                                       -----------------------------------------
                                       Name:  Ralph Than
                                       Title: Senior Vice President, Treasurer


                                   By:
                                      ------------------------------------------
                                      Name:  Benson Woo
                                      Title: Senior Vice President, Finance

                                   THE CHASE MANHATTAN BANK, as
                                   Administrative Agent, Lender and Issuing Bank

                                   By:
                                      ------------------------------------------
                                      Name:  Marian N. Schulman
                                      Title: Vice President




                                   AMARA I FINANCE LTD.

                                   By:  INVESCO Senior Secured Management,
                                        Inc., as Sub-Advisor

                                   By:
                                       -----------------------------------------
                                      Name:  Thomas H. B. Ewald
                                      Title: Authorized Signatory




                                   AMARA II FINANCE LTD.

                                   By:  INVESCO Senior Secured Management,
                                        Inc., as Sub-Advisor

                                   By:
                                       -----------------------------------------
                                   Name:  Thomas H. B. Ewald
                                   Title: Authorized Signatory



                                   BANK OF AMERICA, N.A.

                                   By:
                                      ------------------------------------------
                                   Name:  Mary Pat Riggins
                                   Title: Principal



                                   BARCLAYS BANK PLC

                                   By:
                                       -----------------------------------------
                                   Name:  Richard Herder
                                   Title: Director



                                   BEAR STEARNS CORPORATE LENDING INC.

                                   By:
                                       -----------------------------------------
                                   Name:
                                   Title:



                                  CERES II FINANCE, LTD.

                                  By:
                                       -----------------------------------------
                                  Name:  Thomas H. B. Ewald
                                  Title: Authorized Signatory



                                  DEUTSCHE BANK A.G., NEW YORK
                                  AND/OR CAYMAN ISLANDS BRANCHES

                                  By:
                                       -----------------------------------------
                                  Name:  Gayma Z. Shivnarain
                                  Title: Director


                                  By:
                                       -----------------------------------------
                                  Name:
                                  Title:



                                  FIRST DOMINION FUNDING II

                                  By:
                                       -----------------------------------------
                                  Name:  Andrew H. Marshak
                                  Title: Authorized Signatory



                                  FIRST DOMINION FUNDING III

                                  By:
                                       -----------------------------------------
                                  Name:  Andrew H. Marshak
                                  Title: Authorized Signatory



                                 GENERAL ELECTRIC CAPITAL CORPORATION

                                 By:
                                       -----------------------------------------
                                 Name:
                                 Title:



                                 KZH SHOSHONE LLC

                                 By:
                                       -----------------------------------------
                                 Name:  Peter Chin
                                 Title: Authorized Agent



                                 ML CLO XII PILGRIM AMERICA (CAYMAN) LTD.
                                 By: Pilgrim Investments, Inc., as its
                                     Investment Manager

                                 By:
                                       -----------------------------------------
                                 Name:  Jason Groom
                                 Title: Vice President



                                 ML CLO XV PILGRIM AMERICA (CAYMAN) LTD.
                                 By: Pilgrim Investments, Inc., as its
                                     Investment Manager

                                 By:
                                       -----------------------------------------
                                 Name:  Jason Groom
                                 Title: Vice President



                                 OASIS COLLATERALIZED HIGH INCOME PORTFOLIO

                                 By:
                                       -----------------------------------------
                                 Name:  Thomas H. B. Ewald
                                 Title: Authorized Signatory



                                 PILGRIM CLO 1999-1 LTD.
                                 By: Pilgrim Investments, Inc., as its
                                     Investment Manager

                                 By:
                                       -----------------------------------------
                                 Name:  Jason Groom
                                 Title: Vice President



                                 STANFIELD CLO, LTD.
                                 By: Stanfield Capital Partners LLC as its
                                     Collateral Manager

                                 By:
                                       -----------------------------------------
                                 Name:  Christopher A. Bondy
                                 Title: Partner



                                 STRATA FUNDING LIMITED

                                 By:
                                       -----------------------------------------
                                 Name:  Thomas H. B. Ewald
                                 Title: Authorized Signatory



                                   U.S. BANK NATIONAL ASSOCIATION

                                   By:
                                       -----------------------------------------
                                   Name:  Elliot Jaffee
                                   Title: Senior Vice President




                                   VAN KAMPEN PRIME RATE INCOME TRUST
                                   By:  Van Kampen Investments Advisory Corp.

                                   By:
                                       -----------------------------------------
                                   Name:  Brian T. Buscher
                                   Title: Manager Operations & Compliance

                                                                       EXHIBIT B

         FORM OF SECOND AMENDED AND RESTATED BORROWER SECURITY AGREEMENT


     SECOND AMENDED AND RESTATED BORROWER SECURITY AGREEMENT, dated as of July 21, 2000, ("the Borrower Security Agreement") made by METRIS COMPANIES INC., a Delaware corporation (the "Borrower"), in favor of THE CHASE MANHATTAN BANK, as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders (as such terms are defined in the Credit Agreement referred to below).

                              W I T N E S S E T H:
                              -------------------


     WHEREAS, pursuant to the Revolving Credit and Letter of Credit Facility Agreement, dated as of September 16, 1996 (the "Original Credit Agreement"), among the Borrower, the Administrative Agent and the lenders parties thereto, the lenders made extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

     WHEREAS, pursuant to the provisions of the Original Credit Agreement, the Borrower entered into the Security Agreement, dated as of September 16, 1996 (the "Original Security Agreement");

     WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of June 30, 1998 (the "Existing Credit Agreement"), among the Borrower, the lenders parties thereto, the Syndication Agent, the Documentation Agents, the Co-Agents (as such terms are defined in the Existing Credit Agreement) and the Administrative Agent, the parties thereto agreed to amend and restate in its entirety the Original Credit Agreement;

     WHEREAS, pursuant to the Amended and Restated Borrower Security Agreement dated as of June 30, 1998 (the "Existing Security Agreement") the parties thereto agreed to amend and restate in its entirety the Original Security Agreement;

     WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of July 21, 2000 (herein, as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders, the Syndication Agent, the Co-Documentation Agents, the Co-Agent (as such terms are defined in the Credit Agreement) and the Administrative Agent, the parties thereto have agreed to amend and restate in its entirety the Existing Credit Agreement;

     WHEREAS, it is a condition precedent to the obligation of the Lenders to make or continue their respective extensions of credit to the Borrower under the Credit Agreement that the Existing Security Agreement shall be amended and restated as provided herein.

     NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make or continue their respective extensions of credit to the Borrower, the Borrower hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

     1. Defined Terms.

     1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, General Intangibles and Instruments.

     (b) The following terms shall have the following meanings:

          "Agreement": this Borrower Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Code": the Uniform Commercial Code as from time to time in effect in the State of New York.

          "Collateral": as defined in Section 2.

          "Collateral Account": any collateral account established by the Administrative Agent as provided in Section 5.3 or Section 6.2.

          "Excluded Assets": any property, including but not limited to Accounts, Chattel Paper, Documents, General Intangibles, Instruments, books and records pertaining to such property and all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to the foregoing, sold, assigned, transferred, set-over and otherwise conveyed directly or indirectly from time to time in connection with any Receivables Transfer Program in accordance with the Credit Agreement.

          "Issuers": the collective reference to each issuer of any Permitted Investment.


          "Pledged Permitted Investments": Permitted Investments credited to the Securities Account by the Securities Intermediary pursuant to the Securities Account Control Agreement.

          "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Code and, in any event, shall include, without limitation, all income from Pledged Permitted Investments, collections thereon or distributions or payments with respect thereto.

          "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account), but excluding any of the foregoing (including, without limitation, assets sold pursuant to the Receivables Transfer Program) transferred by the Borrower as permitted by the Credit Agreement.

          "Securities Account": as defined in the Securities Account Control Agreement.

          "Securities Intermediary": as defined in the Securities Account Control Agreement.

          "Subordinated Securities Intermediary Lien": any lien in favor of the Securities Intermediary in the Securities Account or any securities entitlement credited thereto, provided that any such lien is subordinate to the lien of the Administrative Agent as set forth in Section 4 of the Securities Account Control Agreement.

     1.2 Other Definitional Provisions. (a) The words "hereof", "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Borrower hereby grants to the Administrative Agent for the ratable benefit of the Lenders a security interest in all of the following property now owned or at any time hereafter acquired by the Borrower or in which the Borrower now has or at any time in the future may acquire any right, title or interest excluding any Excluded Assets (collectively, the "Collateral"):

         (a)  all Accounts;

         (b)  all Chattel Paper;

         (c)  all Documents;

         (d)  all General Intangibles;

         (e)  all Instruments;

         (f)  Pledged Permitted Investments;

         (g)  all books and records pertaining to the Collateral; and

         (h) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

     3. Representations and Warranties. The Borrower hereby represents and warrants that (it being understood that the following representations and warranties shall not apply to Collateral (including, without limitation, assets sold pursuant to any Receivables Transfer Program) that has been transferred by the Borrower as permitted by the Credit Agreement):

     3.1 Title; No Other Liens. Except for (i) the security interest granted to the Administrative Agent for the ratable benefit of the Lenders pursuant to this Agreement and (ii) any Subordinated Securities Intermediary Lien in respect of Pledged Permitted Investments, the Borrower owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed (i) in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to the Original Security Agreement, the Existing Security Agreement or this Agreement, (ii) in favor of the Securities Intermediary in respect of any Subordinated Securities Intermediary Lien that may exist on Pledged Permitted Investments, or (iii) in connection with a sale, transfer or disposition of Accounts permitted by Section 6.08 (e) or (f) of the Credit Agreement.

     3.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 1 will constitute perfected security interests in the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for the Obligations, and (b) are prior to all other Liens on the Collateral in existence on the date hereof.

     3.3 Chief Executive Office. The Borrower's jurisdiction of organization on the date hereof is Delaware and its chief executive office is located at 600 South Highway 169, Suite 1800, St. Louis Park, Minnesota, 55426.

     3.4 Pledged Permitted Investments. The Borrower is the record and beneficial owner of, and has good and marketable title to, the Pledged Permitted Investments pledged hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except (i) the security interest created by this Agreement and (ii) any Subordinated Securities Intermediary Lien.

     4. Covenants. The Borrower covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letters of Credit are outstanding and the Commitments shall have expired or otherwise been terminated:

     4.1 Delivery of Instruments and Chattel Paper. If any amounts payable under or in connection with any of the Collateral shall be or become evidenced by any Instruments or Chattel Paper (not previously delivered to the Administrative Agent pursuant to this Section 4.1) having an aggregate principal amount in excess of $100,000, such Instruments or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement. Notwithstanding the foregoing, prior to the occurrence and continuance of an Event of Default, payments by check promptly deposited shall be collected by the Borrower without delivery to the Administrative Agent.

     4.2 Maintenance of Perfected Security Interest; Further Documentation; Release of Security Interest. (a) The Borrower shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

     (b) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Pledged Permitted Investments, taking any actions necessary to enable the Administrative Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

     (c) Concurrently with the transfer by the Borrower of any Collateral as permitted by the Credit Agreement, the security interest created by this Agreement in such Collateral shall automatically terminate without any further action by the Administrative Agent; provided that the Administrative Agent shall, at the reasonable request and sole expense of the Borrower, execute such releases as may be necessary to effect any such transfer. Upon receipt by the Administrative Agent of a written request from the Borrower, the Administrative Agent shall release the security interest provided herein in the Pledged Permitted Investments specified by the Borrower in such request so long as subsequent to such release the aggregate principal amount of Funded Senior Debt would not exceed the Borrowing Base at such time.

     4.3 Changes in Locations, Name, etc. The Borrower will not (unless, in each case, it shall have given the Administrative Agent at least 30 days' prior written notice of such change):

     (a) change its jurisdiction of organization or the location of its chief executive office from that specified in Section 3.3; or

     (b) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become seriously misleading.

     4.4 Pledged Permitted Investments. (a) Subject to the Borrower's rights under Section 6.5(a), any sums paid upon or in respect of the Pledged Permitted Investments upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Permitted Investments or any property shall be distributed upon or with respect to the Pledged Permitted Investments pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of Pledged Permitted Investments shall be received by the Borrower, the Borrower shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent and the Lenders, segregated from other funds of the Borrower, as additional collateral security for the Obligations.

     (b) Without the prior written consent of the Administrative Agent, the Borrower will not (i) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Permitted Investments or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (ii) enter into any agreement or undertaking restricting the right or ability of the Borrower or the Administrative Agent to sell, assign or transfer any of the Pledged Permitted Investments or Proceeds thereof.

     5. Provisions Relating to Receivables.

     5.1 Borrower Remains Liable under Receivables. Anything herein to the contrary notwithstanding, the Borrower shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Receivable. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating to such Receivable pursuant hereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of the Borrower under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Receivable (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     5.2 Communication with Obligors. To the extent permitted by law, the Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with the obligors on the Receivables to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Receivables.

     5.3 Collections on Receivables. The Administrative Agent hereby authorizes the Borrower to collect the Receivables, subject to the Administrative Agent's direction and control, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by the Borrower, (a) shall be forthwith (and, in any event, within two Business Days) deposited by the Borrower in the exact form received, duly indorsed by the Borrower to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 6.3, and (b) until so turned over, shall be held by the Borrower in trust for the Administrative Agent and the Lenders, segregated from other funds of the Borrower.

     6. Remedies.

     6.1 Notice to Obligors. Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, the Borrower shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Administrative Agent.

     6.2 Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent and the Lenders specified in Section 5.3 with respect to payments of Receivables, if an Event of Default shall occur and be continuing all Proceeds received by the Borrower consisting of cash, checks and other near-cash items shall be held by the Borrower in trust for the Administrative Agent and the Lenders, segregated from other funds of the Borrower, and shall, if required by the Administrative Agent, forthwith upon receipt by the Borrower, be turned over to the Administrative Agent in the exact form received by the Borrower (duly indorsed by the Borrower to the Administrative Agent, if required) and held by the Administrative Agent in a Collateral Account maintained under the sole dominion and control of the Administrative Agent. All Proceeds while held by the Administrative Agent in a Collateral Account (or by the Borrower in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.3.

     6.3 Application of Proceeds. If an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Administrative Agent may elect, and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Administrative Agent to the Borrower or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit are outstanding and the Commitments shall have expired or otherwise been terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

     6.4 Code Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. The Borrower further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the Borrower's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

     6.5 Pledged Permitted Investments. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the Borrower of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 6.5(b), the Borrower shall be permitted to receive all payments made in respect of the Pledged Permitted Investments, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement.

     (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the Borrower, (i) the Administrative Agent shall have the right to receive any and all payments or other Proceeds paid in respect of the Pledged Permitted Investments and make application thereof to the Obligations in such order as the Administrative Agent may determine, and (ii) any or all of the Pledged Permitted Investments shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Permitted Investments at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Permitted Investments as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Permitted Investments upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by the Borrower or the Administrative Agent of any right, privilege or option pertaining to such Pledged Permitted Investments, and in connection therewith, the right to deposit and deliver any and all of the Pledged Permitted Investments with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to the Borrower to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

     (c) The Borrower hereby authorizes and instructs each Issuer of any Pledged Permitted Investments pledged by the Borrower hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Borrower, and the Borrower agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any payments with respect to the Pledged Permitted Investments directly to the Administrative Agent.

     7. Administrative Agent's Appointment as Attorney-in-Fact; Administrative Agent's Performance of Borrower's Obligations.

     7.1 Powers. The Borrower hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Borrower hereby gives the Administrative Agent the power and right, on behalf of the Borrower, without notice to or assent by the Borrower, to do any or all of the following:

          (a) in the name of the Borrower or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

          (b) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

          (c) execute, in connection with any sale provided for in Section 6.4, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

          (d) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; and (7) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and the Borrower's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Borrower might do.

     Anything in this Section 7.1 to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1 unless an Event of Default shall have occurred and be continuing.

     7.2 Performance by Administrative Agent of Borrower's Obligations. If the Borrower fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement (with, if no Default or Event of Default shall have occurred and be continuing, notice to the Borrower).

     7.3 Borrower's Reimbursement Obligation. The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due ABR Revolving Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the Borrower, shall be payable by the Borrower to the Administrative Agent on demand.

     7.4 Ratification; Power Coupled With An Interest. The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

     8. Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Except as expressly required by the Code, neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

     9. Execution of Financing Statements. Pursuant to Section 9-402 of the Code, the Borrower authorizes the Administrative Agent to file financing statements with respect to the Collateral without the signature of the Borrower in such form and in such filing offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction which accepts such reproduction for filing as a financing statement.

     10. Authority of Administrative Agent. The Borrower acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Borrower, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Borrower shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

     11. Notices. All notices, requests and demands to or upon the Administrative Agent or the Borrower hereunder shall be effected in the manner provided for in Section 9.01 of the Credit Agreement.

     12. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     13. Amendments in Writing; No Waiver; Cumulative Remedies.

     13.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except as provided in Section 9.08 of the Credit Agreement.

     13.2 No Waiver by Course of Conduct. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 13.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.

     13.3 Remedies Cumulative. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     14. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     15. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns.

     16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     17. Effective Date. This Agreement shall be effective on the Effective
Date.

     IN WITNESS WHEREOF, the undersigned has caused this Borrower Security Agreement to be duly executed and delivered as of the date first above written.

                                      METRIS COMPANIES INC.


                                      By:
                                          --------------------------------------
                                      Name:
                                      Title:


                                      By:
                                          --------------------------------------
                                      Name:
                                      Title:

                                   EXHIBIT D-1


                  FORM OF AMENDED AND RESTATED PLEDGE AGREEMENT

     AMENDED AND RESTATED PLEDGE AGREEMENT, dated as of June 30, 1998, among Metris Companies Inc. (the "Borrower"), a Delaware corporation, Metris Direct, Inc., a Delaware corporation ("Direct"; together with the Borrower, the "Pledgors") and The Chase Manhattan Bank, as administrative agent (in such capacity, the "Administrative Agent") for the lenders (the "Lenders") party to the Amended and Restated Credit Agreement, dated as of June 30, 1998 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the Lenders, the Administrative Agent, the Syndication Agent, the Documentation Agents and the Co-Agents (as such terms are defined therein).

     The Lenders have agreed to make Loans to the Borrower and to issue or participate in Letters of Credit for the account of the Borrower pursuant to, and subject to the terms and conditions specified in the Credit Agreement. Direct is a wholly owned Subsidiary of the Borrower and will derive substantial direct and indirect benefit from the extensions of credit made to the Borrower under the Credit Agreement. The Pledge Agreement as in effect immediately prior to the Closing Date (the "Existing Pledge Agreement") is hereby amended and restated in its entirety as set forth herein. The obligations of the Lenders to make Loans and to issue or participate in Letters of Credit, in each case, under the Credit Agreement, are and will be conditioned on, among other things, the execution and delivery by the Pledgors of a pledge agreement in the form hereof to secure the due and punctual payment by (a) the Borrower of (i) the principal of and interest on the Loans under the Credit Agreement when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under Section
2.14 of the Credit Agreement in respect of any LC Disbursement, when and as due, including interest thereon, if any, and (iii) all Fees, expenses, indemnities, reimbursements and other obligations, monetary or otherwise, of the Borrower to the Administrative Agent and the Lenders, in each case, as applicable, under the Credit Agreement and the other Loan Documents (all of the foregoing obligations being collectively called the "Borrower Obligations") and (b) Direct of (i) all of its obligations under the Subsidiary Guaranty, including, without limitation, the Borrower Obligations guaranteed by it thereunder and (ii) all expenses, indemnities, reimbursements and other obligations, monetary or otherwise, of Direct to the Administrative Agent and the Lenders, in each case, as applicable, under the Subsidiary Guaranty and the other Loan Documents (all of the foregoing obligations being collectively called the "Direct Obligations"; together with the Borrower Obligations, the "Obligations"). Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

     Accordingly, the Pledgors and the Administrative Agent hereby agree as follows:

     SECTION 1. Definitions. (a) The definitions in this Section 1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

     (b) As used herein, the following terms shall have the following meanings:

     "Collateral" shall have the meaning assigned to such term in Section 2.

     "Credit Agreement Termination Date" shall mean the date upon which all amounts outstanding (including all principal, interest, fees and expenses) under the Credit Agreement shall be paid in full, no Letters of Credit are outstanding and all Commitments thereunder shall be terminated.

     "Federal Securities Laws" shall have the meaning assigned to such term in
Section 12.

     "Pledged Securities" shall have the meaning assigned to such term in
Section 2.

     "Pledged Stock" shall have the meaning assigned to such term in Section 2.

     "Proceeds" shall have the meaning assigned to such term under the New York Uniform Commercial Code and, in any event, shall include (i) any and all proceeds of any guarantee, insurance or indemnity payable to either Pledgor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to either Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under the color of Governmental Authority) and (iii) any and all other amounts from time to time paid or payable with respect to or in connection with any of the Collateral.

     "Secured Parties" shall mean the Lenders and the Administrative Agent.

     "Security Interest" shall have the meaning assigned to such term in Section 2.

     "Subsidiary" shall mean any subsidiary of either Pledgor.

     SECTION 2. Pledge. As security for the payment and performance in full of the Borrower Obligations (in the case of the Borrower) and the Direct Obligations (in the case of Direct), each Pledgor hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over and delivers unto the Administrative Agent, and grants to the Administrative Agent, for the benefit of the Secured Parties, a first security interest (the "Security Interest") in all its right, title and interest in, to and under the following, whether now owned or hereafter acquired: (a) the shares of capital stock listed in Schedule I hereto as being owned by it and any shares of capital stock of any Subsidiary (except to the extent such a pledge is prohibited by law) obtained by it in the future, and the certificates representing or evidencing such shares (the "Pledged Stock"), (b) all other property which may be delivered to and held by the Administrative Agent pursuant to the terms hereof, (c) subject to Section 5 below, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of the securities referred to in clauses (a) and (b) above, (d) subject to Sections 4 and 5 below, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a), (b) and (c) above, and (e) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (e) being collectively called the "Collateral"). Upon delivery to the Administrative Agent, (a) any stock certificates, notes, or other securities now or hereafter included in the Collateral (the "Pledged Securities") shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Administrative Agent and by such other instruments and documents as the Administrative Agent may reasonably request and (b) all other property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by the relevant Pledgor and such other instruments or documents as the Administrative Agent may request. Each subsequent delivery of Pledged Securities shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule I and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.

     TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Administrative Agent, its successors and assigns, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

     SECTION 3. Representations and Warranties. Each Pledgor hereby represents, warrants and covenants to and with the Administrative Agent that, from and after the Closing Date:

          (a) the Pledged Stock set forth in Schedule I attached hereto pledged by such Pledgor represents all the outstanding capital stock of each of its Subsidiaries (other than as to any Subsidiary the pledge of whose Capital Stock is prohibited by law);

          (b) except for the security interest granted to the Administrative Agent, on behalf of the Secured Parties, such Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities pledged by it, (ii) holds the same free and clear of all liens, charges, encumbrances and security interests of every kind and nature, (iii) will make no assignment, pledge, hypothecation or transfer of, or create any security interest in, the Collateral and (iv) subject to
     Section 5 below, will cause any and all Collateral, whether for value paid by such Pledgor or otherwise, to be forthwith deposited with (or, if book entry only, registered in the name of) the Administrative Agent and pledged or assigned hereunder;

          (c) such Pledgor (i) has good right and legal authority to pledge the Collateral pledged by it in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all attachments, liens claims, encumbrances, security interests or other impediments of any nature, however arising, of all Persons;

          (d) no consent or approval of any governmental body or regulatory authority or any securities exchange was or is necessary to the validity of the pledge effected hereby;

          (e) by virtue of the execution and delivery by such Pledgor of this Pledge Agreement, when the certificates, instruments or other documents representing or evidencing the Collateral pledged by it are delivered to the Administrative Agent in accordance with this Pledge Agreement, the Administrative Agent will obtain a valid and perfected first lien, upon and security interest in such Collateral (except for Liens permitted by the Credit Agreement) as security for the payment and performance of the relevant Obligations, prior to all other liens and encumbrances thereon and security interests therein; and

          (f) the pledge effected hereby is effective to vest in the Administrative Agent, on behalf of the Secured Parties, the rights of the Administrative Agent in the Collateral as set forth herein.

     SECTION 4. Registration in Nominee Name; Denominations. The Administrative Agent, on behalf of the Secured Parties, shall have the right, in its sole and absolute discretion, to hold the Pledged Securities in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Administrative Agent, or in its own name or the name of its nominee. The relevant Pledgor will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in its name. Upon the occurrence and during the continuance of a Default or an Event of Default, the Administrative Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates (a) of smaller or larger denominations for any purpose consistent with this Pledge Agreement or (b) registered in its name or the name of its nominee.

     SECTION 5. Voting Rights; Dividends and Interest; etc.

     (a) Unless and until an Event of Default shall have occurred and be continuing:

          (i) The relevant Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers accruing to an owner of Pledged Securities or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement, the Credit Agreement and the other Loan Documents.

          (ii) The Administrative Agent shall execute and deliver to the relevant Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney, and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to subparagraph (i) above.

          (iii) The relevant Pledgor shall be entitled to receive and retain any and all cash dividends and cash interest paid on the Pledged Securities.

     (b) Upon the occurrence and during the continuance of an Event of Default and upon notice by the Administrative Agent to the Pledgors, all rights of either Pledgor to exercise the voting and consensual rights and powers which they are entitled to exercise pursuant to paragraph (a)(i) of this Section 5 and the right to receive and retain cash dividends and cash interest shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers and to receive and retain such dividends and interest during the continuance of such Event of Default, which shall be applied against the Obligations in accordance with Section 7.

     SECTION 6. Remedies upon Default. If an Event of Default shall have occurred and be continuing, the Administrative Agent may sell the Collateral, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of either Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

     The Administrative Agent shall give the relevant Pledgor 10 days' written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New
York) of the Administrative Agent's intention to make any sale of Collateral owned by such Pledgor. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may, in its sole and absolute discretion, determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public sale made pursuant to this
Section 6, the Administrative Agent or any other Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay or appraisal on the part of either Pledgor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Administrative Agent or any other Secured Party from such Pledgor as a credit against the purchase price, and the Secured Parties may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement, and neither Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full; provided, however, that in the event the Obligations shall have been paid in full, the relevant Pledgor shall be entitled to the return of the proceeds of the sale of any such Collateral to the extent not applied to payment of the Obligations. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral pursuant to this Pledge Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

     SECTION 7. Application of Proceeds of Sale. The proceeds of any sale of Collateral pursuant to Section 6 hereof, as well as any Collateral consisting of cash, shall be applied by the Administrative Agent as follows:

          FIRST, to the payment of all reasonable costs and expenses incurred by the Administrative Agent in connection with such sale or otherwise in connection with this Pledge Agreement or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder on behalf of the Pledgors and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

          SECOND, to the payment in full of the Obligations, pro rata as among the Secured Parties in accordance with the monetary Obligations owed to them until all the Obligations have been paid in full; and

          THIRD, to the relevant Pledgor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Pledge Agreement. Upon any sale of the Collateral by the Administrative Agent (including, pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

     SECTION 8. Limitations on Responsibility of Administrative Agent. The Administrative Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein or in any other Collateral Documents, except for those made by it herein. The Administrative Agent makes no representation as to the value or condition of the Collateral or any part thereof, as to the title of either Pledgor to the Collateral, as to the security afforded by this Pledge Agreement or the related Collateral Documents or as to the validity, execution, enforceability, legality or sufficiency of this Pledge Agreement or the related Collateral Documents, and the Administrative Agent shall incur no liability or responsibility in respect of any such matters. The Administrative Agent shall not be responsible for insuring the Collateral, for the payment of taxes, charges or assessments or for liens upon the Collateral or otherwise as to the maintenance of the Collateral, except as provided in the immediately following sentence when the Administrative Agent has possession of the Collateral. The Administrative Agent shall have no duty to either Pledgor or to the holders of the Obligations as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except the duty to accord such of the Collateral as may be in its possession substantially the same care as it accords its own assets and the duty to account for monies received by it. The Administrative Agent shall not be required to ascertain or inquire as to the performance by either Pledgor of any of the covenants or agreements contained herein or in the other Loan Documents. Neither the Administrative Agent nor any officer, agent or representative thereof shall be personally liable for any action taken or omitted to be taken by any such Person in connection with this Pledge Agreement or any related Collateral Document except for (i) such Person's own gross negligence or willful misconduct or (ii) such Person's failure to perform its duties or obligations under this Pledge Agreement; provided, however, neither the Administrative Agent nor any officer, agent or representative thereof shall be personally liable for any action taken by any such Person in accordance with any notice given by the Required Lenders hereunder solely by reason of the circumstances that, at the time such action is taken by any such Person, the Required Lenders which gave the notice to take such action are no longer the Required Lenders. The Administrative Agent may execute any of the powers granted under this Pledge Agreement or any of the related Collateral Documents and perform any duty hereunder or thereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it without gross negligence or willful misconduct.

     SECTION 9. Reliance by Administrative Agent; Indemnity Against Liabilities; etc. (a) Whenever in the performance of its duties under this Pledge Agreement the Administrative Agent shall deem it necessary or desirable that a matter be proved or established with respect to either Pledgor or any other Person in connection with the taking, suffering or omitting of any action hereunder by the Administrative Agent, such matter may be conclusively deemed to be proved or established by a certificate executed by an officer of such Person, and the Administrative Agent shall have no liability with respect to any action taken, suffered or omitted in reliance thereon.

     (b) The Administrative Agent may consult with counsel and shall be fully protected in taking any action hereunder in accordance with any advice of such counsel. The Administrative Agent shall have the right but not the obligation at any time to seek instructions concerning the administration of this Pledge Agreement, the duties created hereunder or the Collateral from any court of competent jurisdiction.

     (c) The Administrative Agent shall be fully protected in relying upon any resolution, statement, certificate, instrument, opinion, report, notice, request consent, order or other paper or document which it reasonably believes to be genuine and to have been signed or presented by the proper party or parties. In the absence of its gross negligence or willful misconduct, the Administrative Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificate or opinions furnished to the Administrative Agent in connection with this Pledge Agreement.

     (d) The Administrative Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Default or Event of Default unless and until the Administrative Agent shall have received a notice of such Default or Event of Default. The Administrative Agent shall have no obligation whatsoever either prior to or after receiving such a notice to inquire whether a Default or Event of Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice so furnished to it so long as such notice is received directly or indirectly from either Pledgor or the Required Lenders. The Administrative Agent may (but shall not be obligated to) take action hereunder on the basis of an Event of Default of the type specified in clause (i) or (j) of Article VII of the Credit Agreement whether or not the Administrative Agent has received any notice of such Event of Default.

     (e) If the Administrative Agent has been requested to take any specific action pursuant to any provision of this Pledge Agreement, the Administrative Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Pledge Agreement in the manner so requested unless it shall have been provided indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction.

     SECTION 10. Indemnification by Pledgors. Each Pledgor agrees to indemnify and hold harmless the Administrative Agent and its directors, officers, employees and agents, on demand, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in its capacity as the Administrative Agent or any of them in any way relating to or arising out of this Pledge Agreement or any related Collateral Document or any action taken or omitted by them under this Pledge Agreement or any related Collateral Document; provided that neither Pledgor shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from (i) the gross negligence or willful misconduct of the Administrative Agent or any of its directors, officers, employees or agents or (ii) failure of the Administrative Agent to perform its duties or obligations under this Pledge Agreement.

     SECTION 11. The Administrative Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Administrative Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. In accordance with this Pledge Agreement and without limiting the generality of the foregoing sentence, the Administrative Agent shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to such Pledgor representing any dividend or other distribution payable in respect of the Collateral or any part thereof and to give full discharge for the same.

     SECTION 12. Securities Act, etc. In view of the position of each Pledgor in relation to the Pledged Securities, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect (the "Securities Act"), or any similar statute hereafter enacted analogous in purpose or effect (the Securities Act and any such similar statute as from time to time in effect being called the "Federal Securities Laws") with respect to any disposition of the Pledged Securities permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor agrees that the Administrative Agent shall not incur any liability as a result of the sale of the Pledged Securities or any portion thereof at any such private sale in a manner that the Administrative Agent reasonably believes is commercially reasonable (within the meaning of Section 9-504(3) of the Uniform Commercial Code). Each Pledgor hereby waives any claims against the Administrative Agent or the Lenders arising by reason of the fact that the price at which the Pledged Securities may have been sold at such sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Administrative Agent shall accept the first offer received and does not offer any portion of the Pledged Securities to more than one possible purchaser. Each Pledgor further agrees that the Administrative Agent has no obligation to delay the sale of any Pledged Securities for the period of time necessary to permit such Pledgor to qualify or register such Pledged Securities for public sale under the Securities Act, applicable Blue Sky laws and other applicable state and federal securities laws, even if such Pledgor would agree to do so. Without limiting the generality of the foregoing, the provisions of this Section 12 would apply if, for example, the Administrative Agent were to place all or any portion of the Pledged Securities for private placement by any investment banking firm, or if such investment banking firm purchased all or any portion of the Pledged securities for its own account, or if the Administrative Agent placed all or any portion of the Pledged Securities privately with a purchaser or purchasers.

     SECTION 13. Administrative Agent's Expenses. Each Pledgor agrees to pay upon demand to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable expenses of its counsel and of any experts or agents, which the Administrative Agent may incur in connection with (i) the administration of this Pledge Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon, any of the Collateral,
(iii) the exercise or enforcement of any of the rights of the Administrative Agent hereunder or (iv) the failure of such Pledgor to perform or observe any of the provisions hereof. Any such amounts payable as provided hereunder shall be additional Obligations secured hereby.

     SECTION 14. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telex, graphic scanning or other telegraphic communications equipment of the sending party, to the relevant address specified in Section
9.01 of the Credit Agreement.

     All notices and other communications given to any party hereto in accordance with the provisions of this Pledge Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telex, graphic scanning or other telegraphic communications equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 14 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 14.

     SECTION 15. Successors and Assigns. (a) Whenever in this Pledge Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Pledgors, the Administrative Agent or the Lenders that are contained in this Pledge Agreement shall bind and inure to the benefit of their respective successors and assigns.

     (b) Neither Pledgor shall assign or delegate any of its rights and duties hereunder.

     (c) The covenants, promises and agreements by each Pledgor shall inure to the benefit of each assignee of any Lender permitted under Section 9.04 of the Credit Agreement.

     SECTION 16. Applicable Law. THIS PLEDGE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 17. Waivers; Amendment. (a) No failure or delay of the Administrative Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude the exercise of any other right or power. The rights and remedies of the Administrative Agent hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have. No waiver of any provision of this Pledge Agreement or consent to any departure by either Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on either Pledgor in any case shall entitle either Pledgor to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Pledge Agreement nor any provision hereof may be waived, amended or modified, except as provided in Section 9.08 of the Credit Agreement.

     SECTION 18. Entire Agreement. This Pledge Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Pledge Agreement and the other Loan Documents. Nothing in this Pledge Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto or thereto any rights, remedies, obligations or liabilities under or by reason of this Pledge Agreement or the other Loan Documents.

     SECTION 19. Survival of Agreement. All covenants, agreements, representations and warranties made by the Pledgors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Pledge Agreement shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans under the Credit Agreement and the issuance by the Issuing Banks of Letters of Credit, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as any Obligation is outstanding and unpaid and so long as the Commitments have not been terminated.

     SECTION 20. Termination. This Pledge Agreement, and the Security Interest shall terminate when all the Obligations have been paid in full, the Lenders have no further commitment to lend under the Credit Agreement and no Letters of Credit are outstanding, at which time the Administrative Agent shall reassign and deliver to the relevant Pledgor, or to such Person or Persons as the relevant Pledgor shall designate, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Administrative Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be without recourse to or warranty by the Administrative Agent and at the expense of the relevant Pledgor.

     SECTION 21. Severability. In the event any one or more of the provisions contained in this Pledge Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 22. Counterparts. This Pledge Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

     SECTION 23. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Pledge Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Pledge Agreement.

     SECTION 24. Further Assurances. Each Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Administrative Agent may at any time request in connection with the administration and enforcement of this Pledge Agreement or with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Administrative Agent its rights and remedies hereunder.

     SECTION 25. Effective Date. This Agreement shall be effective on the Effective Date.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Pledge Agreement, or caused this Pledge Agreement to be duly executed on their behalf, as of the day and year first above written.

                                        METRIS COMPANIES INC., as a Pledgor


                                        By
                                          --------------------------------------
                                          Name:
                                          Title:


                                        By
                                          --------------------------------------
                                          Name:
                                          Title:


                                        METRIS DIRECT, INC., as a Pledgor


                                        By
                                          --------------------------------------
                                          Name:
                                          Title:



                                        THE CHASE MANHATTAN BANK, as
                                        Administrative Agent


                                        By
                                          --------------------------------------
                                          Name:
                                          Title:




                                                                                               SCHEDULE 1

                                                     PLEDGED SECURITIES
                                                     ------------------


                                                                         CERTIFICATE              NUMBER OF
NAME OF COMPANY                           NAME OF PLEDGOR                   NUMBER                  SHARES
---------------                           ---------------                   ------                  ------

Metris Direct, Inc.                     Metris Companies Inc.                 4                     1,000

Metris Receivables, Inc.                Metris Direct, Inc.                   5                       100

DMCCB, Inc.                             Metris Direct, Inc.                   4                     1,000

Metris Travel Services Inc.             Metris Direct, Inc.                   1                     1,000

Metris Funding Co.                      Metris Direct, Inc.                   2                       100

Metris Warranty Services of             Metris Direct, Inc.                   1                     1,000
Florida, Inc.

Metris Information Technologies,        Metris Direct, Inc.                   1                     1,000
Inc.

Metris Direct Services, Inc.            Metris Direct, Inc.                   1                     1,000







                                                                     EXHIBIT D-2

     AMENDMENT, dated as of May 7, 1999, to (a) the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 30, 1998, (as amended by the Amendment, dated as of December 7, 1998, the "Credit Agreement") among METRIS COMPANIES INC., a Delaware corporation (the "Borrower"), the lenders listed in Schedule 2.01 thereto (the "Lenders"), NATIONSBANK, N.A., as Syndication Agent (in such capacity, the "Syndication Agent"), DEUTSCHE BANK, as documentation agent, U.S. BANK NATIONAL ASSOCIATION, as documentation agent (collectively in such capacity, the "Documentation Agents"), BARCLAYS BANK PLC as co-agent, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as co-agent (collectively in such capacity, the "Co-Agents"), and THE CHASE MANHATTAN BANK, as administrative agent for the Lenders (the "Administrative Agent") and (b) the AMENDED AND RESTATED PLEDGE AGREEMENT, dated as of June 30, 1998 (the "Pledge Agreement"), among the Borrower, Metris Direct, Inc., a Delaware corporation, and the Administrative Agent (this "Amendment").

                              W I T N E S S E T H:
                              -------------------


     WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower; and

     WHEREAS, in connection with the acquisition by the Borrower of certain credit card portfolio assets from General Electric Consumer Card Company (the "GECC Portfolio"), the Borrower has requested that the Lenders agree to amend the Credit Agreement as provided herein;

     WHEREAS, in connection with certain other amendments to the Credit Agreement and the Pledge Agreement, the Borrower has requested, and the Lenders have agreed, that certain provisions of each of the Credit Agreement and the Pledge Agreement be amended as provided herein;

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises contained herein, the parties hereto hereby agree as follows:

                              SECTION I. AMENDMENTS

     1.1. Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as defined therein.

     1.2. Amendment to Section 1.1. The definition of "Borrowing Base" set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following definition is substituted in lieu thereof:

     "'Borrowing Base' shall mean, at any time, an amount equal to the product of (x) Managed Accounts Receivable (other than Managed Accounts Receivable of DMCCB or any other Depositary Institution, which Managed Accounts Receivable have not been sold to the Borrower or any other Subsidiary of the Borrower) times (y) the Advance Rate. The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent, absent any error in such Borrowing Base Certificate."

     1.3. Amendment to Section 6.01. Paragraph (g) of Section 6.01 of the Credit Agreement is deleted in its entirety and the following paragraph (g) is substituted in lieu thereof:

     "(g) Borrowing Base. In the case of the Borrower, permit the aggregate principal amount of Funded Senior Debt (other than Funded Senior Debt incurred by DMCCB or any other Depositary Institution, including that of the type described in clause (c) of the definition of Funded Senior Debt) at any time to exceed the Borrowing Base then in effect."

     1.4. Amendment to Section 6.06(d). Each occurrence of the phrase "loans, advances or investments" contained in paragraph (d) of Section 6.06 of the Credit Agreement is deleted and the phrase "loans, advances, investments or Guarantees" is substituted in lieu thereof.

     1.5. Amendment to Section 6.06(g). Paragraph (g) of Section 6.06 of the Credit Agreement is deleted in its entirety and the following paragraph (g) is substituted in lieu thereof:

     "(g) Permitted Business Acquisitions so long as the aggregate consideration paid by the Borrower and its Subsidiaries in respect of all Permitted Business Acquisitions (i) of Accounts, consummated or entered into during any period of four consecutive fiscal quarter periods of the Borrower (an "Acquisition Test Period") (provided, that for the purposes of this clause (i), the aggregate consideration paid for Accounts on the date of any determination pursuant to this clause (g) made after the end of the fiscal quarter during which such Accounts were acquired shall be deemed to be the lesser of (x) the actual aggregate consideration paid by the Borrower and its Subsidiaries and (y) the outstanding amount of such Accounts determined in accordance with GAAP as of the most recent fiscal quarter ending prior to such date of determination), shall not exceed 30% of the average Managed Accounts Receivable as of the last day of each of the four fiscal quarter periods of the Borrower and its Subsidiaries most recently ended; provided, that (1) the acquisition of the GECC Portfolio by the Borrower shall in any event be deemed to be a Permitted Business Acquisition for the Acquisition Test Period ending on June 30, 1999 so long as no other Permitted Business Acquisition is made during the period from May 7, 1999 through June 30, 1999; (2) in the event that the GECC Portfolio is acquired by the Borrower, such percentage shall be changed to 35% for the Acquisition Test Period ending on September 30, 1999, and (3) any acquisition that is a Permitted Business Acquisition on the date of determination pursuant to this Section 6.06(g) shall remain a Permitted Business Acquisition once such transaction is consummated, notwithstanding the average Managed Accounts Receivable subsequent to such date of determination and (ii) otherwise, the cash portion of such consideration does not exceed $50,000,000; for purposes of the foregoing, the aggregate consideration shall not include any payment with Capital Stock or assumption of Indebtedness (which assumption must otherwise not cause an Event of Default after giving effect to such assumption);".

     1.6. Amendment to Section 6.06(i). Paragraph (i) of Section 6.06 of the Credit Agreement is deleted in its entirety and the following paragraph (i) is substituted in lieu thereof:

     "(i) other loans, advances, investments or Guarantees by the Borrower or any of its Subsidiaries that do not exceed $10,000,000 in the aggregate at any one time outstanding (measured as of the date made and without giving effect to subsequent changes in value)."

     1.7. Amendments to Pledge Agreement. (a) Section 2 of the Pledge Agreement is hereby amended by adding the following sentence to the end thereof:

     "Notwithstanding anything to the contrary contained herein, no capital stock of any Subsidiary that is not organized in the United States shall be required to be pledged hereunder."

     (b) Section 3(a) of the Pledge Agreement is deleted in its entirety and the following paragraph (a) is substituted in lieu thereof:

     "(a) the Pledged Stock set forth in Schedule I attached hereto (and revised from time to time with the pledge of any additional stock) pledged by such Pledgor represents all the outstanding capital stock of each of its Subsidiaries (other than as to any Subsidiary that is not organized in the United States or as to the pledge of whose Capital Stock is prohibited by law);".

                            SECTION II. MISCELLANEOUS

     2.1. Conditions to Effectiveness of Amendment. This Amendment shall become effective (the "Amendment Effective Date") as of the date first set forth above upon (a) the Administrative Agent having received counterparts of this Amendment duly executed and delivered by the Borrower and the Required Lenders and (b) payment to the Administrative Agent and the Lenders by the Borrower of such fees in respect of this Amendment as have been previously agreed upon by the Borrower and the Administrative Agent.

     2.2. Representations and Warranties. The Borrower represents and warrants to each Lender that as of the effective date of this Amendment: (a) the representations and warranties made by the Loan Parties in the Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties are expressly stated to relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date); and (b) no Default or Event of Default shall have occurred and be continuing as of the date hereof

     2.3. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

     2.4. Continuing Effect; No Other Amendments. Except to the extent expressly stated herein, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect and are not waived in any respect. This Amendment shall constitute a Loan Document.

     2.5. Payment of Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred to date in connection with this Amendment and the other Loan Documents, including, without limitation, the reasonable fees and disbursements of legal counsel to the Administrative Agent.

     2.6. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                   METRIS COMPANIES INC., as Borrower and as a Pledgor


                                   By:
                                      ----------------------------------------
                                      Name:
                                      Title:


                                   By:
                                      ----------------------------------------
                                      Name:
                                      Title:


                                   METRIS DIRECT, INC., as a Pledgor


                                   By:
                                      ----------------------------------------
                                      Name:
                                      Title:


                                   By:
                                      ----------------------------------------
                                      Name:
                                      Title:


                                   THE CHASE MANHATTAN BANK, as
                                   Administrative Agent, Lender and Issuing Bank


                                   By:
                                      ----------------------------------------
                                      Name:
                                      Title:

                                   NATIONSBANK, N.A.


                                   By:
                                      ----------------------------------------
                                      Name:
                                      Title:

                                   DEUTSCHE BANK AG, NEW YORK AND/OR
                                   CAYMAN ISLANDS BRANCHES


                                   By:
                                      ----------------------------------------
                                      Name:
                                      Title:


                                   By:
                                      ----------------------------------------
                                      Name:
                                      Title:


                                   U.S. BANK NATIONAL ASSOCIATION


                                   By:
                                      ----------------------------------------
                                      Name:
                                      Title:


                                   BARCLAYS BANK PLC,
                                   NEW YORK BRANCH


                                   By:
                                      ----------------------------------------
                                      Name:
                                      Title:


                                   THE SUMITOMO BANK, LTD.


                                   By:
                                      ----------------------------------------
                                      Name:
                                      Title:


                                   THE BANK OF NEW YORK

                                   By:
                                      ----------------------------------------
                                      Name:
                                      Title:

                                   THE BANK OF NOVA SCOTIA


                                   By:
                                      ----------------------------------------
                                      Name:
                                      Title:


                                   BANQUE NATIONALE DE PARIS


                                   By:
                                      ----------------------------------------
                                      Name:
                                      Title:


                                   THE LONG-TERM CREDIT BANK OF JAPAN, LTD.


                                   By:
                                      ----------------------------------------
                                      Name:
                                      Title:


                                   THE FUJI BANK, LIMITED


                                   By:
                                      ----------------------------------------
                                      Name:
                                      Title:


                                   KZH IV LLC

                                   By:
                                      ----------------------------------------
                                      Name:
                                      Title:

                                   VAN KAMPEN PRIME RATE INCOME TRUST


                                   By:
                                      ----------------------------------------
                                      Name:
                                      Title:


                                   KZH SHOSHONE LLC

                                   By:
                                      ----------------------------------------
                                      Name:
                                      Title:


                                   AMARA-1 FINANCE LTD


                                   By:
                                      ----------------------------------------
                                      Name:
                                      Title:


                                   AMARA-2 FINANCE LTD


                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                   CERES FINANCE LTD.


                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                   BANK OF AMERICA NATIONAL TRUST &
                                   SAVINGS ASSOCIATION


                                   By:
                                      ----------------------------------------
                                      Name:
                                      Title:


                                   STRATA FUNDING LTD.


                                   By:
                                      ----------------------------------------
                                   Name:
                                   Title:


                                   SPS TRADES

                                   By:
                                      ----------------------------------------
                                      Name:
                                      Title:


                                   OASIS COLLATERALIZED HIGH INCOME
                                   PORTFOLIOS-I, LTD.


                                   By:
                                      ----------------------------------------
                                      Name:
                                      Title:


                                   FIRST DOMINION FUNDING II


                                   By:
                                      ----------------------------------------
                                      Name:
                                      Title:

                                                                     EXHIBIT D-3


                     FORM OF PLEDGE AGREEMENT REAFFIRMATION

     PLEDGE AGREEMENT REAFFIRMATION, dated as of July 21, 2000 (this "Reaffirmation"), with respect to the Amended and Restated Pledge Agreement, dated as of June 30, 1998 (as amended, supplemented, waived or otherwise modified from time to time, including this Reaffirmation, the "Pledge Agreement"), made by the Borrower and Metris Direct, Inc. ("MDI") in favor of the Administrative Agent.

                              W I T N E S S E T H :

     WHEREAS, the Borrower, the lenders parties thereto, the Syndication Agent, Documentation Agents and Co-Agents named therein and the Administrative Agent are parties to the Credit Agreement, dated as of June 30, 1998, as amended (the "Existing Credit Agreement");

     WHEREAS, concurrently with the execution of this Reaffirmation, the Administrative Agent and the several banks and other financial institutions or entities parties thereto (the "Lenders") will amend and restate the Existing Credit Agreement with the Borrower, pursuant to the Credit Agreement, dated as of July 21, 2000 (the Existing Credit Agreement, as so amended and restated, the "Amended and Restated Credit Agreement"), under which the Lenders and the Administrative Agent will agree to continue Term Loans and, from time to time, to make Revolving Loans to, and the Issuing Banks will agree to issue Letters of Credit from time to time for the account of, the Borrower, in an aggregate principal amount of up to $270,000,000;

     WHEREAS, as collateral security for the Borrower Obligations and the Direct Obligations (as each such term is defined in the Pledge Agreement), the Borrower and MDI have granted to the Administrative Agent, for the ratable benefit of the Lenders, a first priority security interest in all outstanding Capital Stock of
(i) each of the companies listed in Schedule I to the Pledge Agreement, and (ii) each of the companies listed on Annex A hereto, with said Schedule I being hereby deemed supplemented to include a reference to such stock described on Annex A;

     WHEREAS, all of the liabilities and obligations of the Borrower under the Existing Credit Agreement are being continued in full force and effect, unpaid and undischarged, pursuant to the Amended and Restated Credit Agreement;

     WHEREAS, each of the signatories hereto is a party to the Pledge Agreement and wishes to confirm that all of its liabilities and obligations, and Liens and security interests created, under the Pledge Agreement remain in full force and effect after giving effect to the amendment and restatement of the Existing Credit Agreement pursuant to the Amended and Restated Credit Agreement; and

     WHEREAS, it is a condition precedent to the obligation of the Lenders to continue or make any extensions of credit to the Borrower under the Amended and Restated Credit Agreement that the parties hereto shall have executed and delivered this Reaffirmation to the Administrative Agent for the ratable benefit of the Lenders;

     NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Amended and Restated Credit Agreement and to induce the Lenders to continue or make extensions of credit thereunder, each of the signatories hereto (a "Confirming Party") hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

          1. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned to them in the Amended and Restated Credit Agreement.

          2. Each Confirming Party hereby consents to the execution and delivery of, and the amendment and restatement of the Existing Credit Agreement pursuant to, the Amended and Restated Credit Agreement. Each Confirming Party hereby agrees that each reference to the "Credit Agreement" in the Pledge Agreement shall be deemed to be a reference to the Amended and Restated Credit Agreement.

          3. Each Confirming Party hereby agrees, with respect to the Pledge Agreement, that:

               a. all of its obligations and liabilities under the Pledge Agreement remain in full force and effect on a continuous basis after giving effect to the amendment and restatement of the Existing Credit Agreement pursuant to the Amended and Restated Credit Agreement;

               b. all of its obligations and liabilities under the Pledge Agreement shall be increased if the increased maximum amount of extensions of credit available to the Borrower under the Amended and Restated Credit Agreement is increased thereunder in accordance with its terms;

               c. all of the Liens and security interests created and arising under the Pledge remain in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, and having the same perfected status and priority as existed prior to the effectiveness of the Amended and Restated Credit Agreement, after giving effect to the amendment and restatement of the Existing Credit Agreement pursuant to the Amended and Restated Credit Agreement, as collateral security for the Obligations as described above; and

               d. all of the obligations and liabilities of the Borrower under the Existing Credit Agreement (i) are continued in full force and effect on a continuous basis, unpaid and undischarged, pursuant to the Amended and Restated Credit Agreement and (ii) constitute the same obligations and liabilities under the Amended and Restated Credit Agreement.

          4. Each Confirming Party agrees that it shall take any action reasonably requested by the Administrative Agent in order to confirm or effect the intent of this Reaffirmation.

          5. This Reaffirmation shall be construed in accordance with and governed by the laws of the State of New York.

          6. This Reaffirmation may be executed by one or more of the parties hereto on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have caused this Reaffirmation to be executed and delivered by a duly authorized officer on the date first above written.

                                       METRIS COMPANIES INC.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       METRIS DIRECT, INC.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT E

                FORM OF AMENDED AND RESTATED SUBSIDIARY GUARANTY

     AMENDED AND RESTATED SUBSIDIARY GUARANTY, dated as of July 1, 2000, made by each of the signatories hereto (together with any other entity that may become a party hereto, the "Subsidiary Guarantors"), in favor of THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent") for the lenders (the "Lenders") (as such terms are defined in the Credit Agreement referred to below).

                              W I T N E S S E T H:
                              -------------------


     WHEREAS, pursuant to the Revolving Credit and Letter of Credit Facility Agreement, dated as of September 16, 1996 (the "Original Credit Agreement"), among Metris Companies Inc. (the "Borrower"), the Administrative Agent and the lenders parties thereto, the lenders have made extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

     WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of June 30, 1998 (the "Existing Credit Agreement"), among the Borrower, the Lenders, the Syndication Agent, the Documentation Agents, the Co-Agents (as such terms are defined therein) and the Administrative Agent, the parties thereto agreed to amend and restate in its entirety the Original Credit Agreement:

     WHEREAS, in connection with the execution and delivery of the Existing Credit Agreement, each of the Subsidiary Guarantors executed a guarantee (the "Existing Subsidiary Guaranty") guaranteeing all of the Borrowers' obligations under the Existing Credit Agreement and the other loan documents;

     WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of July 21, 2000 (herein, as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders, the Syndication Agent, the Co-Documentation Agents, the Co-Agent (as such terms are defined in the Credit Agreement) and the Administrative Agent, the parties thereto have agreed to amend and restate in its entirety the Existing Credit Agreement;

     WHEREAS, the Borrower is the direct or indirect parent of each Subsidiary Guarantor, and it is to the advantage of each Subsidiary Guarantor that the Lenders make the extensions of credit to the Borrower pursuant to the Credit Agreement;

     WHEREAS, it is a condition precedent to the obligation of the Lenders to make or continue their respective extensions of credit to the Borrower under the Credit Agreement that the Existing Subsidiary Guaranty shall be amended and restated as provided herein.

     NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make or continue their respective extensions of credit to the Borrower under the Credit Agreement, each Subsidiary Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

     1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Subsidiary Guaranty shall refer to this Subsidiary Guaranty as a whole and not to any particular provision of this Subsidiary Guaranty.

     (c) The definitions contained herein shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Sections shall be deemed references to Sections of this Subsidiary Guaranty unless the context shall otherwise require.

     2. Guaranty. (a) To induce the Lenders to make or continue the Loans, the Issuing Banks to issue the Letters of Credit for the account of the Borrower and the Lenders to acquire participations in the Letters of Credit, each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, each as a primary obligor and not merely as a surety, the due and punctual payment and performance of all Obligations. All payments by any Subsidiary Guarantor shall be in lawful money of the United States of America. Each and every default in payment of the principal of and premium, if any, or interest on any Obligations shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

     Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of this Subsidiary Guaranty and notice of protest for nonpayment and all other formalities. The obligations of each Subsidiary Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure or delay of any Lender or the Administrative Agent to assert any claim or demand or to enforce any right or remedy against the Borrower, any Subsidiary Guarantor or any other Person under the provisions of any Loan Document or otherwise; (ii) any extension or renewal of any of the Obligations; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of any Loan Document, any guarantee or any other agreement or instrument; (iv) the release of (or the failure to perfect a security interest in) any security held by the Administrative Agent or any Lender for the performance of any of the Obligations; (v) the failure or delay of any Lender or the Administrative Agent to exercise any right or remedy against any other Subsidiary Guarantor or any other guarantor of the Obligations; (vi) the release of any other guarantor of the Obligations; (vii) the failure of any Lender or the Administrative Agent to assert any claim or demand or to enforce any remedy under any Loan Document, any guarantee or any other agreement or instrument; (viii) any default, failure or delay, wilful or otherwise, in the performance of the Obligations; or (ix) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity or which would impair or eliminate any right of any Subsidiary Guarantor to subrogation.

     Each Subsidiary Guarantor further agrees that this Subsidiary Guaranty constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by any Lender to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of such Lender in favor of the Borrower or any other Person. The Administrative Agent and the Lenders, in their sole discretion, shall have the right to proceed first and directly against any Subsidiary Guarantor.

     The obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.

     Each Subsidiary Guarantor further agrees that this Subsidiary Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, on any Obligation is rescinded or must otherwise be restored by any Lender upon the bankruptcy or reorganization of the Borrower or otherwise.

     In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent or any Lender may have at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, prepayment or otherwise, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Administrative Agent or the Required Lenders, forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the Lenders in cash an amount equal to the sum of (i) the unpaid principal amount of such Obligations then due, (ii) accrued and unpaid interest on such Obligations and (iii) all other monetary Obligations then due, and thereupon the Lenders shall assign (without recourse or warranty of any kind) such Obligations owed to it and paid by the relevant Subsidiary Guarantors, together with their rights in respect of all security interests in the property and assets of the Borrower, if any, then held by them in respect of such Obligations, to such Subsidiary Guarantors, such assignment to be pro tanto to the extent to which the Obligations in question were discharged by such Subsidiary Guarantors, or make such other disposition thereof as such Subsidiary Guarantors shall direct (all without recourse to the Administrative Agent or any Lender and without any representation or warranty by the Administrative Agent or such Lender).

     Upon payment by any Subsidiary Guarantor of any sums to the Administrative Agent or the Lenders hereunder, all rights of such Subsidiary Guarantor against the Borrower arising as a result thereof shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of all the Obligations and, if any payment shall be made to any Subsidiary Guarantor on account of such rights prior to the indefeasible payment in full of all the Obligations, such payment shall forthwith be paid to the Lenders to be credited and applied against the Obligations to the extent necessary to discharge such Obligations.

     Each Subsidiary Guarantor waives notice of and hereby consents to any agreements or arrangements whatsoever by the Administrative Agent or the Lenders with any other Person pertaining to the Obligations, including agreements and arrangements for payment, extension, subordination, composition, arrangement, discharge or release of the whole or any part of the Obligations, or for the discharge or surrender of any or all security, or for compromise, whether by way of acceptance of part payment or otherwise, and the same shall in no way impair any Subsidiary Guarantor's liability hereunder. Nothing shall discharge or satisfy the liability of any Subsidiary Guarantor hereunder except the full performance and payment of the Obligations.

     Each reference herein to the Lenders or a Lender shall be deemed to include their or its successors and assigns, in whose favor the provisions of this Subsidiary Guaranty shall also inure.

     The obligations of a Subsidiary Guarantor under this Subsidiary Guaranty shall automatically terminate upon (i) any disposition, in compliance with the terms of Section 6.05 of the Credit Agreement, by the Borrower, directly or indirectly, of capital stock of such Subsidiary Guarantor following which disposition such Subsidiary Guarantor is no longer a Subsidiary of the Borrower or (ii) any sale, in compliance with the terms of Section 6.05 of the Credit Agreement, of all or substantially all of the assets of such Subsidiary Guarantor that results in such Subsidiary Guarantor no longer being a Subsidiary.

     (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Subsidiary Guarantor hereunder shall in no event exceed the amount which can be guaranteed by such Subsidiary Guarantor under applicable federal and state laws relating to the insolvency of debtors.

     (c) Each Subsidiary Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Subsidiary Guarantor under this Subsidiary Guaranty; provided, however, that each Subsidiary Guarantor will only be liable for the fees of a single firm which shall act as common counsel for the Lenders, except in the case where (i) a Lender reasonably determines based upon the written advice of legal counsel, a copy of which shall be provided to such Subsidiary Guarantor, in its judgment that having common counsel would present such counsel with a conflict of interest, (ii) a Lender reasonably concludes that there may be legal defenses available to it that are different from or in addition to those available to other Lenders or (iii) defense of any action or proceeding is not assumed by the Lenders. This Subsidiary Guaranty shall remain in full force and effect until the Obligations are paid in full, no Letters of Credit are outstanding and the Commitments are terminated, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.

     (d) No payment or payments made by the Borrower or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Subsidiary Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by such Subsidiary Guarantor in respect of the Obligations or payments received or collected from such Subsidiary Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of such Subsidiary Guarantor hereunder until the Obligations are paid in full, no Letters of Credit are outstanding and the Commitments are terminated.

     (e) Each Subsidiary Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent and such Lender in writing that such payment is made under this Subsidiary Guaranty for such purpose.

     3. Representations and Warranties. Each Subsidiary Guarantor hereby represents and warrants to the Administrative Agent and each Lender that the representations and warranties set forth in Article III of the Credit Agreement as they relate to such Subsidiary Guarantor, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each of the Lenders shall be entitled to rely on each of them as if they were fully set forth herein.

     Each Subsidiary Guarantor agrees that the representations and warranties contained in this Section 3 shall be deemed to have been made by such Subsidiary Guarantor on the date of each Credit Event under the Credit Agreement (except, in the case of a Borrowing in which Loans are continued or converted as contemplated in Section 2.04 of the Credit Agreement or in the case of an issuance of a Letter of Credit that does not increase the aggregate LC Exposure) on and as of the date of such Credit Event as though made hereunder on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

     4. Covenants. Each Subsidiary Guarantor hereby covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Subsidiary Guaranty until the Obligations are paid in full, no Letters of Credit are outstanding and the Commitments are terminated, it will comply with each of the covenants set forth in Articles V and VI of the Credit Agreement as they relate to such Subsidiary Guarantor.

     5. Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Subsidiary Guarantor against any of and all the obligations of such Subsidiary Guarantor now or hereafter existing under this Subsidiary Guaranty and the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Subsidiary Guaranty or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of set-off) which such Lender may have. Each Lender agrees promptly to notify the relevant Subsidiary Guarantor of any such set-off and the application thereof made by such Lender.

     6. Authority of Administrative Agent. Each Subsidiary Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Subsidiary Guaranty with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Subsidiary Guaranty shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Subsidiary Guarantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Subsidiary Guarantors shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

     7. Notices. All notices and other communications given to any party hereto in accordance with the provisions of this Subsidiary Guaranty shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or other telegraphic communications equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 7 or in accordance with the latest unrevoked direction from such party given in accordance with this Section
7. All notices, requests and demands shall be addressed as follows:

     (i) if to the Administrative Agent or any Lender, at its address or transmission number for notices provided in Section 9.01 of the Credit Agreement; and

     (ii) if to any Subsidiary Guarantor, at such Subsidiary Guarantor's address or transmission number for notices set forth under its signature below.

     The Administrative Agent, each Lender and each Subsidiary Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

     8. Severability. Any provision of this Subsidiary Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     9. Integration. This Subsidiary Guaranty represents the agreement of the Subsidiary Guarantors with respect to the subject matter hereof and there are no promises or representations by the Administrative Agent or any Lender relative to the subject matter hereof not reflected herein.

     10. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Subsidiary Guaranty may be waived, amended, supplemented or otherwise modified except as provided in Section 9.08 of the Credit Agreement.

     (b) Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 10(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.

     (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     11. Section Headings. The Section headings used in this Subsidiary Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     12. Successors and Assigns. This Subsidiary Guaranty shall be binding upon the successors and assigns of each Subsidiary Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns, except that no Subsidiary Guarantor may assign or transfer any of its rights or obligations under this Subsidiary Guaranty without the prior written consent of the Administrative Agent.

     13. GOVERNING LAW. THIS SUBSIDIARY GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     14. Waiver of Jury Trial. Each Subsidiary Guarantor hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Subsidiary Guaranty or any of the other Loan Documents. Each Subsidiary Guarantor (a) certifies that no representative, agent or attorney of any other party to the Loan Documents has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties to the Loan Documents have been induced to enter into this Subsidiary Guaranty and the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications in this Section 14.

     15. Jurisdiction; Consent to Service of Process. (a) Each Subsidiary Guarantor agrees that a final judgment in any New York State court or any Federal court of the United States of America sitting in New York City shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Subsidiary Guaranty shall affect any right that the Administrative Agent or any Lender may have to bring any action or proceeding relating to this Subsidiary Guaranty or the other Loan Documents in the courts of any jurisdiction.

     (b) Each Subsidiary Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Subsidiary Guaranty or the other Loan Documents in any New York State or Federal court. Each Subsidiary Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each Subsidiary Guarantor irrevocably consents to service of process in the manner provided for notices in Section 7. Nothing in this Subsidiary Guaranty will affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law.

     16. Effective Date. This Agreement shall be effective on the Effective
Date.

     IN WITNESS WHEREOF, the undersigned has caused this Subsidiary
Guaranty to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                                METRIS DIRECT, INC.


                                By:
                                    ----------------------------------------
                                   Name:
                                   Title:


                                Address for Notices:

                                600 South Highway 169
                                Suite 1800
                                St. Louis Park, Minnesota  55426
                                Attention:  Vice President and Treasurer

                                Fax: (612) 525-5070

                                METRIS RECOVERY SERVICES, INC.


                                By:
                                    ----------------------------------------
                                    Name:
                                    Title:

                               Address for Notices:

                                                                       EXHIBIT H

           FORM OF AMENDED AND RESTATED SUBSIDIARY SECURITY AGREEMENT

     AMENDED AND RESTATED SUBSIDIARY SECURITY AGREEMENT, dated as of July 21, 2000 ("the Subsidiary Security Agreement"), made by each of the signatories hereto (together with any other entity that may become a party hereto, the "Subsidiary Grantors"), in favor of THE CHASE MANHATTAN BANK, as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders (as such terms are defined in the Credit Agreement referred to below).

                              W I T N E S S E T H:
                              -------------------


     WHEREAS, pursuant to the Revolving Credit and Letter of Credit Facility Agreement, dated as of September 16, 1996 (the "Original Credit Agreement"), among the Borrower, the Administrative Agent and the lenders parties thereto, the lenders made extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

     WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of June 30, 1998 (the "Existing Credit Agreement"), among the Borrower, the Lenders, the Syndication Agent, the Documentation Agents, the Co-Agents (as such terms are defined therein) and the Administrative Agent, the parties thereto agreed to amend and restate in its entirety the Original Credit Agreement;

     WHEREAS, in connection with the execution and delivery of the Existing Credit Agreement, each of the Subsidiary Grantors executed a guarantee (the "Existing Subsidiary Guaranty") guaranteeing all of the Borrowers' obligations under the Existing Credit Agreement and the other loan documents;

     WHEREAS, pursuant to the provisions of the Existing Credit Agreement, the Subsidiary Grantors entered into the Subsidiary Security Agreement, dated as of June 30, 1998 (the "Existing Subsidiary Security Agreement");

     WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of July 21, 2000 (herein, as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders, the Syndication Agent, the Co-Documentation Agents, the Co-Agent (as such terms are defined in the Credit Agreement) and the Administrative Agent, the parties thereto have agreed to amend and restate in its entirety the Existing Credit Agreement;

     WHEREAS, each of the Subsidiary Grantors are Subsidiaries of the Borrower and will derive substantial direct and indirect benefit from the extensions of credit made or continued to the Borrower under the Credit Agreement; and

     WHEREAS, it is a condition precedent to the obligation of the Lenders to make or continue their respective extensions of credit to the Borrower under the Credit Agreement that each of the Subsidiary Grantors shall have executed and delivered this amended and restated Subsidiary Security Agreement to the Administrative Agent for the ratable benefit of the Lenders.

     NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make or continue their respective extensions of credit to the Borrower, the Subsidiary Grantors hereby agree with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

     1. Defined Terms.

          1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, General Intangibles and Instruments.

     (b) The following terms shall have the following meanings:

          "Agreement": this Subsidiary Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Code": the Uniform Commercial Code as from time to time in effect in the State of New York.


          "Collateral": as defined in Section 2.

          "Collateral Account": any collateral account established by the Administrative Agent as provided in Section 5.3 or Section 6.2.

          "Excluded Assets": any property, including but not limited to Accounts, Chattel Paper, Documents, General Intangibles, Instruments, books and records pertaining to such property and all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to the foregoing, sold, assigned, transferred, set-over and otherwise conveyed directly or indirectly from time to time in connection with any Receivables Transfer Program in accordance with the Credit Agreement.

          "Issuers": the collective reference to each issuer of any Permitted Investment.

          "Pledged Permitted Investments": Permitted Investments credited to the Securities Account by the Securities Intermediary pursuant to the Securities Account Control Agreement.

          "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Code and, in any event, shall include, without limitation, all income from Pledged Permitted Investments, collections thereon or distributions or payments with respect thereto.

          "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account), but excluding any of the foregoing (including, without limitation, assets sold pursuant to the Receivables Transfer Program) transferred by the Borrower as permitted by the Credit Agreement.

          "Securities Account": as defined in the Securities Account Control Agreement.

          "Securities Intermediary": as defined in the Securities Account Control Agreement.


          "Subordinated Securities Intermediary Lien": any lien in favor of the Securities Intermediary in the Securities Account or any securities entitlement credited thereto, provided that any such lien is subordinate to the lien of the Administrative Agent as set forth in Section 4 of the Securities Account Control Agreement.

     1.2 Other Definitional Provisions. (a) The words "hereof", "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

     (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, each of the Subsidiary Grantors hereby grants to the Administrative Agent for the ratable benefit of the Lenders a security interest in all of the following property now owned or at any time hereafter acquired by any of the Subsidiary Grantors or in which any of the Subsidiary Grantors now has or at any time in the future may acquire any right, title or interest excluding any Excluded Assets (collectively, the "Collateral"):

     (a) all Accounts;

     (b) all Chattel Paper;

     (c) all Documents;

     (d) all General Intangibles;

     (e) all Instruments;

     (f) Pledged Permitted Investments;

     (g) all books and records pertaining to the Collateral; and

     (h) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

     3. Representations and Warranties. Each of the Subsidiary Grantors hereby represents and warrants that (it being understood that the following representations and warranties shall not apply to Collateral (including, without limitation, assets sold pursuant to any Receivables Transfer Program) that has been transferred by any of the Subsidiary Grantors as permitted by the Credit Agreement):

     3.1 Title; No Other Liens. Except for (i) the security interest granted to the Administrative Agent for the ratable benefit of the Lenders pursuant to this Agreement and (ii) any Subordinated Securities Intermediary Lien in respect of Pledged Permitted Investments, each of the Subsidiary Grantors owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed (i) in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to the Existing Subsidiary Security Agreement or this Agreement, (ii) in favor of the Securities Intermediary in respect of any Subordinated Securities Intermediary Lien that may exist on Pledged Permitted Investments, or (iii) in connection with a sale, transfer or disposition of Accounts permitted by Section 6.08 (e) or (f) of the Credit Agreement.

     3.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 1 will constitute perfected security interests in the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for the Obligations, and (b) are prior to all other Liens on the Collateral in existence on the date hereof.

     3.3 Chief Executive Office. Each of the Subsidiary Grantor's jurisdiction of incorporation and chief executive office is set forth on Schedule 2.

     3.4 Pledged Permitted Investments. Such Subsidiary Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Permitted Investments pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except (i) the security interest created by this Agreement and (ii) any Subordinated Securities Intermediary Lien.

     4. Covenants. Each of the Subsidiary Grantors covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letters of Credit are outstanding and the Commitments shall have expired or otherwise been terminated:

     4.1 Delivery of Instruments and Chattel Paper. If any amounts payable under or in connection with any of the Collateral shall be or become evidenced by any Instruments or Chattel Paper (not previously delivered to the Administrative Agent pursuant to this Section 4.1) having an aggregate principal amount in excess of $100,000, such Instruments or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement. Notwithstanding the foregoing, prior to the occurrence and continuance of an Event of Default, payments by check promptly deposited shall be collected by a Subsidiary Grantor without delivery to the Administrative Agent.

     4.2 Maintenance of Perfected Security Interest; Further Documentation; Release of Security Interest. (a) Each of the Subsidiary Grantors shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

     (b) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of each of the Subsidiary Grantors, each of the Subsidiary Grantors will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Pledged Permitted Investments, taking any actions necessary to enable the Administrative Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

     . (c) Concurrently with the transfer by any of the Subsidiary Grantors of any Collateral as permitted by the Credit Agreement, the security interest created by this Agreement in such Collateral shall automatically terminate without any further action by the Administrative Agent; provided, that the Administrative Agent shall, at the reasonable request and sole expense of the Subsidiary Grantors, execute such releases as may be necessary to effect any such transfer. Upon receipt by the Administrative Agent of a written request from a Subsidiary Grantor, the Administrative Agent shall release the security interest provided herein in the Pledged Permitted Investments specified by such Subsidiary Grantor in such request so long as subsequent to such release the aggregate principal amount of Funded Senior Debt would not exceed the Borrowing Base at such time.

     4.3 Changes in Locations, Name, etc. No Subsidiary Grantor will (unless, in each case, it shall have given the Administrative Agent at least 30 days' prior written notice of such change):

     (a) change its jurisdiction of organization or the location of its chief executive office from that specified in Section 3.3; or

     (b) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become seriously misleading.

     4.4 Pledged Permitted Investments. (a) Subject to the rights of each of the Subsidiary Grantors under Section 6.5(a), any sums paid upon or in respect of the Pledged Permitted Investments upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Permitted Investments or any property shall be distributed upon or with respect to the Pledged Permitted Investments pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of Pledged Permitted Investments shall be received by such Subsidiary Grantor, such Subsidiary Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent and the Lenders, segregated from other funds of such Subsidiary Grantor, as additional collateral security for the Obligations.

     (b) Without the prior written consent of the Administrative Agent, such Subsidiary Grantor will not (i) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Permitted Investments or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (ii) enter into any agreement or undertaking restricting the right or ability of such Subsidiary Grantor or the Administrative Agent to sell, assign or transfer any of the Pledged Permitted Investments or Proceeds thereof.

     5. Provisions Relating to Receivables.

     5.1 Subsidiary Grantors Remain Liable under Receivables. Anything herein to the contrary notwithstanding, each of the Subsidiary Grantors shall remain liable under each of its respective Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Receivable. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating to such Receivable pursuant hereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Subsidiary Grantors under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Receivable (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     5.2 Communication with Obligors. To the extent permitted by law, the Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with the obligors on the Receivables to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Receivables.

     5.3 Collections on Receivables. The Administrative Agent hereby authorizes each of the Subsidiary Grantors to collect the Receivables, subject to the Administrative Agent's direction and control, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any of the Subsidiary Grantors, (a) shall be forthwith (and, in any event, within two Business Days) deposited by such Subsidiary Grantor in the exact form received, duly indorsed by such Subsidiary Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 6.3, and (b) until so turned over, shall be held by such Subsidiary Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Subsidiary Grantor.

     6. Remedies.

     6.1 Notice to Obligors. Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each of the Subsidiary Grantors shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Administrative Agent.

     6.2 Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent and the Lenders specified in Section 5.3 with respect to payments of Receivables, if an Event of Default shall occur and be continuing all Proceeds received by any of the Subsidiary Grantors consisting of cash, checks and other near-cash items shall be held by such Subsidiary Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Subsidiary Grantor, and shall, if required by the Administrative Agent, forthwith upon receipt by such Subsidiary Grantor, be turned over to the Administrative Agent in the exact form received by such Subsidiary Grantor (duly indorsed by such Subsidiary Grantor to the Administrative Agent, if required) and held by the Administrative Agent in a Collateral Account maintained under the sole dominion and control of the Administrative Agent. All Proceeds while held by the Administrative Agent in a Collateral Account (or by any Subsidiary Grantors in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.3.

     6.3 Application of Proceeds. If an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Administrative Agent may elect, and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Administrative Agent to the Subsidiary Grantors or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit are outstanding and the Commitments shall have expired or otherwise been terminated shall be paid over to the Subsidiary Grantors or to whomsoever may be lawfully entitled to receive the same.

     6.4 Code Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any of the Subsidiary Grantors or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any of the Subsidiary Grantors, which right or equity is hereby waived or released. Each of the Subsidiary Grantors further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the Subsidiary Grantors' premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the Subsidiary Grantors. To the extent permitted by applicable law, each of the Subsidiary Grantors waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

     6.5 Pledged Permitted Investments. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Subsidiary Grantor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 6.5(b), each Subsidiary Grantor shall be permitted to receive all payments made in respect of the Pledged Permitted Investments, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement.

     (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Subsidiary Grantor, (i) the Administrative Agent shall have the right to receive any and all payments or other Proceeds paid in respect of the Pledged Permitted Investments and make application thereof to the Obligations in such order as the Administrative Agent may determine, and (ii) any or all of the Pledged Permitted Investments shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Permitted Investments at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Permitted Investments as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Permitted Investments upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Subsidiary Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Permitted Investments, and in connection therewith, the right to deposit and deliver any and all of the Pledged Permitted Investments with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Subsidiary Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

     (c) Each Subsidiary Grantor hereby authorizes and instructs each Issuer of any Pledged Permitted Investments pledged by such Subsidiary Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Subsidiary Grantor, and each Subsidiary Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any payments with respect to the Pledged Permitted Investments directly to the Administrative Agent.

     7. Administrative Agent's Appointment as Attorney-in-Fact; Administrative Agent's Performance of Subsidiary Grantors' Obligations.

     7.1 Powers. Each of the Subsidiary Grantors hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of each of the Subsidiary Grantors and in the name of each of the Subsidiary Grantors or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each of the Subsidiary Grantors hereby gives the Administrative Agent the power and right, on behalf of each of the Subsidiary Grantors, without notice to or assent by any Subsidiary Grantors, to do any or all of the following:

          (a) in the name of each of the Subsidiary Grantors or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

          (b) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

          (c) execute, in connection with any sale provided for in Section 6.4, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

          (d) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against any of the Subsidiary Grantors with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; and (7) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and the Subsidiary Grantors' expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as any of the Subsidiary Grantors might do.

     Anything in this Section 7.1 to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1 unless an Event of Default shall have occurred and be continuing.

     7.2 Performance by Administrative Agent of Subsidiary Grantors' Obligations. If any of the Subsidiary Grantors fail to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement (with, if no Default or Event of Default shall have occurred and be continuing, notice to the Borrower).

     7.3 Subsidiary Grantors' Reimbursement Obligation. The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due ABR Revolving Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the Subsidiary Grantors, shall be payable by the Subsidiary Grantors to the Administrative Agent on demand.

     7.4 Ratification; Power Coupled With An Interest. Each of the Subsidiary Grantors hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

     8. Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Except as expressly required by the Code, neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Subsidiary Grantors or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any of the Subsidiary Grantors for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

     9. Execution of Financing Statements. Pursuant to Section 9-402 of the Code, each of the Subsidiary Grantors authorizes the Administrative Agent to file financing statements with respect to the Collateral without the signature of such Subsidiary Grantor in such form and in such filing offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

     10. Authority of Administrative Agent. Each of the Subsidiary Grantors acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and each of the Subsidiary Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and each of the Subsidiary Grantors shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

     11. Notices. All notices, requests and demands to or upon the Administrative Agent or any of the Subsidiary Grantors hereunder shall be effected in the manner provided for in Section 9.01 of the Credit Agreement.

     12. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     13. Amendments in Writing; No Waiver; Cumulative Remedies.

     13.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except as provided in Section 9.08 of the Credit Agreement.

     13.2 No Waiver by Course of Conduct. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 13.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.

     13.3 Remedies Cumulative. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     14. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     15. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each of the Subsidiary Grantors and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns.

     16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     17. Effective Date. This Agreement shall be effective on the Effective
Date.

     IN WITNESS WHEREOF, the undersigned has caused this Subsidiary Security Agreement to be duly executed and delivered as of the date first above written.

                                     METRIS DIRECT, INC.


                                     By:
                                         ---------------------------------------
                                     Title:

                                     METRIS RECOVERY SERVICES, INC.


                                     By:
                                         ---------------------------------------
                                     Title:

                                   Schedule 1

                            FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS


                         Uniform Commercial Code Filings

              Metris Direct Inc. - Secretary of State of Minnesota

  Metris Recovery Services, Inc. - Secretary of State of Arizona and Minnesota




                              Perfection by Control

           In respect of Pledged Permitted Investments, execution and delivery of the Securities Account Control Agreement by each of the parties thereto.

                                                                      Schedule 2

                          Jurisdiction of Incorporation

                         Metris Direct Inc. - Minnesota

                    Metris Recovery Services, Inc. - Delaware

                             Chief Executive Office

            Metris Direct Inc. -                600 South Highway 169
                                                Suite 1800
                                                St. Louis Park, Minnesota 55426

            Metris Recovery Services, Inc. -    6909 East Greenway Parkway
                                                Scottsdale, Arizona  85254